                                                                     EXHIBIT 2.1



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                              STOCK SALE AGREEMENT



                                  BY AND AMONG

                                BHP HAWAII INC.,
                              a Hawaii corporation,

                       BHP PETROLEUM PACIFIC ISLANDS INC.,
                              a Hawaii corporation,

                                       AND

                          TESORO PETROLEUM CORPORATION,
                             a Delaware corporation





                           DATED AS OF MARCH 18, 1998



================================================================================

                                TABLE OF CONTENTS

SECTION                                                                              PAGE
RECITALS .......................................................................      1

                                   ARTICLE I

                                  DEFINITIONS

1.1 Certain Defined Terms ......................................................      1

1.2 Other Defined Terms ........................................................      6

                                   ARTICLE II

                           PURCHASE AND SALE OF STOCK

2.1 Sale of Stock ..............................................................      6

2.2 Purchase Price and Payment for Stock .......................................      7

2.3 Contribution of Certain Assets .............................................      9

2.4 Certain Accounts ...........................................................     10

2.5 Pre-Closing Cash Distribution ..............................................     10

                                  ARTICLE III

                                    CLOSING

3.1 Closing ....................................................................     10

3.2 BHP Hawaii and BHP Pacific Obligations at Closing ..........................     10

3.3 Buyer Obligations at Closing ...............................................     11

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF BHP HAWAII

4.1 Organization ...............................................................     11

4.2 Authorization ..............................................................     12

4.3 Non-Contravention ..........................................................     13

4.4 Financial Statements .......................................................     13

4.5 Absence of Certain Changes .................................................     14

4.6 Title to Stock and Assets ..................................................     14

4.7 Real Property ..............................................................     15

4.8 Intellectual Property ......................................................     15

4.9 Litigation .................................................................     16

4.10 Employee Benefit Matters ..................................................     16

Section                                                                              Page

4.11 Taxes .....................................................................     17

4.12 Compliance With Law .......................................................     19

4.13 Contracts and Commitments .................................................     19

4.14 Permits and Other Operating Rights ........................................     20

4.15 Labor Matters .............................................................     20

4.16 Capitalization of Subsidiary ..............................................     20

4.17 Disclaimer ................................................................     21

4.18 Assets Necessary to the Business ..........................................     21

4.19 Accuracy of Information Furnished .........................................     22

4.20 Insurance .................................................................     22

4.21 No Brokers ................................................................     22

4.22 Knowledge of BHP Hawaii ...................................................     22

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER

5.1 Organization ...............................................................     22

5.2 Authorization ..............................................................     22

5.3 Non-Contravention ..........................................................     23

5.4 SEC Filings; Financial Statements ..........................................     23

5.5 No Undisclosed Liabilities .................................................     24

5.6 Absence of Certain Changes or Events .......................................     24

5.7 Litigation .................................................................     24

5.8 Availability of Funds ......................................................     24

5.9 Acquisition for Investment .................................................     24

5.10 Buyer's Knowledge .........................................................     25

5.11 No Brokers ................................................................     25

                                   ARTICLE VI

                               CERTAIN COVENANTS

6.1 Access to Information ......................................................     25

6.2 Conduct of Business Pending Closing ........................................     26

6.3 No Solicitation of Transactions ............................................     27

6.4 Authorizations .............................................................     27

6.5 Books and Records ..........................................................     28

Section                                                                             Page
6.6 BHP Marks ..................................................................     29

6.7 Acknowledgements by Buyer ..................................................     29

6.8 Public Announcements .......................................................     29

6.9 No Competition .............................................................     30

6.10 U.S. GAAP Financial Statements ............................................     30

6.11 Environmental Matters .....................................................     31

6.12 Software and Computer Programs ............................................     31

                                  ARTICLE VII

                     CONDITIONS TO THE OBLIGATIONS OF BUYER

7.1 Accuracy of Representations and Warranties .................................     31

7.2 Performance ................................................................     31

7.3 HSR Act ....................................................................     31

7.4 Absence of Governmental Orders .............................................     32

7.5 Officers' Certificates .....................................................     32

7.6 Certain Agreements .........................................................     32

7.7 Material Damage ............................................................     32

                                  ARTICLE VIII

          CONDITIONS TO THE OBLIGATIONS OF BHP HAWAII AND BHP PACIFIC

8.1 Accuracy of Representations and Warranties .................................     32

8.2 Performance ................................................................     32

8.3 HSR Act ....................................................................     32

8.4 Absence of Governmental Orders .............................................     32

8.5 Officers' Certificates .....................................................     32

8.6 Certain Agreements .........................................................     33

                                   ARTICLE IX

                                INDEMNIFICATION

9.1 Survival of Representations and Warranties .................................     33

9.2 Indemnification by BHP Hawaii ..............................................     33

9.3 Indemnification by Buyer ...................................................     33

9.4 General Indemnification Provisions .........................................     34

9.5 Limitations on Indemnification .............................................     35

                                   ARTICLE X

                                  TAX MATTERS

Section                                                                             Page
10.1 Indemnification for Taxes .................................................     35

10.2 Other Tax Matters .........................................................     37

                                   ARTICLE XI

                      EMPLOYEES AND EMPLOYEE BENEFIT PLANS

11.1 Employment ................................................................     40

11.2 Employee Benefit Plans ....................................................     40

11.3 Plant Closing Notice ......................................................     43

                                  ARTICLE XII

                                  TERMINATION

12.1 Termination ...............................................................     43

12.2 Written Notice ............................................................     44

12.3 Effect of Termination .....................................................     44

12.4 Waiver ....................................................................     44

                                  ARTICLE XIII

                               GENERAL PROVISIONS

13.1 Expenses, Taxes, Etc ......................................................     44

13.2 Notices ...................................................................     44

13.3 Disclosure Schedule .......................................................     46

13.4 Interpretation ............................................................     46

13.5 Severability ..............................................................     47

13.6 Assignment ................................................................     47

13.7 No Third-Party Beneficiaries ..............................................     47

13.8 Amendment .................................................................     47

13.9 No Other Remedies .........................................................     47

13.10 Further Assurances .......................................................     47

13.11 Mutual Drafting ..........................................................     48

13.12 Governing Law ............................................................     48

13.13 Dispute Resolution .......................................................     48

13.14 Consent to Jurisdiction; Waivers .........................................     49

13.15 Waiver of Jury Trial .....................................................     49

13.16 Counterparts .............................................................     49


Section                                                                             Page
13.17 Entire Agreement .........................................................     49

                                    EXHIBITS:

Exhibit 1.1(a)     ..................................................................................BHP Guaranty
Exhibit 1.1(b)     .......................................................................Environmental Agreement
Exhibit 1.1(c)     ..............................................................................Escrow Agreement
Exhibit 1.1(d)     ...............................................................................Promissory Note
Exhibit 1.1(e)     ..............................................................................Supply Agreement
Exhibit 1.1(f)     .........................Opinion of Orrick, Herrington & Sutcliffe LLP and BHP's Group Counsel
Exhibit 1.1(g)     ........................................................Opinion of Fulbright & Jaworski L.L.P.
Exhibit 1.1(h)     .......................................................................Form of Tax Certificate

                                   SCHEDULES:

2.2(c)             .........................................Pro Forma Net Working Capital As Of December 31, 1997
2.3                .........................................Assets To Be Contributed to Subsidiary Before Closing
2.4                ..............................................................................Certain Accounts
5.9                ....................................................................Acquisition for Investment
6.2                ...........................................................Conduct of Business Pending Closing
11.1(b)            ..............................Employees Who May Be Hired By An Affiliate Of BHP Before Closing
11.2(h)            ......................................Full Years of Service as of 03/01/98 for Vice Presidents
13.4(a)            ..................................................BHP Hawaii And BHP Pacific Knowledge Persons
13.4(b)            .......................................................................Buyer Knowledge Persons

                              DISCLOSURE SCHEDULE:

SECTION 4.1(c)........................................................................................Investments
SECTION 4.2(c).....................................................................................Authorizations
SECTION 4.3.....................................................................................Non-Contravention
SECTION 4.4(a)...............................................................................Financial Statements
SECTION 4.5............................................................................Absence of Certain Changes
SECTION 4.6(b)....................................................................................Title to Assets
SECTION 4.7(a)................................................................................Owned Real Property
SECTION 4.7(b).................................................................Leased Real Property and Easements
SECTION 4.8.............................................................................Patents, Trademarks, Etc.
SECTION 4.10.............................................................................Employee Benefit Matters
SECTION 4.11................................................................................................Taxes
SECTION 4.13............................................................................Contracts and Commitments
SECTION 4.14...................................................................Permits and Other Operating Rights
SECTION 4.15........................................................................................Labor Matters
SECTION 4.18(a)..................................................................Assets Necessary to the Business
SECTION 4.18(b).........................................................................Previously Owned Property
SECTION 4.20...................................................................................Insurance Policies

                              STOCK SALE AGREEMENT


                  STOCK SALE AGREEMENT, dated as of March 18, 1998, by and among BHP Hawaii Inc., a Hawaii corporation ("BHP Hawaii"), BHP Petroleum Pacific Islands Inc., a Hawaii corporation ("BHP Pacific"), and Tesoro Petroleum Corporation, a Delaware corporation ("Buyer").


                                    RECITALS

                  A. Hawaii Energy Resources Inc., a Hawaii corporation and wholly owned subsidiary of BHP Hawaii ("HERI"), is the owner of all the outstanding shares of capital stock of BHP Petroleum Americas Refining Inc, a Hawaii corporation ("BHP Refining"), and BHP Pacific is the owner of all the outstanding shares of capital stock of BHP Petroleum South Pacific Inc., a California corporation ("BHP South Pacific").

                  B. BHP Hawaii desires to cause HERI to sell to Buyer, and Buyer desires to purchase from HERI, all of such shares of stock of BHP Refining and BHP Pacific desires to sell to Buyer, and Buyer desires to purchase from BHP Pacific, all of such shares of stock of BHP South Pacific, as provided in this Agreement.

                  C. The parties intend that the Environmental Agreement to be executed and delivered at the Closing shall set forth the sole and exclusive rights, obligations, representations, warranties, covenants and indemnities of the parties hereto regarding any matters arising under or relating to Environmental Laws, Environmental Permits, Hazardous Material or Releases of Hazardous Material except as otherwise provided in subsection 6.1(b).

                  In consideration of the premises and the respective representations, warranties and agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                  1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

                  "Action" means any claim, action, suit or arbitration, or any other proceeding, in each instance by or before any Governmental Authority or any nongovernmental arbitration, mediation or other nonjudicial dispute resolution body.

                  "Actuary" means an enrolled actuary as defined in ERISA
Section 103(a)(4)(c).

                  "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations under the Securities Exchange Act of 1934, as amended.

                  "Agreement" means this Stock Sale Agreement, including all schedules and exhibits hereto, as it may be further amended from time to time as herein provided.

                  "Agreement Date" means March 18, 1998.

                  "Ancillary Agreements" means, collectively, the Supply Agreement, the Environmental Agreement, the Note, the Escrow Agreement and the BHP Guaranty.

                  "Antitrust Authorities" has the meaning specified in subsection 6.4(c).

                  "Balance Sheet" has the meaning specified in subsection
4.4(a).

                  "BHP" means The Broken Hill Proprietary Company Limited, A.C.N. 004 028 077, an Australian corporation.

                  "BHP Affiliates" means, collectively, BHP, BHP Hawaii, BHP Pacific, BHP Refining, BHP South Pacific, Smiley's, HERI and BHP Petroleum Trading and Marketing Proprietary Limited, A.C.N. 003 401 661, an Australian corporation.

                  "BHP Guaranty" means the Guaranty of BHP, substantially in the form of Exhibit 1.1(a).

                  "BHP Hawaii" means BHP Hawaii Inc., a Hawaii corporation.

                  "BHP Medical Plan" means the plan or plans of BHP Hawaii and BHP Pacific providing medical, dental, prescription drug and health care flexible spending account benefits.

                  "BHP Pacific" means BHP Petroleum Pacific Islands Inc., a Hawaii corporation.

                  "BHP Pension Plan" means the BHP USA Pension Plan II, or any successor thereto.

                  "BHP Refining" means BHP Petroleum Americas Refining Inc., a Hawaii corporation.

                  "BHP Retirement Savings Plan" means the BHP Retirement Savings Plan.

                  "BHP South Pacific" means BHP Petroleum South Pacific Inc., a California corporation.

                  "Books and Records" means all of the following which pertain to the conduct of the Business: books, records, manuals and other materials, accounting books and records, continuing property records for property, plant and equipment, files, computer tapes, disks, other storage media and records, advertising matter, catalogues, price lists, correspondence, mailing lists, lists of customers and suppliers, distribution lists, photographs, production data, sales and promotional materials and records, purchasing materials and records, personnel records, credit records, manufacturing and quality control records and procedures, blueprints, research and development files, data and laboratory books, patent and trademark files and disclosures, media materials and plates, sales order files, litigation files, deeds, easements and other instruments relating to the Real Property, any Tax Returns filed by Subsidiary, including all work papers and calculations in support of such Tax Returns, and any comparable information with respect to predecessors of Subsidiary to the extent available.

                  "Business" means collectively, (a) BHP Refining's business of manufacturing, refining, marketing, selling and distributing petroleum products within the State of Hawaii, (b) BHP Refining's business of marketing and selling petroleum products outside of the State of Hawaii, and (c) BHP South Pacific's business of selling and distributing petroleum products in the American Samoa Territory.

                  "Business Employee" means any employee employed by Subsidiary who is listed in Disclosure Schedule Section 4.10, as amended through the Closing.

                  "Buyer Indemnified Parties" has the meaning specified in
Section 9.2.

                  "Buyer Loss" has the meaning specified in Section 9.2.

                  "Buyer's Hawaii Medical Plan" means the medical plan established by Buyer pursuant to subsection 11.2(d).

                  "Buyer's Pension Plan" means the Tesoro Petroleum Corporation Retirement Plan or such other retirement plan established or designated by Buyer.

                  "Buyer's 401(k) Plan" means the Tesoro Petroleum Corporation Thrift Plan.

                  "Bylaws" means a corporation's bylaws, code of regulations or equivalent document.

                  "Charter" means a company's articles of association, articles of incorporation, certificate of incorporation or equivalent organizational documents.

                  "Closing" means the closing of the transactions contemplated by this Agreement as specified in Section 3.1.

                  "Closing Date" has the meaning specified in Section 3.1.

                  "Code" means the United States Internal Revenue Code of 1986 and any successor statute thereto, as amended.

                  "Commitments" has the meaning specified in Section 4.13.

                  "Confidentiality Agreement" means the Confidentiality Agreement, dated April 22, 1997, between BHP Hawaii and Buyer.

                  "Current Employee" has the meaning specified in subsection 11.1(a).

                  "Deposit" has the meaning specified in subsection 2.2(a).

                  "Disclosure Schedule" means the Disclosure Schedule dated as of the date hereof, and as amended in accordance with this Agreement, as delivered to Buyer by BHP Hawaii and forming a part of this Agreement.

                  "Employee Plan" has the meaning specified in subsection
4.10(a).

                  "Encumbrance" means any interest (including any security interest), pledge, mortgage, lien, charge, adverse claim or other right of third Persons.

                  "Environmental Agreement" means the Environmental Agreement, substantially in the form of Exhibit 1.1(b).

                  "Environmental Laws" means all laws, regulations, ordinances, codes, policies, Governmental Orders and consent decrees, and any judicial and administrative interpretations thereof, of Governmental Authorities, or any common law doctrines, in effect from time to time relating to pollution or protection of the environment and natural resources, including those relating to emissions, discharges, Releases or threatened Releases of Hazardous Material into the environment (including ambient air, surface water, groundwater or land), or otherwise relating to the manufacture, processing, distribution, use, possession, treatment, storage, disposal, transport or handling of Hazardous Material.

                  "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Agreement" means the Escrow Agreement, substantially in the form of Exhibit 1.1(c).

                  "Financial Statements" has the meaning specified in subsection 4.4(a).

                  "GAAP" means U.S. generally accepted accounting principles, unless expressly described otherwise.

                  "Governmental Authority" means any international, national, Federal, state, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body.

                  "Governmental Order" means any order, writ, rule, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "Hazardous Material" means any substance, pollutant, material or waste which is regulated or shall become regulated under any Environmental Law, including any such materials regulated as hazardous or toxic substances or material, and asbestos, petroleum and any fraction or product of crude oil or petroleum.

                  "HERI" means Hawaii Energy Resources Inc., a Hawaii corporation.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Section 7A of the Clayton Act, 15 U.S.C. ss. 18A, and the regulations promulgated thereunder.

                  "Intellectual Property" has the meaning specified in Section 4.8.

                  "IRS" means the U.S. Internal Revenue Service.

                  "Leased Real Property" has the meaning specified in subsection 4.7(b).

                  "Liabilities" means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or indeterminable.

                  "Material Adverse Effect" means any event(s) with respect to, change(s) in, or effect(s) on, Subsidiary or the Business which, individually or in the aggregate, is reasonably likely to be adverse to the Business, operations, results of operations, assets or properties, Liabilities or financial condition of Subsidiary in a manner that is material to Subsidiary taken as a whole.

                  "Note" means the Promissory Note, substantially in the form of
Exhibit 1.1(d).

                  "Owned Real Property" has the meaning specified in subsection 4.7(a).

                  "Permitted Liens" means any (a) mechanics', carriers', workers' and other similar liens arising in the ordinary course of business which are not delinquent and which in the aggregate are not material in amount, and do not interfere with the present use of the assets of Subsidiary to which they apply; (b) liens for current Taxes and assessments not yet due and payable;
(c) usual and customary non-monetary real property Encumbrances that do not and will not interfere with the operation of that portion of the Business currently conducted on such property or the Business as a whole; (d) all applicable zoning ordinances and land use restrictions; and (e) with respect to any asset of Subsidiary which consists of a leasehold or other possessory interest in real property, all Encumbrances, covenants, imperfections in title, easements, restrictions and other title matters (whether or not the same are recorded) not known to BHP Hawaii to which the underlying fee estate in such real property is subject which were not created by or incurred by Subsidiary and which do not currently and are not reasonably expected to interfere materially with the operation of that portion of the Business currently conducted on such property.

                  "Person" shall include any individual, trustee, firm, corporation, partnership, limited liability company, Governmental Authority or other entity, whether acting in an individual, fiduciary or any other capacity.

                  "Purchase Price" has the meaning specified in subsection
2.2(b).

                  "Real Property" has the meaning specified in subsection
4.7(b).

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material).

                  "Seller Indemnified Parties" has the meaning specified in
Section 9.3.

                  "Seller Loss" has the meaning specified in Section 9.3.

                  "Smiley's" means Smiley's Super Service Inc., a Hawaii corporation.

                  "Stock" has the meaning specified in Section 2.1.

                  "Subsidiary" means, collectively, BHP Refining, BHP South Pacific and Smiley's.

                  "Supply Agreement" means the Supply Agreement, substantially in the form of Exhibit 1.1(e).

                  "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, parking, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, including such item for which Liability arises as a transferee or successor-in-interest.

                  "Tax Return" means any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedules or attachments thereto, and including any amendment thereof.

                  "Taxing Authority" means any Governmental Authority responsible for the imposition or collection of any Tax.

                  "Transferred Employee" has the meaning specified in Section 11.1.

                  1.2 OTHER DEFINED TERMS. In addition to the terms defined in
Section 1.1, certain other terms are defined elsewhere in this Agreement and, whenever such terms are used in this Agreement, they shall have their respective defined meanings.

                                   ARTICLE II
                           PURCHASE AND SALE OF STOCK

                  2.1 SALE OF STOCK. Subject to the terms and conditions herein set forth and in consideration of the payment of the Purchase Price, at the Closing (a) BHP Hawaii shall cause HERI to sell, assign, transfer and deliver to Buyer, and Buyer shall purchase from HERI, all the issued and outstanding shares of capital stock of BHP Refining and (b) BHP Pacific shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase from BHP Pacific, all the issued and outstanding shares of capital stock of BHP South Pacific (collectively, the "Stock").

                  2.2 PURCHASE PRICE AND PAYMENT FOR STOCK. (a) Concurrently with its execution and delivery of this Agreement, Buyer shall pay to Citibank N.A., as escrow agent pursuant to the Escrow Agreement, in cash FIVE MILLION DOLLARS ($5,000,000) by wire transfer of immediately available funds (the "Deposit", which term shall include interest earned thereon). The Deposit shall be paid, held and released pursuant to the terms of the Escrow Agreement. At Closing, the Deposit shall be applied as a credit against the cash portion of the Purchase Price then payable by Buyer. In the event that this Agreement is terminated (i) by BHP Hawaii or BHP Pacific pursuant to subsection 12.1(d) or
(ii) by Buyer pursuant to subsection 12.1(b) and on or prior to October 31, 1998, then BHP Hawaii, acting on behalf of itself and BHP Pacific, shall retain the Deposit as full liquidated damages and not as a penalty. In this regard, the parties acknowledge and agree that the damages of BHP Hawaii and BHP Pacific as a result of such termination are not capable of exact ascertainment and that such liquidated damages are fair and reasonable.

                  (b) Subject to the terms and conditions herein set forth, and in consideration of the sale, assignment, transfer and delivery to Buyer of the Stock, Buyer shall (i) pay to BHP Hawaii (acting on behalf of itself and BHP Pacific) in cash, at the Closing, TWO HUNDRED SEVENTY FIVE MILLION DOLLARS ($275,000,000), less the amount of the Deposit, and (ii) execute and deliver to BHP Hawaii at the Closing the Note, in the principal amount of FIFTY MILLION DOLLARS ($50,000,000). Such cash amount (including the Deposit), as estimated and adjusted in accordance with subsection 2.2(c), together with the principal amount of the Note constitutes the "Purchase Price" for purposes of this Agreement.

                  (c) The portion of the Purchase Price payable in cash at the Closing shall be subject to adjustment as follows:

                           (i) The Purchase Price shall be increased to the
extent Net Working Capital is greater than $100,000,000 and shall be reduced to the extent Net Working Capital is less than $100,000,000. For purposes of this subsection 2.2(c), "Net Working Capital" means that amount obtained by subtracting Subsidiary's total Current Liabilities from Subsidiary's total Current Assets as of the Closing Date, "Current Assets" means all cash assets, external trade and sundry receivables (net of doubtful accounts), intercompany receivables (sales to BHP Affiliates) (but excluding other current intercompany accounts), provided such receivables are paid within 30 days of the Closing Date, current inventories of product, crude and materials and stores, plus other current assets (prepaid expenses plus current portion of deferred turnaround cost) and all costs and expenses associated with, including cost of parts and equipment purchased in connection with, the June 1998 scheduled turnaround of the refinery operated by BHP Refining (including any such costs and expenses recorded as other non-current assets) and "Current Liabilities" means all obligations to external creditors, both trade and sundry, plus intercompany trade creditors, current portion of other financing, which is primarily the current portion of capital leases, current taxes payable and bank overdrafts. Net Working Capital shall be prepared from the books and records of Subsidiary in accordance with Australian GAAP and shall reflect the pre-Closing Date balance sheet transactions described in Sections 2.4 and 2.5. An illustration of the manner in which the dollar figure set forth in the first sentence of this subsection 2.2(c)(i) was calculated and the manner in which Net Working Capital would be calculated had the Closing Date been December 31, 1997, is attached hereto as Schedule 2.2(c). The methodology portrayed in the pro forma calculation of Net Working Capital as of December 31, 1997 as reflected in the December 31, 1997 spreadsheet included in such Schedule 2.2(c) shall be used to calculate Net Working Capital as of the Closing Date.

                           (ii) Net Working Capital shall be estimated in good
faith by BHP Hawaii and set forth, together with a reasonably detailed statement of the calculation thereof, in a certificate (the "Initial Adjustment Certificate") to be delivered to Buyer at least five business days prior to the Closing Date. BHP Hawaii shall be entitled to call upon, and to receive, the assistance of Arthur Andersen LLP in the preparation of the Initial Adjustment Certificate. The Initial Adjustment Certificate shall constitute the basis on which the cash portion of the Purchase Price shall be calculated for the Closing (the "Initial Cash Purchase Price").

                           (iii) On or before 90 calendar days after the Closing
Date, Buyer shall deliver to BHP Hawaii its proposed final calculation of Net Working Capital, together with reasonably detailed supporting documentation, in a certificate (the "Final Adjustment Certificate") which shall set forth in reasonable detail (1) the nature and extent of each and every variance, if any, between the amounts estimated in the Initial Adjustment Certificate and the amounts set forth in the Final Adjustment Certificate and (2) the proposed final Purchase Price payable in cash resulting from such variance (the "Proposed Cash Purchase Price"). Buyer shall be entitled to call upon, and to receive, the assistance of its auditors in the preparation of the Final Adjustment Certificate.

                           (iv) Upon delivery by Buyer of such materials, BHP
Hawaii shall have 45 calendar days therefrom in which to notify Buyer of any objection with respect to the proposed adjustment to the Initial Purchase Price and the Proposed Cash Purchase Price, if any, set forth in the Final Adjustment Certificate. Such notice shall specify in reasonable detail the particulars of such disagreement and BHP Hawaii's proposed alternative calculation of the adjustment to the Initial Cash Purchase Price. If such notice is given and the parties are unable to resolve their disagreements within 30 days' of Buyer's receipt of such notice, the matter in dispute shall be resolved by a "Big Six" independent accounting firm (other than Arthur Andersen LLP or Deloitte & Touche
LLP) with expertise in petroleum refining and petroleum products distribution mutually satisfactory to the parties (the "Independent Auditor"). Within 45 days after submission, the Independent Auditor shall render its final decision, with such determination being binding and conclusive upon the parties without further appeal therefrom. Buyer and BHP Hawaii shall bear equally the fees and expenses of the Independent Auditor. In the event that BHP Hawaii fails to notify Buyer within the 45-day period specified in this subsection 2.2(c)(iv) of any objection with respect to the Proposed Cash Purchase Price and the proposed adjustment to the Initial Cash Purchase Price, if any, set forth in the Final Adjustment Certificate, the matters set forth therein shall be deemed to be final, conclusive and binding on the parties. The date upon which the Final Adjustment

Certificate shall be deemed to be final, conclusive and binding pursuant to this subsection 2.2(c)(iv) shall be the "Settlement Date."

                           (v) On the fourth business day following the
Settlement Date, either BHP Hawaii shall pay to Buyer, as a downward adjustment of the cash portion of the Purchase Price, the amount, if any, by which the Initial Cash Purchase Price exceeds the Proposed Cash Purchase Price, or Buyer shall pay to BHP Hawaii, on behalf of itself and BHP South Pacific, as an upward adjustment of the cash portion of the Purchase Price, the amount, if any, by which the Proposed Cash Purchase Price exceeds the Initial Cash Purchase Price. Any such payment (including interest thereon as provided in the next sentence) shall be made by wire transfer of immediately available funds to an account designated by the recipient of such payment. Any such payment shall bear interest, from the Closing Date until such payment is paid, at the prime rate announced from time to time by Chase Manhattan Bank, computed on the basis of the actual number of days elapsed and a year of 365 days.

                           (vi) Buyer shall cooperate with BHP Hawaii in BHP
Hawaii's review of the Final Adjustment Certificate and shall provide BHP Hawaii and its employees and agents (including accountants) full access to the books, records, work papers, information, facilities and employees of Buyer used to prepare the Final Adjustment Certificate. BHP Hawaii shall cooperate with Buyer in its review of the Initial Adjustment Certificate and shall provide Buyer and its employees and agents (including accountants) full access to the books, records, work papers, information, facilities and employees of BHP Hawaii, BHP Pacific or Subsidiary used to prepare the Initial Adjustment Certificate.

                  (d) The parties hereto acknowledge and agree that the Purchase Price shall be allocated to the Stock as follows:

                           (i) An amount equal to the adjusted tax basis of the assets (less liabilities) of BHP South Pacific for federal income tax purposes as of the Closing Date shall be allocated to the capital stock of BHP South Pacific.

                           (ii) The remainder of the Purchase Price, together with the Note in the principal amount of FIFTY MILLION DOLLARS ($50,000,000), shall be allocated to the capital stock of BHP Refining. Any Net Working Capital adjustment to the Purchase Price pursuant to subsection 2.2(c) shall be allocated to the capital stock of BHP Refining.

                  2.3 CONTRIBUTION OF CERTAIN ASSETS. (a) Immediately prior to the Closing, BHP Hawaii and BHP Pacific shall contribute, convey, assign, transfer and deliver to BHP Refining and BHP South Pacific, as set forth on
Schedule 2.3, and BHP Refining and BHP South Pacific shall accept and acquire from BHP Hawaii and BHP Pacific, all of the rights, title and interests of BHP Hawaii and BHP Pacific in and to the assets and properties listed on Schedule
2.3. The contribution of such assets to BHP Refining and BHP South Pacific shall, except as otherwise expressly provided in this Agreement (including Sections 4.3, 4.9 and 4.13), be without any representations or warranties of any kind or nature, express or implied, as to the condition, value or quality of such assets and, except as otherwise expressly provided in this Agreement (including Sections 4.3, 4.9 and 4.13), BHP Hawaii and BHP Pacific SPECIFICALLY DISCLAIM ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT BEING UNDERSTOOD THAT SUCH ASSETS SHALL BE SO CONTRIBUTED OR SOLD "AS IS, WHERE IS" AND IN THEIR PRESENT CONDITION. Such contribution shall be effected by instruments of conveyance, transfer and assignment as Buyer may reasonably request that are reasonably necessary to vest in BHP Refining and BHP South Pacific, as the case may be, all of the rights, title and interests of BHP Hawaii and BHP Pacific therein.

                  (b) Buyer shall continue the membership of BHP Hawaii in the Marine Preservation Association, including discharging BHP Hawaii's associated membership (including dues) obligations; provided, however, that BHP Hawaii shall be solely responsible for any resignation fee arising from its withdrawal as a member of such Association.

                  2.4 CERTAIN ACCOUNTS. Notwithstanding any other provision of this Agreement, prior to the Closing Date, BHP Hawaii and BHP Pacific shall take, and shall cause BHP Refining, BHP South Pacific and Smiley's, as the case may be, to take, all action necessary or deemed appropriate for BHP Refining, BHP South Pacific and Smiley's, as the case may be, to pay off or otherwise cause to be zero as of the Closing Date the amounts set forth in the accounts of Subsidiary listed in Schedule 2.4 as shown on its accounting records.

                  2.5 PRE-CLOSING CASH DISTRIBUTION Notwithstanding any provision of this Agreement to the contrary, immediately prior to the Closing BHP Hawaii and BHP Pacific shall cause Subsidiary to pay to them an amount equal to BHP Hawaii's good faith estimate of the consolidated cash and cash equivalents of Subsidiary as of the Closing Date.

                                  ARTICLE III
                                     CLOSING

                  3.1 CLOSING. Subject to the fulfillment or waiver of the conditions precedent set forth in Articles VII and VIII, the consummation of the purchase and sale of the Stock (the "Closing") shall take place at the offices of BHP Refining, 733 Bishop Street, Suite 2700, Honolulu, Hawaii, at 5:00 a.m., local time, (a) on the last business day of the month in which all such conditions are fulfilled or waived, effective as of 11:59 p.m. as of the last calendar day of such month, or (b) at such other date, time or place as the parties hereto may agree upon in writing; provided, however, that in no event shall the Closing occur prior to May 29, 1998. The date and time of the Closing are referred to herein as the "Closing Date."

                  3.2 BHP HAWAII AND BHP PACIFIC OBLIGATIONS AT CLOSING. At the Closing, BHP Hawaii and BHP Pacific shall deliver or cause to be delivered to
Buyer:

                  (a) Certificates representing the Stock, duly endorsed in blank for transfer or accompanied by duly executed stock powers assigning the Stock in blank;

                  (b) Certificates of duly authorized officers of BHP Hawaii and BHP Pacific, each dated the Closing Date, certifying as to the matters requested by Buyer pursuant to Section 7.5;

                  (c) Each Ancillary Agreement, duly executed by the BHP Affiliate indicated therein as a signatory thereto;

                  (d) Resignations effective as of the Closing of all the officers and directors of each Subsidiary;

                  (e) The Charter and Bylaws, as amended to date, minute books, stock transfer books and corporate seals of each Subsidiary;

                  (f) The opinions of Orrick, Herrington & Sutcliffe LLP and BHP's Group Counsel substantially in the forms of Exhibit 1.1(f); and

                  (g) IRS Forms 8023, completed to the extent reasonably practicable, executed by Hawaii Parent and Pacific Parent.



                  3.3 BUYER OBLIGATION AT CLOSING. At the Closing, Buyer shall deliver or cause to be delivered to BHP Hawaii (acting on behalf of itself and BHP Pacific):

                  (a) The Initial Cash Purchase Price, less the Deposit, by wire transfer of immediately available funds to BHP Hawaii's account, such account to be specified by BHP Hawaii not less than five days before the Closing Date (it being understood that should the Closing occur on a non-business day, such wire transfer shall be made on the next business day together with interest from the Closing Date at the prime rate announced from time to time by Chase Manhattan
Bank);

                  (b) Certificates of duly authorized officers of Buyer, each dated the Closing Date, certifying as to the matters requested by BHP Hawaii and BHP Pacific pursuant to Section 8.5;

                  (c) Each Ancillary Agreement to which Buyer is a party, duly executed by Buyer;

                  (d) The opinion of Fulbright & Jaworski L.L.P. substantially in the form of Exhibit 1.1(g); and

                  (e) IRS Forms 8023, completed to the extent reasonably practicable, executed by Buyer.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                  OF BHP HAWAII

                  BHP Hawaii represents and warrants to Buyer as follows:

                  4.1 ORGANIZATION. (a) Each of BHP Hawaii and BHP Pacific is a corporation duly organized, validly existing and in good standing under the laws of the State of Hawaii and has full corporate power and corporate authority to own its assets and properties and to conduct its business as and where it is now being conducted.

                  (b) Each of BHP Refining and Smiley's is a corporation duly organized, validly existing and in good standing under the laws of the State of Hawaii. BHP South Pacific is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each Subsidiary has full corporate power and corporate authority to own its assets and properties and to conduct the Business as and where it is now being conducted. By virtue of the nature of the properties owned or leased by each Subsidiary and the Business conducted by them, each Subsidiary is not required to qualify to transact business as a foreign corporation in any jurisdiction, except where the failure to be so qualified will not result in a Buyer Loss in excess of $500,000 and except that BHP South Pacific is so qualified in the America Samoa Territory. BHP Hawaii has delivered or made available to Buyer complete and correct copies of the Charter and Bylaws of each Subsidiary as of the Agreement Date.

                  (c) Except as set forth in Disclosure Schedule Section 4.1(c), no Subsidiary has, or had during the one year period prior to the Agreement Date, any wholly or partially owned subsidiaries or any equity or debt investment in any Person.

                  4.2 AUTHORIZATION. (a) Each of BHP Hawaii and BHP Pacific has full corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. HERI has full corporate power and authority to sell the stock of BHP Refining and the consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of HERI. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each of BHP Hawaii and BHP Pacific have been duly authorized by all necessary corporate action on the part of BHP Hawaii and BHP Pacific. This Agreement has been duly executed and delivered by BHP Hawaii and BHP Pacific. This Agreement constitutes a legal, valid and binding obligation of each of BHP Hawaii and BHP Pacific, enforceable against each of BHP Hawaii and BHP Pacific in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (b) Each BHP Affiliate has full corporate power and corporate authority to enter into the Ancillary Agreements to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery of the Ancillary Agreements and the consummation of the transactions contemplated thereby by the BHP Affiliates who are parties thereto have been duly authorized by all necessary corporate action on the part of such BHP Affiliates. Each Ancillary Agreement to which a BHP Affiliate is a party, when executed and delivered by such BHP Affiliate, will constitute a legal, valid and binding obligation of such BHP Affiliate, enforceable against such BHP Affiliate in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (c) Except (i) for compliance with the notification, filing and waiting period requirements of the HSR Act and the filing contemplated by subsection 10.2(h) or (ii) as otherwise set forth in Disclosure Schedule Section 4.2(c), no consent, waiver, approval, order or authorization of, notice to, or registration, declaration, designation, qualification or filing with, any Governmental Authority or third Person, domestic or foreign, is or has been or will be required on the part of any BHP Affiliate in connection with the execution and delivery of this Agreement or any Ancillary Agreement or the consummation by them of the transactions contemplated hereby or thereby, other than where the failure to obtain such consents, waivers, approvals, orders or authorizations or to make or effect such registrations, declarations, designations, qualifications or filings will not (x) prevent or materially delay consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, (y) prevent such BHP Affiliates from performing their obligations under this Agreement and the Ancillary Agreements or (z) result in a Buyer Loss in the aggregate in excess of $500,000.

                  4.3 NON-CONTRAVENTION. Except as set forth in Disclosure Schedule Section 4.3, neither the execution and delivery of this Agreement or any Ancillary Agreement by any BHP Affiliate, nor the consummation by them of the transactions contemplated hereby or thereby, will violate or conflict with, or result in the acceleration of rights, benefits or payments under, (a) any provision of any such BHP Affiliate's Charter or Bylaws, (b) any statute, law, regulation or Governmental Order to which such BHP Affiliate or the assets and properties of such BHP Affiliate are bound or subject, (c) any Commitment to which a Subsidiary is a party or by which it or any of its properties may be bound or subject or (d) any agreement, contract or commitment of a BHP Affiliate to which such BHP Affiliate is a party or by which it or any of its properties may be bound or subject, except, with respect to clauses (b), (c) and (d), for such violations and conflicts which will not (i) prevent or materially delay consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) prevent such BHP Affiliate from performing its obligations under this Agreement and the Ancillary Agreements or (iii) result in a Buyer Loss in the aggregate in excess of $500,000.

                  4.4 FINANCIAL STATEMENTS. (a) Disclosure Schedule Section 4.4(a) sets forth the unaudited balance sheet for Subsidiary as at December 31, 1997, the unaudited balance sheet of Subsidiary as at May 31, 1997, the unaudited balance sheet of Subsidiary as at January 31, 1998 (the "Balance Sheet") and the unaudited statements of income of Subsidiary for the eight months ended January 31, 1998 and January 31, 1997, and the fiscal years ended May 31, 1997 and May 31, 1996 (collectively, the "Financial Statements"). Except as set forth in Disclosure Schedule Section 4.4(a), the Financial Statements have been prepared in accordance with Australian GAAP applied on a basis consistent with prior periods, except as described in the notes thereto. Except as set forth in Disclosure Schedule Section 4.4(a), the Balance Sheet presents fairly, in all material respects, the financial condition of Subsidiary as at January 31, 1998, and the income statements included in the Financial Statements present fairly, in all material respects, the results of operations of Subsidiary for the periods covered thereby. The books and records of Subsidiary from which the Financial Statements were prepared were complete and accurate in all material respects at the time of such preparation.

                  (b) Subsidiary has no Liabilities, except for Liabilities (i) reflected in the Balance Sheet, (ii) incurred by Subsidiary in the ordinary course of business and consistent with past practices since the date of the Balance Sheet, or (iii) which in the aggregate are less than

$325,000. As used in this subsection 4.4(b), the term "Liabilities" excludes any Liabilities under permits, licenses, orders, approvals, authorizations, contracts, agreements or commitments for future payments or performance where Subsidiary is not currently in violation of or default under any provision thereof.

                  4.5 ABSENSE OF CERTAIN CHANGES. Except as set forth in Disclosure Schedule Section 4.5, since the date of the Balance Sheet:

                  (a) through the Agreement Date, Subsidiary has not suffered any damage or destruction adversely affecting the Business or the tangible assets owned or leased by Subsidiary that has had or is reasonably likely to result in a loss, cost or expense to Subsidiary in excess of $500,000;

                  (b) Subsidiary has not incurred, assumed or become subject to any additional indebtedness for money borrowed or purchase money indebtedness, including capitalized leases;

                  (c) Subsidiary has not made any change in the compensation levels of the senior executives of Subsidiary (i.e., vice presidents and above), any change in the manner in which other employees of Subsidiary generally are compensated, or any provision of additional or supplemental benefits for employees of Subsidiary generally, except normal periodic increases or promotions effected in the ordinary course of business and consistent with past practices;

                  (d) Subsidiary has not entered into any transaction not in the ordinary course of business, except as contemplated by this Agreement or any Ancillary Agreement;

                  (e) except for changes affecting the petroleum refining or petroleum products distribution industry generally, no Material Adverse Effect has occurred;

                  (f) through the Agreement Date, Subsidiary has not amended or modified any Commitment;

                  (g) there have been no Encumbrances on the assets of Subsidiary, other than Permitted Liens; and

                  (h) Subsidiary has not agreed, whether in writing or otherwise, to take any action described in this Section 4.5.

                  4.6 TITLE TO STOCK AND ASSETS. (a) All of the issued and outstanding shares of capital stock of BHP Refining and BHP South Pacific, which consists only of the Stock, are owned of record and beneficially by HERI and BHP Pacific, respectively, free and clear of any Encumbrance. Upon delivery to Buyer of the certificates for the Stock in accordance with this Agreement, assuming that Buyer pays the consideration contemplated by this Agreement and has no notice of any adverse claim, good and valid title to the Stock represented by such certificate will have been transferred to Buyer, free and clear of any Encumbrances. Neither HERI nor BHP Pacific has received any notice of any adverse claim to their respective title to the Stock.

                  (b) Except as set forth in Disclosure Schedule Section 4.6(b), Subsidiary has good title to all of the assets and properties (including Owned Real Property, as defined below) which it owns or purports to own (including those reflected on the Balance Sheet), except for assets and properties sold, consumed or otherwise disposed of in the ordinary course of business and consistent with past practices since the date of the Balance Sheet, free and clear of any Encumbrance, other than Permitted Liens. As of the Closing Date, Subsidiary will have good title to the assets and properties contributed to it by BHP Hawaii and BHP Pacific pursuant to Section
2.3. BHP Refining owns all of the issued and outstanding shares of capital stock of Smiley's, free and clear of any Encumbrances.

                  4.7 REAL PROPERTY. (a) Disclosure Schedule Section 4.7(a) lists each parcel of real property which Subsidiary owns (the "Owned Real Property").

                  (b) Except for easement rights and real property leases and subleases, the failure of which to possess or hold would not in the aggregate result in a Buyer Loss in the aggregate in excess of $1,000,000, Disclosure Schedule Section 4.7(b) contains an accurate and complete list of all (i) easement rights held by Subsidiary (collectively, the "Easement Rights") and
(ii) real property leased or subleased to Subsidiary (the "Leased Real Property" and, together with the Owned Real Property and the Easement Rights, the "Real Property"). All Easement Rights and leases and subleases of such Leased Real Property by Subsidiary (x) are legal, valid and binding obligations of Subsidiary, enforceable against Subsidiary in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and are in full force and effect, and (y) originals or copies of which that were accurate and complete as of the date provided have been made available to Buyer (in accordance with the terms of the Confidentiality Agreement) for review. Except as disclosed in Disclosure Schedule Section 4.14, Subsidiary enjoys peaceful and undisturbed possession under all Easement Rights and leases and subleases of Leased Real Property, and, to BHP Hawaii's knowledge, all grantors under any Easement Right and all lessors under any lease or sublease of Leased Real Property (1) are not (with or without notice or the lapse of time, or both) in material breach or default thereunder, (2) have performed all material obligations required to be performed by it thereunder, and (3) have not given written notice to BHP Hawaii, BHP Pacific or Subsidiary of their intent to terminate such Easement Right or lease or sublease of Leased Real Property.

                  4.8 INTELLECTUAL PROPERTY. Disclosure Schedule Section 4.8 contains an accurate and complete list of (a) all patents throughout the world,
(b) all trademarks, trade names and service marks and applications therefor throughout the world, (c) all copyrights and applications therefor throughout the world, (d) all software and computer programs, and (e) all licenses relating to patents, patent rights, know how, trade secrets, trademarks, trade names, service marks, software and computer programs or other intellectual property, in each case issued to or used or held for use by Subsidiary in the operation of the Business (collectively, the "Intellectual Property"). Except as set forth in Disclosure Schedule Section 4.8, Subsidiary is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any Encumbrances, other than Permitted Liens), the Intellectual Property. To the knowledge of BHP Hawaii, the use of any such Intellectual Property in the conduct of the Business as presently conducted does not violate any rights of any third Person, the violation of which would result in losses, costs or expenses in the aggregate in excess of $500,000. BHP Hawaii has not received written notice that the use of any such Intellectual Property in the conduct of the Business as presently conducted violates any rights of any third Person the violation of which would result in losses, costs or expenses in the aggregate in excess of $500,000.

                  4.9 LITIGATION. There is no Action pending or, to the knowledge of BHP Hawaii, threatened against Subsidiary, whether at law or in equity, or before or by any Governmental Authority which (a) seeks damages or other monetary relief in excess of $325,000, (b) seeks injunctive relief or (c) relates to the transactions contemplated by this Agreement or any Ancillary Agreement. Except as listed in Disclosure Schedule Section 4.9, neither Subsidiary nor any of its properties or assets currently are subject to or bound by any Governmental Order (other than any Governmental Order that may be applicable generally to the industry in which the Business operates).

                  4.10 EMPLOYEE BENEFIT MATTERS. (a) Disclosure Schedule Section
4.10 sets forth an accurate and complete list as of February 28, 1998 of the name, 1997 total compensation (including 1997 bonuses and commissions), title, current base salary rate, 1997 bonus, commissions and accrued unused vacation benefits as of March 13, 1998 of each of the then employees of Subsidiary ("Business Employees"). At the Closing, BHP Hawaii shall deliver to Buyer an updated Disclosure Schedule Section 4.10 which shall provide all of the information required under the preceding sentence as of the most recent practicable date prior to the Closing. Disclosure Schedule Section 4.10 sets forth an accurate and complete list of (i) each "Employee Benefit Plan," as such term is defined in Section 3(3) of ERISA, which is maintained by BHP Hawaii, BHP Pacific, Subsidiary or any of their Affiliates for the benefit of the Business Employees; (ii) to the extent not disclosed in the preceding clause (i), each plan, contract, program, policy, practice or arrangement, whether written or oral, funded or unfunded, providing stock options, stock ownership, stock purchase or award, phantom stock, stock appreciation rights, deferred compensation, retirement, insurance, flexible spending, dependent care, fringe benefit, vacation pay, holiday pay, sick pay, workers compensation, severance or termination pay, supplemental unemployment benefits, employee loans, severance, educational assistance, incentive, bonus, or other profit-sharing arrangements for the benefit of Business Employees (all in the preceding clauses (i) and (ii) being collectively referred to as "Employee Plans"); and (iii) an accurate and complete list of all employment, managerial, advisory, and consulting agreements, employee confidentiality agreements, employee severance agreements and all other material agreements, policies, or arrangements maintained by BHP Hawaii, BHP Pacific or Subsidiary for Business Employees. BHP Hawaii has delivered or made available to Buyer copies, which were accurate and complete as of the date so delivered, of all such documents and (if applicable) summary plan descriptions with respect to such plans, agreements and arrangements, or summary description(s) of any such plans, agreements or arrangements not otherwise in writing and, except as described in Disclosure Schedule Section 4.10, there have been no changes to such documents as of the Agreement Date.

                  (b) Except as disclosed in Disclosure Schedule Section 4.10,
(i) each Employee Plan which is intended to be qualified is so qualified in form and operation in all material respects, and nothing has occurred which would adversely affect the qualified status of such Employee Plans; (ii) each Employee Plan has been operated in accordance with its provisions and in material compliance with the statutes, rules and regulations governing each such Employee Plan; (iii) no "disqualified person" or "party-in-interest" (as defined in Section 4975 of the Code and Section 3(14) of ERISA) has engaged in any prohibited transaction, as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could subject BHP Hawaii, Subsidiary, any of their Employee Plans (or their related trusts), or Buyer, to any material liability under
Section 4975 of the Code or Section 502(i) of ERISA; (iv) with respect to any Employee Plan, no event has occurred and there has been no failure to act upon the part of BHP Hawaii, BHP Pacific, Subsidiary, a fiduciary of any Employee Plan or a "plan official" (as defined in Section 412 of ERISA) that could subject BHP Hawaii, BHP Pacific, Subsidiary, any Employee Plan or Buyer to the imposition of any material Tax or penalty; (v) there are no Actions pending (other than routine claims for benefits) regarding any Employee Plan; (vi) each Employee Plan has been maintained in compliance with the minimum funding standards of ERISA and the Code where applicable and has not incurred any "accumulated funding deficiency" (as defined in ERISA) whether or not waived;
(vii) no steps have been taken by any of BHP Hawaii, BHP Pacific, Subsidiary or any Affiliate thereof to terminate any Employee Plans of BHP Hawaii, BHP Pacific or Subsidiary and, to the knowledge of BHP Hawaii, no proceeding has been initiated by the Pension Benefit Guaranty Corporation ("PBGC") to terminate any such Employee Plan or to appoint a trustee to administer any such Employee Plan;
(viii) no "reportable event" within the meaning of Section 4043 of ERISA and the regulations thereunder has occurred with respect to any Employee Benefit Plan which must be reported to PBGC; (ix) each Employee Plan which is a group health plan has been operated and administered in compliance with the continuation coverage requirements of Section 4980B of the Code and Part 6 of Title I of ERISA; (x) none of BHP Hawaii, BHP Pacific, Subsidiary or their Affiliates currently contributes to any multiemployer plan as defined in Section 3(37) that is subject to Title IV of ERISA, and there has not been any complete or partial withdrawal, as such terms are respectively defined in Sections 4203 and 4205 of ERISA (and as such terms may be defined in any Employee Plan that is a welfare plan) from any Employee Plan that is a pension or welfare multiemployer plan that could result in withdrawal liability for BHP Hawaii, BHP Pacific, Subsidiary, their Affiliates or Buyer, whether directly or as a result of controlled group liability; (xi) all contributions and premiums that would normally be made or paid with respect to any Employee Plan on behalf of Transferred Employees by the Closing Date will have been made by the Closing Date; and (xii) as of the Closing Date no Transferred Employee will be excluded from coverage under BHP Hawaii's, BHP Pacific's or Subsidiary's medical plan as the result of a preexisting condition.

                  (c) Each Employee Benefit Plan has been established and administered in all material respects in accordance with the material terms of ERISA and the applicable provisions of the Code.

                  4.11 TAXES. (a) Except as set forth in Disclosure Schedule
Section 4.11, (i) BHP Hawaii, BHP Pacific or Subsidiary has timely filed or caused to be timely filed (or will timely file or cause to be timely filed) with the appropriate Taxing Authorities all Tax Returns required to be filed on or prior to the Closing Date (taking into account all extensions of due dates) by or with respect to Subsidiary and has timely paid or adequately provided for (or will timely pay or adequately provide for) all Taxes shown thereon as owing, except where the failure to file such Tax Returns or pay any such Taxes would not, or could not reasonably be expected to, in the aggregate result in losses, costs or expenses to Subsidiary in excess of $500,000 after the Closing Date,
(ii) all such Tax Returns were or will be correct and complete in all material respects, and (iii) to the knowledge of BHP Hawaii, all withholding Tax requirements imposed on or with respect to Subsidiary have been or will be satisfied in full in all respects. No written claim has been made to BHP Hawaii, BHP Pacific or Subsidiary by any Taxing Authority in any jurisdiction where BHP Hawaii, BHP Pacific and Subsidiary do not file Tax Returns asserting that any of them are required to file a Tax Return.

                  (b) BHP Refining and Smiley's are members of an affiliated group of corporations which file consolidated federal income tax returns ("Hawaii Group") with BHP Operations Inc., a Delaware corporation, as the common parent ("Hawaii Parent"), and BHP South Pacific is a member of an affiliated group of corporations which file consolidated federal income tax returns ("Pacific Group") with BHP Holdings (USA), a Delaware corporation, as the common parent ("Pacific Parent"). The Hawaii Group and the Pacific Group have been subject to normal and routine audits, examinations and adjustments of Taxes from time to time, but there are no current audits or audits for which written notification has been received (in either case, with respect to or which include Subsidiary), other than those set forth in Disclosure Schedule Section 4.11. There are no written agreements with any Taxing Authority with respect to or including Subsidiary which will in any way affect Subsidiary's liability for Taxes after the Closing Date.

                  (c) Except as set forth in Disclosure Schedule Section 4.11, no material assessment, deficiency or adjustment for any Taxes has been asserted in writing or, to the knowledge of BHP Hawaii, Hawaii Parent or Pacific Parent, is proposed with respect to any Tax Return of, or which includes, Subsidiary.

                  (d) Except as set forth in Disclosure Schedule Section 4.11, there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to or which includes Subsidiary or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to or which includes Subsidiary.

                  (e) Except for Taxes due with respect to Tax Returns that will be paid by BHP Hawaii, BHP Pacific or the parent of the respective consolidated group (and not subject to reimbursement by Subsidiary), the accounting records of Subsidiary will include immediately prior to the Closing Date adequate provisions for the payment of all Taxes of Subsidiary for all taxable periods or portions thereof through the Closing Date.

                  (f) All such Tax allocation or sharing agreements or arrangements have been or will be cancelled on or prior to the Closing Date. No payments are or will become due by Subsidiary after the Closing Date pursuant to any such agreement or arrangement.

                  (g) Except as set forth in Disclosure Schedule Section 4.11, none of the property of Subsidiary is held in an arrangement for which partnership Tax Returns are being filed, Subsidiary does not own an interest in a partnership and Subsidiary does not own any interest in any controlled foreign corporation (as defined in Section 957 of the Code) or passive foreign investment company (as defined in Section 1296 of the Code).

                  (h) Except as set forth in Disclosure Schedule Section 4.11, none of the property of Subsidiary is subject to a safe-harbor lease (pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Act of 1981 and before the Tax

Reform Act of 1986) or is "tax-exempt use property" (within the meaning of
Section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of Section 168(g)(5) of the Code).

                  (i) Except as set forth in Disclosure Schedule Section 4.11, Subsidiary will not be required to include any amount in income for any taxable period beginning after the Closing Date as a result of a change in accounting method for any taxable period ending on or before the Closing Date or pursuant to any agreement with any Taxing Authority with respect to any such taxable period.

                  (j) Subsidiary has not consented to have the provisions of
Section 341(f)(2) of the Code apply with respect to a sale of its stock.

                  (k) None of BHP Hawaii, BHP Pacific nor Subsidiary will, as a result of the transactions contemplated by this Agreement, be obligated to make a payment to an individual that would be a "parachute payment" as defined in
Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                  (l) Subsidiary has not participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

                  (m) Neither HERI or BHP Pacific is a "foreign person" within the meaning of Section 1445 of the Code.

                  (n) No power of attorney has been granted with respect to any matter relating to Taxes of the Subsidiary which is currently in force.

                  4.12 COMPLIANCE WITH LAW. Since March 18, 1989, Subsidiary has not violated any law, statute or regulation which has subjected it to fines or penalties in excess of $500,000 in the aggregate. As of the Agreement Date, Subsidiary is in compliance in all material respects with all laws, statutes or regulations applicable to Subsidiary, except where the noncompliance with which would not, in the aggregate, result in the imposition on Subsidiary of fines or penalties in excess of $500,000.

                  4.13 CONTRACTS AND COMMITMENTS. Disclosure Schedule Section
4.13 contains an accurate and complete list of each contract, agreement or commitment of Subsidiary (a) to which Subsidiary or any of its assets or properties is bound and which requires total payments to or by Subsidiary of at least $325,000 annually (other than spot crude and product contracts); (b) to which Subsidiary or any of its assets or properties is bound and which has a remaining term longer than one year, which requires total payments by Subsidiary of at least $325,000 during such term and which is not terminable on 30 or fewer days' notice without penalty; (c) containing covenants limiting the freedom of Subsidiary to compete in any line of business or with any Person in any geographical area; (d) calling for the proposed acquisition of any operating business or any assets outside the ordinary course of business and with a purchase price in excess of $325,000; (e) relating to the proposed purchase or sale of any material assets or properties of Subsidiary; (f) to which Subsidiary is a party or by which any of its assets or properties are bound relating to indebtedness for borrowed money, including capital leases, security agreements relating thereto and any amendment or waiver thereof, (g) constituting vehicle leases; (h) to provide capital or funds by way of a loan or guaranty of a loan or any other form of guaranty, assurance, funding agreement or other arrangement intended to assure the payment or performance of any material obligation by a third party; and (i) with BHP Hawaii, BHP Pacific or any Affiliate thereof, other than spot crude and product contracts (collectively, the "Commitments"). Each Commitment is a legal, valid and binding obligation of Subsidiary, enforceable against Subsidiary in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as set forth in Disclosure Schedule Section 4.13, Subsidiary is not, nor to BHP Hawaii's knowledge is any other party thereto, in default under any of the Commitments where such default would result, in the aggregate, in a Buyer Loss in excess of $500,000. Except as set forth in Disclosure Schedule
Section 4.13, since December 31, 1997, neither BHP Hawaii nor Subsidiary has received written notice of cancellation or termination of any Commitment from any other party thereto.

                  4.14 PERMITS AND OTHER OPERATING RIGHTS. Except as set forth in Disclosure Schedule Section 4.14, Subsidiary possesses all permits, licenses, orders, approvals and authorizations required by any applicable law, statute, regulation or Governmental Order, or by the property and contract rights of third Persons, reasonably necessary to permit the operation of the Business in the manner currently conducted by Subsidiary and to permit the current occupancy of the Real Property by Subsidiary, except where the failure to possess such permit, license, order, approval, authorization or rights would not result in losses, costs or expenses to Subsidiary, in the aggregate, in excess of $500,000. None of Subsidiary, BHP Hawaii nor BHP Pacific has received written notice from any Governmental Authority that any such permit, license, order, approval or authorization has been, or will be, revoked or terminated.

                  4.15 LABOR MATTTERS. No employee of Subsidiary is covered under any collective bargaining agreement. Except to the extent set forth in Disclosure Schedule Section 4.15: (a) there is no unfair labor practice complaint against BHP Hawaii, BHP Pacific or Subsidiary pending or, to the knowledge of BHP Hawaii, threatened before the National Labor Relations Board or any comparable state or local Governmental Authority, (b) there is no labor strike, slowdown or work stoppage actually pending or, to the knowledge of BHP Hawaii, threatened against or directly affecting Subsidiary, and (c) no grievance or any Action arising out of or under collective bargaining agreements is pending or, to the knowledge of BHP Hawaii, threatened against Subsidiary.

                  4.16 CAPITALIZATION OF SUBSIDIARY. (a) The authorized capital stock of BHP Refining consists of 500 shares of common stock, no par value, all of which shares are issued, outstanding and owned of record and beneficially by HERI and constitute the Stock of BHP Refining to be sold to Buyer hereby. The shares of Stock of BHP Refining have been validly issued and are fully paid and nonassessable. No other equity securities of BHP Refining, no securities convertible into, exchangeable for or carrying the right to acquire equity securities of BHP Refining, or other arrangements or commitments (other than this Agreement) obligating BHP Refining to issue or dispose of any of its equity securities or any ownership interest therein, are authorized, issued or outstanding.

                  (b) The authorized capital stock of BHP South Pacific consists of 1,000,000 shares of common stock, no par value, all of which shares are issued, outstanding and owned of record and beneficially by BHP Pacific and constitute the Stock of BHP South Pacific to be sold to Buyer hereby. The shares of Stock of BHP South Pacific have been validly issued and are fully paid and nonassessable. No other equity securities of BHP South Pacific, no securities convertible into, exchangeable for or carrying the right to acquire equity securities of BHP South Pacific, or other arrangements or commitments (other than this Agreement) obligating BHP South Pacific to issue or dispose of any of its equity securities or any ownership interest therein, are authorized, issued or outstanding.

                  (c) The authorized capital stock of Smiley's consists of 1,000 shares of common stock, $1.00 par value per share, all of which shares are issued, outstanding and owned of record and beneficially by BHP Refining. Such outstanding shares of have been validly issued and are fully paid and nonassessable. No other equity securities of Smiley's, no securities convertible into, exchangeable for or carrying the right to acquire equity securities of Smiley's, or other arrangements or commitments (other than this Agreement) obligating Smiley's to issue or dispose of any of its equity securities or any ownership interest therein, are authorized, issued or outstanding.

                  4.17 DISCLAIMER. Except as otherwise expressly set forth in this Article IV, BHP Hawaii, BHP Pacific and all other BHP Affiliates expressly disclaim any representations or warranties of any kind or nature, express or implied, as to the condition, value or quality of the assets or properties currently or formerly used, operated, owned, leased, controlled, possessed, occupied or maintained by Subsidiary, and BHP Hawaii, BHP Pacific and all other BHP Affiliates SPECIFICALLY DISCLAIM ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH ASSETS OR PROPERTIES, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT BEING UNDERSTOOD THAT SUCH ASSETS AND PROPERTIES ARE BEING ACQUIRED "AS IS, WHERE IS" ON THE CLOSING DATE, AND IN THEIR PRESENT CONDITION, WITH ALL FAULTS, AND THAT BUYER SHALL RELY ON ITS OWN EXAMINATION AND INVESTIGATION THEREOF.

                  4.18 ASSETS NECESSARY TO THE BUSINESS. Except as set forth in Disclosure Schedule Section 4.18(a), immediately before the Closing Date Subsidiary will hold or have the right to use in the Business all of the assets and properties (including all licenses and agreements) currently being used (except those disposed of in the ordinary course of business or otherwise as contemplated or permitted by this Agreement) or which are reasonably necessary to permit the operation of the Business in the manner currently conducted by Subsidiary. Since March 18, 1989, Subsidiary has conducted no business other than the Business and, since such date, Subsidiary has owned no interest in real property except for (i) the Owned Real Property and the Leased Real Property,
(ii) properties listed on Disclosure Schedule Section 4.18(b) and (iii) properties, the ownership of which, will not give rise to obligations of Subsidiary in the future in excess of $500,000 in the aggregate.

                  4.19 ACCURACY OF INFORMATION FURNISHED. No representation or warranty made by BHP Hawaii in this Article IV and the related Disclosure Schedule contains any untrue statement of material fact or omits to state, in light of the circumstances under which it has been made, a material fact necessary to make such representation or warranty not misleading; provided, however, that no representation or warranty is made as to projections, forecasts or other forward looking information furnished by any BHP Affiliate to Buyer.

                  4.20 INSURANCE. Disclosure Schedule Section 4.20 contains an accurate and complete list of Subsidiary's insurance policies and all other insurance policies applicable to Subsidiary (the "Insurance Policies") in effect on the Agreement Date. The Insurance Policies are in full force and effect as of the Agreement Date and the premiums due thereon have been duly and timely paid through the Agreement Date. Disclosure Schedule Section 4.20 contains a list of the open claims against Subsidiary as of the Agreement Date and a brief description of any self-insurance levels, underlying limits and deductibles for such claims.

                  4.21 NO BROKERS. Except for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the fees and expenses of which will be paid by an Affiliate of BHP, none of BHP Hawaii, BHP Pacific, Subsidiary nor any of their directors, officers or employees has employed any broker, finder or investment banker or incurred any Liability for any brokerage fees, commissions, finders' fees or similar fees in connection with the transactions contemplated by this Agreement or any Ancillary Agreement.

                  4.22 KNOWLEDGE OF BHP HAWAII. To the knowledge of BHP Hawaii on the Agreement Date, Buyer's representations and warranties made in Article V are true and correct in all material respects.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants to BHP Hawaii and BHP Pacific as follows:

                  5.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and corporate authority to own its assets and properties and to conduct its business as and where it is now being conducted.

                  5.2 AUTHORIZATION. (a) Buyer has full corporate power and corporate authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and such Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby by Buyer (i) have been duly authorized by all necessary corporate action on the part of Buyer and (ii) do not require approval of Buyer's stockholders. This Agreement has been duly executed and delivered by Buyer. This Agreement constitutes, and upon the execution and delivery thereof by Buyer, each Ancillary Agreement will constitute, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (b) Except for compliance with the notification filing and waiting period requirements of the HSR Act and the filing contemplated by
Section 10.2(h), no consent, waiver, approval, order or authorization of, notice to, or registration, declaration, designation, qualification or filing with, any Governmental Authority or third Person, domestic or foreign, is or has been or will be required on the part of Buyer in connection with the execution and delivery of this Agreement or any Ancillary Agreement or the consummation by Buyer of the transactions contemplated hereby or thereby, other than where the failure to obtain such consents, waivers, approvals, orders or authorizations or to make or effect such registrations, declarations, designations, qualifications or filings is not reasonably likely to (x) prevent or materially delay consummation of the transactions contemplated by this Agreement and the Ancillary Agreements or (y) prevent Buyer from performing its obligations under this Agreement and the Ancillary Agreements.

                  5.3 NON-CONTRAVENTION. Neither the execution and delivery of this Agreement or any Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will violate or conflict with (a) any provision of Buyer's Charter or Bylaws, (b) any statute, law, regulation or Governmental Order to which Buyer or the assets or properties of Buyer are bound or subject or (c) any agreement, contract or commitment to which the Buyer is a party or by which it or any of its properties may be bound or subject, except, with respect to clause (b) and (c), for such violations and conflicts which are not reasonably likely to (i) prevent or materially delay consummation of the transactions contemplated by this Agreement and the Ancillary Agreements or (ii) prevent Buyer from performing its obligations under this Agreement and the Ancillary Agreements.

                  5.4 SEC FILINGS; FINANCIAL STATEMENTS. (a) Buyer has filed and made available to BHP Hawaii and BHP Pacific all forms, reports, documents and other information required to be filed by Buyer with the U.S. Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), since December 31, 1996 (collectively, the "Buyer SEC Reports"). The Buyer SEC Reports (i) at the time filed complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the Agreement Date, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in the Buyer SEC Reports or necessary in order to make the statements in the Buyer SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Buyer's subsidiaries is required to file any forms, reports or other documents with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Buyer SEC Reports, including any Buyer SEC Reports filed after the Agreement Date through the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted for presentation in Quarterly Reports on Form 10-Q), and fairly presented or will fairly present the consolidated financial position of Buyer and its subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount with respect to Buyer. The unaudited balance sheet of Buyer as at September 30, 1997 included in the Buyer SEC Reports is referred to herein as the "Buyer Balance Sheet."

                  5.5 NO UNDISCLOSED LIABILITIES. Buyer and its subsidiaries do not have any Liabilities which individually or in the aggregate would be reasonably likely to have a Buyer Material Adverse Effect (as defined below), other than (i) Liabilities reflected in the Buyer Balance Sheet and (ii) normal or recurring Liabilities incurred since September 30, 1997 in the ordinary course of business consistent with past practices. For purposes of this Agreement, "Buyer Material Adverse Effect" means any event(s) with respect to, change(s) in, or effect(s) on, Buyer or any of its subsidiaries which, individually or in the aggregate, is reasonably likely to be adverse to any of such Person's business, operations, results of operations, assets or properties, Liabilities or financial condition in a manner that is material to Buyer and its subsidiaries taken as a whole.

                  5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Buyer Balance Sheet, Buyer and its subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practices and, since such date, there has not been (i) any damage, destruction or loss (whether or not covered by insurance) with respect to Buyer or any of its subsidiaries having a Buyer Material Adverse Effect; (ii) any material change by Buyer in its accounting methods, principles or practices; (iii) any material revaluation by Buyer of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or (iv) any other event that constitutes a Buyer Material Adverse Effect.

                  5.7 LITIGATION. There is no Action pending or, to the knowledge of Buyer, threatened against Buyer, whether at law or in equity, before or by any Governmental Authority which relates to the transactions contemplated by this Agreement or any Ancillary Agreement.

                  5.8 AVAILABILITY OF FUNDS. Buyer will have available to it, at the time that all the conditions set forth in Article VII are satisfied, sufficient funds to enable it to consummate the transactions contemplated by this Agreement on the Closing Date. Buyer has no reason to believe that any of the conditions to obtaining such funds will not be satisfied or that such funds will not be available at the time that such Article VII conditions are satisfied.

                  5.9 ACQUISITION FOR INVESTMENT. Buyer acknowledges that the Stock has not been registered under the Securities Act of 1933, as amended, or qualified or registered under any state securities law on the ground that no distribution or public offering of the Stock is to be effected and that no public market now exists for the Stock and that a public market may never exist therefor. Buyer is acquiring the Stock solely for its own account and not as nominee or agent for any other Person and not with a view to, or for sale in connection with, any distribution thereof. Except as set forth on Schedule 5.9, Buyer has no contract, undertaking, agreement or arrangement with any Person to sell, transfer or pledge to such Person, or to any other Person, the Stock, and Buyer has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement.

                  5.10 BUYER'S KNOWLEDGE. To the knowledge of Buyer on the Agreement Date, BHP Hawaii's representations and warranties made in Article IV are true and correct in all material respects.

                  5.11 NO BROKERS. Except for Lehman Brothers, the fees and expenses of which will be paid by Buyer, neither Buyer nor any of its directors, officers or employees has employed any broker, finder or investment banker or incurred any Liability for any brokerage fees, commissions, finders' fees or similar fees in connection with the transactions contemplated by this Agreement or any Ancillary Agreement.

                                   ARTICLE VI
                                CERTAIN COVENANTS

                  6.1 ACCESS TO INFORMATION. (a) From the Agreement Date through the Closing Date, but subject to any rights of third Persons, upon reasonable notice, BHP Hawaii and BHP Pacific shall (i) afford the officers, employees and authorized agents and representatives of Buyer reasonable access during normal business hours to the offices, properties and Books and Records of Subsidiary and (ii) furnish to the officers, employees and authorized agents and representatives of Buyer such additional financial and operating data and other information regarding the assets, properties and Liabilities of Subsidiary and the Business (or legible copies thereof) as Buyer may from time to time reasonably request; provided, however, that such investigation shall not unreasonably interfere with any of the businesses or operations of BHP Hawaii, BHP Pacific or Subsidiary. Without limiting the generality of the foregoing, BHP Hawaii and BHP Pacific shall cooperate fully with Buyer's investigation of such assets, properties and Liabilities and the Business and provide copies of such documents in its possession as Buyer may reasonably request to confirm the title to any and all properties or assets owned or leased by Subsidiary. No Seller Indemnified Party shall be responsible for any bodily injury suffered by any of the officers, employees or authorized agents and representatives of Buyer conducting any investigation of Subsidiary's assets and properties. No investigation by Buyer shall affect the representations and warranties of BHP Hawaii.

                  (b) Subsection 6.1(a) notwithstanding and except for background environmental records reviews of any Governmental Authority, requests for certified charter documents or copies of UCC filings from any Governmental Authority and other routine requests for information maintained by Government Authorities, (i) Buyer shall not investigate any matter with any Governmental Authority (including contacting any official thereof) having jurisdiction over any aspect of the Business or Subsidiary's assets or properties, unless and until the written consent of BHP Hawaii (which consent shall not be unreasonably withheld) to the making of such investigation has been received by Buyer, and
(ii) Buyer's right of examination and access pending the Closing with respect to environmental matters relating to the Real Property shall be limited to an examination of existing records and interviews with Subsidiary's personnel as authorized in writing by BHP Hawaii, and in no event shall include physical testing of the Real Property for the presence of Hazardous Material.

                  6.2 CONDUCT OF BUSINESS PENDING CLOSING. From the Agreement Date through the Closing Date, except as set forth in Schedule 6.2 or as required by this Agreement or otherwise consented to or approved by Buyer in writing, which consent or approval shall not be unreasonably withheld:

                  (a) BHP Hawaii and BHP Pacific shall cause Subsidiary to operate the Business only in its usual, regular and ordinary manner and substantially in the same manner as heretofore conducted. BHP Hawaii and BHP Pacific shall cause Subsidiary to use commercially reasonable efforts to (i) preserve the Business; (ii) keep available to Buyer the services of the present officers, employees, agents and independent contractors of Subsidiary; (iii) maintain the assets of the Business in their current state of repair, order and condition, usual and ordinary wear and tear excepted and subject to requirements in the ordinary course of business; and (iv) maintain in effect insurance upon the assets of Subsidiary and with respect to the conduct of the Business in such amounts and of such kinds comparable in all material respects to that in effect on the Agreement Date.

                  (b) BHP Hawaii and BHP Pacific shall cause Subsidiary not to:

                           (i) amend the Charter or Bylaws of any Subsidiary;

                           (ii) incur or assume or become subject to any additional indebtedness for money borrowed or purchase money indebtedness, except in the ordinary course of business and consistent with past practices;

                           (iii) except as necessary to effect the transactions contemplated by Sections 2.4 and 2.5, declare or pay any dividend or make any other distribution to any shareholder of any Subsidiary;

                           (iv) redeem or otherwise acquire any shares of capital stock of any Subsidiary or issue any capital stock of any Subsidiary or any option, warrant or right relating thereto or any securities exchangeable for or convertible into any such shares;

                           (v) permit or allow any Subsidiary's assets or properties to be subject to any additional Encumbrance (other than Permitted Liens) or sell, transfer, lease or otherwise dispose of any such assets or properties, in each case except in the ordinary course of business and consistent with past practices;

                           (vi) grant any increase in salaries or commissions payable or to become payable to any employee of Subsidiary, or to any sales agent or representative of Subsidiary, except normal periodic increases in salaries and commissions in accordance with Subsidiary's existing compensation practices;

                           (vii) make any capital expenditure or commitment therefor for additions to property, equipment or facilities in excess of $2,000,000 in the aggregate per month;

                           (viii) license, sell, transfer, pledge, modify, disclose, dispose of or permit to lapse any right under or respecting, or enter into any settlement regarding the breach or infringement of, any material Intellectual Property;

                           (ix) hire any new employee unless such employee is a bona fide replacement for a vacancy in a budgeted, authorized position with the Business as of the Agreement Date and necessary to continue the operations of the Business;

                           (x) terminate, renew, enter into or amend any Commitment or contract or agreement which would qualify as a Commitment (other than any spot crude and product contracts);

                           (xi) establish or adopt any severance pay plan or arrangement with respect to, or for the benefit of, Transferred Employees;

                           (xii) make any change in any method of accounting or accounting practice or policy, other than those required by Australian GAAP;

                           (xiii) engage in any transactions with a BHP
         Affiliate, other than transactions in the ordinary course and consistent with past practices;

                           (xiv) make any changes in the method of acquiring feedstock or in the type of feedstock which is not consistent with past practices;

                           (xv) make any changes in the documents referred to in the last sentence of subsection 4.10(a); or

                           (xvi) agree, whether in writing or otherwise, to do any of the foregoing.

                  6.3 NO SOLICITATION OF TRANSACTIONS. From the Agreement Date through the Closing Date, none of BHP Hawaii, BHP Pacific nor any of their representatives, Affiliates, directors, officers, employees, subsidiaries or agents will solicit, consider, encourage or accept any other offers to acquire any of the Stock or the assets or properties of Subsidiary (other than in the ordinary course of business) or assist any third Person in preparing or soliciting such an offer. BHP Hawaii and BHP Pacific shall not have, and shall cause such representatives, Affiliates, directors, officers, employees, subsidiaries and agents not to have, any discussions, conversations, negotiations or other communication with any Person(s) expressing an interest in any such offer.

                  6.4 AUTHORIZATIONS. (a) Each of Buyer, BHP Hawaii and BHP Pacific, as promptly as practicable after the Agreement Date, shall (i) deliver, or cause to be delivered, all notices and make, or cause to be made, all such declarations, designations, registrations, filings and submissions under all statutes, laws, regulations and Governmental Orders applicable to it as may be required for it to consummate the sale of the Stock and the other transactions contemplated hereby and by the Ancillary Agreements in accordance with the terms of this Agreement and the Ancillary Agreements; (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, orders, consents and waivers from all Persons necessary to consummate the foregoing; and (iii) use commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its respective obligations hereunder and to carry out the intentions of the parties expressed herein. The preceding sentence notwithstanding, (x) BHP Hawaii and BHP Pacific shall have no obligation to take any action with respect to any contract, agreement, arrangement, purchase order, commitment, permit, license, order, approval or authorization listed (or which should have been listed) in Disclosure Schedule Sections 4.3, 4.7(b), 4.8,
4.13 and 4.14 which is not also listed (or which should have been listed) in Disclosure Schedule Section 4.2(c) or Disclosure Schedule Section 4.3 and (y) neither party shall have any obligation to waive any condition herein for its benefit or any performance hereunder by any other party.

                  (b) Each party shall use its commercially reasonable efforts to satisfy the conditions to Closing applicable to it in Articles VII and VIII as soon as commercially practicable.

                  (c) Buyer, BHP Hawaii and BHP Pacific shall comply substantially with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions, by the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the antitrust or competition law authorities of any State of the United States (the "Antitrust Authorities").

                  (d) Each party shall use its commercially reasonable efforts, and shall cooperate fully with the other, to prevent the entry in any Action brought by an Antitrust Authority or any other Person of any Governmental Order which would prohibit, make unlawful or materially delay the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

                  6.5 BOOKS AND RECORDS. Buyer, on the one hand, and BHP Hawaii and BHP Pacific, on the other hand, shall, at the request of the other party, make available to such other party from time to time on a reasonable basis the Books and Records in their possession. Such Books and Records shall be held by the party in possession thereof for seven years after the Closing Date, and the other party shall have the right, at its expense, to inspect and make copies of such Books and Records upon such party's request; provided, however, that (i) all such access and copying shall be done in such a manner so as not to unreasonably interfere with the normal conduct of the operations of the party requested to provide access to such Books and Records and (ii) the party requesting access to such Books and Records shall treat the same and the contents thereof as confidential and not disclose such Books and Records or the contents thereof to any Person, except as required by applicable statute, law, regulation or Governmental Order. In addition, after the Closing Date, at BHP Hawaii's or BHP Pacific's request, Buyer shall make available to BHP Hawaii, BHP Pacific and their Affiliates, employees, representatives and agents those employees of Buyer requested by BHP Hawaii in connection with any Action, including to provide testimony, to be deposed, to act as witnesses and to assist counsel; provided, however, that (x) such access to such employees shall not unreasonably interfere with the normal conduct of the operations of Buyer and
(y) BHP Hawaii shall reimburse Buyer for the allocated time charges of such employees and the out-of-pocket costs reasonably incurred by Buyer in making such employees available to BHP Hawaii or BHP Pacific. Further, after the Closing Date, at Buyer's request, BHP Hawaii and BHP Pacific shall make available to Buyer and its Affiliates, employees, representatives and agents those employees of BHP Hawaii and BHP Pacific requested by Buyer in connection with any Action, including to provide testimony, to be deposed, to act as witnesses and to assist counsel; provided, however, that (x) such access to such employees shall not unreasonably interfere with the normal conduct of the operations of BHP Hawaii and BHP Pacific and (y) Buyer shall reimburse BHP Hawaii and BHP Pacific for the allocated time charges of such employees and the out-of-pocket costs reasonably incurred by BHP Hawaii and BHP Pacific in making such employees available to Buyer. Buyer, on the one hand, and BHP Hawaii and BHP Pacific, on the other hand, shall not dispose of any Books and Records (other than clearly immaterial Books and Records disposed of in the ordinary course of business) without first offering to surrender such Books and Records to the other party.

                  6.6 BHP MARKS. Buyer acknowledges and agrees with BHP Hawaii and BHP Pacific that BHP Hawaii and BHP Pacific have the absolute and exclusive proprietary right to all names, marks, trade names, trademarks and corporate symbols and logos incorporating "Broken Hill", "BHP" and "BHP Hawaii" (collectively and together with all other names, marks, trade names, trademarks and corporate symbols and logos owned by BHP Hawaii, BHP Pacific or any of their Affiliates, the "BHP Marks", which term shall exclude BHP Marks, or portions thereof, that do not incorporate "Broken Hill," "BHP" or "BHP Hawaii"), all rights to which and the goodwill represented thereby and pertaining thereto are being retained by BHP Hawaii and BHP Pacific. Within 150 days after the Closing Date, Buyer shall cease using any BHP Mark and shall remove from all the assets and properties of Subsidiary any and all BHP Marks; provided, however, that within 60 days after the Closing Date, Buyer shall remove all prominent BHP Marks from all Gas Express stations. Thereafter, Buyer shall not use any BHP Mark in connection with the sale of any products or services or otherwise in the conduct of its business. In the event that Buyer breaches this Section 6.6, BHP Hawaii shall be entitled to specific performance of this Section 6.6 and to injunctive relief against further violations, as well as any other remedies at law or in equity available to BHP Hawaii.

                  6.7 ACKNOWLEDGEMENTS BY BUYER. In order to induce BHP Hawaii and BHP Pacific to enter into and perform this Agreement and the Ancillary Agreements, Buyer acknowledges and agrees with BHP Hawaii and BHP Pacific as follows: THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE IV OF THIS AGREEMENT AND IN ARTICLE II OF THE ENVIRONMENTAL AGREEMENT CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF BHP HAWAII, BHP PACIFIC AND THE OTHER BHP AFFILIATES TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY AND BY THE ANCILLARY AGREEMENTS. THERE ARE NO REPRESENTATIONS, WARRANTIES, COVENANTS, UNDERSTANDINGS OR AGREEMENTS, ORAL OR WRITTEN, IN RELATION THERETO AMONG THE PARTIES OTHER THAN THOSE INCORPORATED HEREIN AND THEREIN. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN
ARTICLE IV OF THIS AGREEMENT AND IN ARTICLE II OF THE ENVIRONMENTAL AGREEMENT, BUYER DISCLAIMS RELIANCE ON ANY REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, BY OR ON BEHALF OF BHP HAWAII, BHP PACIFIC OR ANY OTHER BHP AFFILIATE, OR ANY EMPLOYEES, REPRESENTATIVES OR AGENTS OF ANY OF SUCH PERSONS. Nothing in this Section 6.7 shall be deemed to lessen in any way Buyer's reliance on, and right to enforce, any covenant or agreement contained in this Agreement or in the Environmental Agreement.

                  6.8 PUBLIC ANNOUNCEMENTS. Neither Buyer, BHP Hawaii, BHP Pacific nor the representatives of any of them shall make any public announcement with respect to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby without the prior written consent of the other party hereto. The foregoing notwithstanding, any such public announcement may be made if required by applicable statute, law, regulation, Governmental Order or securities exchange rule, provided that the party required to make such public announcement, to the extent reasonably possible, shall confer with the other party concerning the timing and content of such public announcement before the same is made.

                  6.9 NO COMPETITION. (a) For a period of five years from the Agreement Date, neither BHP Hawaii nor BHP Pacific shall, and BHP Hawaii and BHP Pacific shall cause each of its Affiliates not to, own, lease, manage, operate or control, or participate in the ownership, lease, management, operation or control of, or be connected with or have any interest in (as a shareholder, director, officer, employee, agent, partner or creditor), any Person which owns, leases, manages, operates or controls, any business or activity, anywhere in the State of Hawaii or the Territory of American Samoa, which consists of the manufacture, refining, sale or distribution of petroleum products (a "Competitive Business"); provided, however, that nothing in the foregoing shall prevent BHP Hawaii and/or its Affiliates from owning, in the aggregate, not more than five percent (5%) of the outstanding voting stock or other equity interests in any Person with shares or equity interests registered pursuant to Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended.

                  (b) The restrictions set forth in this Section 6.9 shall not restrict BHP Hawaii, BHP Pacific or any of their Affiliates from doing in any way any of the following: (i) continuing its remaining businesses, (ii) manufacturing, selling or distributing any current products of any of its remaining businesses, or (iii) providing any current services of its remaining businesses; provided, however, that such entities shall not sell into the State of Hawaii or the Territory of American Samoa any refined products similar to those being sold by Subsidiary in the State of Hawaii or the Territory of American Samoa, respectively, as of the Agreement Date.

                  (c) In the event that either BHP Hawaii or BHP Pacific breaches this Section 6.9, Buyer shall be entitled to specific performance of this Section 6.9 and to injunctive relief against further violations, as well as any other remedies at law or in equity available to Buyer.

                  6.10 U.S. GAAP FINANCIAL STATEMENTS. BHP Hawaii shall cause to be prepared in accordance with U.S. GAAP, and shall deliver to Buyer as soon as reasonably practicable after the Agreement Date, the following audited financial statements of Subsidiary: the balance sheets as of May 31, 1997 and May 31, 1996 and the statements of cash flows and income for the fiscal years ended May 31, 1997, May 31, 1996 and May 31, 1995. BHP Hawaii shall also cause to be prepared in accordance with U.S. GAAP, and shall also deliver to Buyer as soon as reasonably practicable after the Agreement Date, the following unaudited financial statements of Subsidiary: the balance sheets as of December 31, 1997 and December 31, 1996 and the statements of cash flows and income for the seven months ended December 31, 1997 and December 31, 1996. Buyer shall be responsible for all costs and expenses related to such preparation and delivery. Buyer shall reimburse BHP Hawaii, within 30 days after such delivery, for all such costs and expenses incurred by BHP Hawaii, including the fees and expenses of the independent public accountants retained by BHP Hawaii with respect to such audited financial statements. In the event that this Agreement is terminated pursuant to Article XII (other than pursuant to subsection 12.1(d)) and within 12 months of such termination all the Stock or substantially all the assets of BHP Refining is sold to a Person or Persons not an Affiliate of BHP, BHP Hawaii shall promptly return to Buyer one-half of the amount so reimbursed. In the event this Agreement is terminated pursuant to Section 12.1(c), BHP Hawaii shall promptly return to Buyer the entire amount so reimbursed.

                  6.11 ENVIRONMENTAL MATTERS. Notwithstanding any other provision of this Agreement (other than subsection 6.1(b)), the parties intend and agree that the Environmental Agreement entered into at the Closing shall set forth the sole and exclusive rights, obligations, representations, warranties, covenants and indemnities of the parties hereto regarding any matters arising under or relating to Environmental Laws, Environmental Permits, Hazardous Material or Releases of Hazardous Material.

                  6.12 SOFTWARE AND COMPUTER PROGRAMS. From the Agreement Date through the date which is 90 days after the Closing Date, BHP Hawaii and BHP Pacific, as applicable, agree to engage in discussions with the licensors of the software and computer programs (i) listed in Disclosure Schedule 4.18(a) and
(ii) identified in a written notice provided to BHP Hawaii by Buyer on or prior to the Closing Date, the purpose of which discussions shall be to assist Buyer in its efforts to obtain a license with respect to such software and/or computer programs with terms acceptable to Buyer. Notwithstanding the foregoing, Buyer acknowledges and agrees that there can be no assurance that such discussions will achieve the results desired by Buyer and neither BHP Hawaii nor BHP Pacific make any representation or warranty with respect thereto; provided, however, that BHP Hawaii and BHP Pacific represent to Buyer that Subsidiary will be able to obtain the benefit of the understanding set forth in the letter, dated March 19, 1998, from SAP Australia to BHP Petroleum.

                                  ARTICLE VII
                     CONDITIONS TO THE OBLIGATIONS OF BUYER

                  The obligations of Buyer to effect the transactions contemplated herein shall be subject to the fulfillment satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

                  7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of BHP Hawaii contained in Article IV shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except that representations and warranties made as of, or in respect of, only a specified date or period shall be true and correct in all material respects in respect of, or as of, such date or period.

                  7.2 PERFORMANCE. BHP Hawaii and BHP Pacific shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

                  7.3 HSR ACT. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or shall have been terminated.

                  7.4 ABSENCE OF GOVERNMENTAL ORDERS. No temporary or permanent Governmental Order shall be in effect which prohibits or makes unlawful consummation of the transactions contemplated hereby.

                  7.5 OFFICERS' CERTIFICATES. BHP Hawaii and BHP Pacific shall have furnished Buyer with such certificates of their officers certifying as to compliance with the conditions set forth in this Article VII as may be reasonably requested by Buyer.

                  7.6 CERTAIN AGREEMENTS. Each BHP Affiliate shall have executed the Ancillary Agreements to which it is a party and BHP Hawaii shall have delivered the same to Buyer.

                  7.7 MATERIAL DAMAGE. Since the Agreement Date, Subsidiary shall not have suffered any damage or destruction adversely affecting the Business or the tangible assets owned or leased by Subsidiary that has had or is reasonably likely to have a Material Adverse Effect.

                                  ARTICLE VIII
           CONDITIONS TO THE OBLIGATIONS OF BHP HAWAII AND BHP PACIFIC

                  The obligations of BHP Hawaii and BHP Pacific to effect the transactions contemplated herein shall be subject to the fulfillment, satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

                  8.1 ACCUARACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in Article V shall be true and correct in all material respects at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except that representations and warranties made as of, or in respect of, only a specified date or period shall be true and correct in all material respects in respect of, or as of, such date, or period.

                  8.2 PERFORMANCE. Buyer shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                  8.3 HSR ACT. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or shall have been terminated.

                  8.4 ABSENCE OF GOVERNMENTAL ORDERS. No temporary or permanent Governmental Order shall be in effect which prohibits or makes unlawful consummation of the transactions contemplated hereby.

                  8.5 OFFICERS' CERTIFICATES. Buyer shall have furnished BHP Hawaii and BHP Pacific with such certificates of its officers certifying as to compliance with the conditions set forth in this Article VIII as may be reasonably requested by BHP Hawaii and BHP Pacific.

                  8.6 CERTAIN AGREEMENTS. Buyer shall have executed and delivered to the BHP Affiliates the Ancillary Agreements.

                                   ARTICLE IX
                                 INDEMNIFICATION

                  9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of BHP Hawaii in Article IV and of Buyer in
Article V shall survive for a period of 24 months from the Closing; provided, however, that the representations and warranties as to title contained in
Section 4.6 shall survive the Closing indefinitely and the representations and warranties contained in Section 4.11 shall survive until the applicable statute of limitations with respect to Taxes has expired. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by a party in whose favor such representations and warranties have been made to the party that made such representations and warranties, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved.

                  9.2 INDEMNIFICATION BY BHP HAWAII. Except as otherwise limited by this Article IX, BHP Hawaii shall indemnify, defend and hold harmless Buyer, Subsidiary and Buyer's Affiliates, shareholders, officers, directors, employees, subsidiaries, successors and assigns (collectively, the "Buyer Indemnified Parties") from and against, and pay or reimburse the Buyer Indemnified Parties for, any and all losses, damages, claims, costs and expenses, interest, awards, judgments, fines, and penalties (including reasonable legal costs and expenses) suffered or incurred by them (hereinafter a "Buyer Loss") arising out of or resulting from:

                  (a) the inaccuracy of any representation or warranty of BHP Hawaii set forth in Article IV;

                  (b) any other breach or violation of this Agreement by BHP Hawaii or BHP Pacific; or

                  (c) any Employee Plan, except to the extent Buyer has expressly agreed to assume obligations thereunder pursuant to Article XI.

                  9.3 INDEMNIFICATION BY BUYER. Except as otherwise limited by this Article IX, Buyer shall indemnify, defend and hold harmless BHP Hawaii, BHP Pacific and their Affiliates, shareholders, officers, directors, employees, subsidiaries, successors and assigns (collectively, the "Seller Indemnified Parties") from and against, and pay or reimburse the Seller Indemnified Parties for, any and all losses, damages, claims, costs and expenses, interest, awards, judgments, fines, and penalties (including reasonable legal costs and expenses) actually suffered or incurred by them (hereinafter a "Seller Loss") arising out of or resulting from:

                  (a) the inaccuracy of any representation or warranty of Buyer set forth in Article V;

                  (b) any other breach or violation of this Agreement by Buyer;
or

                  (c) any Action commenced by any Governmental Authority or any security holder or former security holder of Buyer in connection with Buyer's efforts to finance, directly or indirectly, in whole or in part, the transactions contemplated hereby.

                  9.4 GENERAL INDEMNIFICATION PROVISIONS. (a) For the purposes of this Section 9.4 and Section 9.5, the term "Indemnitee" shall refer to the Person or Persons indemnified, or entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of Section 9.2 or 9.3, as the case may be; the term "Indemnitor" shall refer to the person having the obligation to indemnify pursuant to such provisions; and "Losses" shall refer to Seller Losses or Buyer Losses, as the case may be. Losses shall be determined without reduction based on the amount thereof which may fall below standards based on materiality or specified amounts.

                  (b) Within a reasonable time following the determination thereof, an Indemnitee shall give the Indemnitor notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement (regardless of whether a claim for indemnification otherwise would be prohibited by subsection 9.5(a)), stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of an Indemnitor under this Article IX with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article IX ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: If an Indemnitee shall receive notice of any Third Party Claim, the Indemnitee shall promptly give the Indemnitor notice of such Third Party Claim and shall permit the Indemnitor, at its option, to undertake the defense of such Third Party Claim by counsel of its own choice and at its expense; provided, however, that the failure of the Indemnitee to notify the Indemnitor during the required notification period shall only relieve the Indemnitor from its obligation to indemnify the Indemnitee pursuant to this Article IX to the extent that the Indemnitor is actually prejudiced by such failure (whether as a result of the forfeiture of substantive rights or defenses or otherwise). If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee hereunder against any Losses that may result from such Third Party Claims (subject to the limitations set forth herein), then the Indemnitor shall be entitled, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its reasonable choice if it gives notice to the Indemnitee within 20 calendar days of the receipt of notice of such Third Party Claim from the Indemnitee of its intention to do so. If the Indemnitor elects to assume and control the defense of any such Third Party Claim, the Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Third Party Claim, but the fees and expenses of such counsel will be at the expense of the Indemnitee, unless (i) the Indemnitor has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnitee, or (iii) the Indemnitee has been advised by its counsel that there may be one or more defenses reasonably available to it which are different from or additional to those available to the Indemnitor and which can not be effectively raised by Indemnitor, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnification provided by this Article IX will be paid by the Indemnitor. Expenses of counsel to the Indemnitee shall be reimbursed on a current basis by the Indemnitor if there is no dispute as to the obligation of the Indemnitor to pay such amounts pursuant to this Article IX. In the event the

Indemnitor exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor, at the Indemnitor's expense, all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to it, at the Indemnitor's expense, all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. No such Third Party Claim, except the settlement thereof which involves the payment of money only (by a party or parties other than the Indemnitee) and for which the Indemnitee is released by the third party claimant and is totally indemnified by the Indemnitor, may be settled by the Indemnitor without the written consent of the Indemnitee. No Third Party Claim which is being defended in good faith by the Indemnitor shall be settled by the Indemnitee without the written consent of the Indemnitor.

                  9.5 LIMITATIONS ON INDEMNIFICATION. (a) No claim or claims may be made against an Indemnitor for indemnification pursuant to subsection 9.2(a) or subsection 9.3(a), as the case may be, unless the collective Losses of the Indemnitees with respect to such subsections shall exceed in the aggregate an amount equal to $2,000,000, in which case the Indemnitor shall be obligated to the Indemnitee only for the amount of the Loss or Losses in excess of $2,000,000.

                  (b) In addition to the provisions and limitations as provided in (i) Section 9.1 with respect to the period of survival of representations and warranties and (ii) subsection 9.5(a) with respect to dollar amounts of Losses for which indemnification for breaches of representations and warranties is not available: (A) BHP Hawaii shall not be liable for any Buyer Loss (x) to the extent Buyer Losses relate to breaches of BHP Hawaii's representations and warranties contained in Article IV and exceed (in the aggregate) an amount equal to $65,000,000 or (y) for which a claim for indemnification relating to such a breach is not asserted hereunder within the applicable survival period as provided in Section 9.1; and (B) Buyer shall not be liable for any Seller Loss
(x) to the extent Seller Losses relate to breaches of Buyer's representations and warranties contained in Article V and exceed (in the aggregate) an amount equal to $65,000,000 or (y) for which a claim for indemnification relating to such a breach is not asserted hereunder within the applicable survival period as provided in Section 9.1.

                  (c) Notwithstanding any other provision of this Agreement, the Liability of any Indemnitor for Losses shall be determined on a basis that is net of the amount of any such Losses covered by insurance after subtracting deductibles and retroactive premiums and other co-payments required to be made by an Indemnitee.

                                   ARTICLE X
                                  TAX MATTERS

                  10.1 INDEMNIFICATION FOR TAXES. (a) BHP Hawaii or BHP Pacific, as the case may be, shall be responsible for, and shall indemnify Buyer against, all Taxes imposed on their respective subsidiaries (i.e., BHP Refining and Smiley's in the case of BHP Hawaii; and BHP South Pacific in the case of BHP Pacific, and including any entity which was merged into such subsidiary), and all Liabilities, losses, costs, fines, penalties, damages (actual, punitive or other), reasonable attorneys' fees, and expenses arising therefrom, relating to (i) taxable periods or portions thereof ending on or before the Closing Date, (ii) Taxes resulting from the ss.ss. 338(g) and 338(h)(10) elections (or any comparable elections under foreign, state or local tax law) contemplated by section 10.2, (iii) Taxes resulting from the application of Treas. Reg. ss. 1.1502-6 or any comparable state, local or foreign tax law attributable to Hawaii Parent, Pacific Parent or any corporation or entity which is or has been affiliated with or been part of a combined, unitary or affiliated group with Hawaii Parent, Pacific Parent or BHP Hawaii, and (iv) the portion of the Taxes for any Straddle Period (as defined in subsection 10.2(b)) allocable to BHP Hawaii or BHP Pacific, as the case may be, under subsection 10.2(d); provided, that BHP Hawaii and BHP Pacific shall not be responsible for, and shall not be required to indemnify Buyer against, any Taxes to the extent that such Taxes do not exceed the accrued liability for Taxes taken into account in determining Net Working Capital under subsection 2.2(c), if any.

                  (b) Buyer shall be responsible for and shall indemnify BHP Hawaii, or BHP Pacific, as the case may be, against all Taxes imposed on BHP Hawaii's or BHP Pacific's respective subsidiaries (i.e., BHP Refining and Smiley's in the case of BHP Hawaii; and BHP South Pacific in the case of BHP Pacific), and all Liabilities, losses, costs, fines, penalties, damages (actual, punitive, or other), reasonable attorneys' fees and expenses arising therefrom, relating to (i) taxable periods beginning after the Closing Date or (ii) the portion of the Taxes for any Straddle Period which are allocable to Buyer under subsection 10.2(d).

                  (c) Each party shall promptly notify the other party of the commencement of any demand, claim, audit, examination, Action or other proposed change or adjustment by any Taxing Authority concerning any Tax which could give rise to a claim for indemnity pursuant to subsection 10.1(a) or subsection 10.1(b), as the case may be (each a "Tax Claim"). Such notice shall contain factual information describing the asserted Tax Claim in reasonable detail and shall include copies of any notice or other document received from any Taxing Authority in respect of any such asserted Tax Claim.

                  (d) BHP Hawaii, at its own expense, shall have the sole right to represent Subsidiary's interests in any Tax Claim relating to any taxable period of Subsidiary ending on or prior to the Closing Date and to employ counsel of its choice. Buyer shall have the right to participate in such Action at its own expense. BHP Hawaii shall not consent to any settlement that reasonably would be expected to have an adverse effect on the Taxes of Subsidiary in any period after the Closing Date without Buyer's consent, which consent shall not be unreasonably withheld. Buyer's consent shall in no way reduce any indemnification due to Buyer under subsection 10.1(a). If BHP Hawaii elects to control the defense, compromise or settlement of any Tax Claim, BHP Hawaii shall keep Buyer informed of the progress and disposition of such Tax Claim. Buyer shall handle any Tax Claims of Subsidiary for periods ending on or prior to the Closing Date which BHP Hawaii elects in writing not to control, and Buyer shall be entitled to defend, compromise or settle such Tax Claims in its sole discretion without in any way reducing its rights to indemnification under subsection 10.1(a).

                  (e) With respect to any taxable period of Subsidiary beginning before and ending after the Closing Date (a "Straddle Period"), Buyer shall control, and BHP Hawaii, at its own expense, shall have the right to participate in, the defense and settlement of any Tax Claim and each party shall cooperate with the other party and there shall be no settlement or closing or other agreement with respect thereto without the consent of the other party, which consent shall not be unreasonably withheld; provided, that if either party shall refuse (the "Refusing Party") to consent to any settlement, closing or other agreement agreed to by the relevant Taxing Authority with respect to any such Tax Claim that the other party (the "Accepting Party") proposed to accept (a "Proposed Settlement"), then (i) the Accepting Party's Liability with respect to the subject matter of the Proposed Settlement shall be limited to the amount that such Liability would have been if the Proposed Settlement had been accepted, and (ii) the Refusing Party shall be responsible for all Liabilities and expenses incurred or imposed thereafter in connection with the contest of such Tax Claim to the extent that the final settlement is more than the Proposed Settlement.

                  10.2 OTHER TAX MATTERS. (a) All tax sharing agreements between Subsidiary and any other party, including without limitation, BHP Operations Inc. and BHP Holdings (USA) hereby is terminated as of the Closing Date and all rights and obligations of Subsidiary with respect to Taxes shall be as provided herein.

                  (b) Tax Returns (each a "Pre-Closing Return") which are required to be filed with respect to Subsidiary on a consolidated, unitary or other combined basis with Hawaii Group, Pacific Group, BHP Hawaii or the appropriate parent for a taxable period which ends on or before the Closing Date (a "Pre-Closing Period") shall be prepared and filed by (or shall be the responsibility of) BHP Hawaii, which shall include the preparation and filing of the consolidated federal and state income Tax Returns of the Hawaii Group and the Pacific Group which includes Subsidiary for the period up to and including the Closing Date. All such Pre-Closing Returns shall be filed on a basis consistent with prior Tax Returns filed with respect to Subsidiary. BHP Hawaii, BHP Pacific or the appropriate parent of Subsidiary shall timely pay or cause to be paid all Taxes shown on such Pre-Closing Returns. All Tax Returns which (i) are required to be filed by Subsidiary on a separate basis (including the preparation of supporting schedules, Tax Returns and other Tax information with respect to Subsidiary necessary for completion of the Pre-Closing Returns) after the Closing Date for a Pre-Closing Period (a "Post-Closing Return"), and (ii) are required to be filed by or with respect to Subsidiary for a taxable period that ends after the Closing Date, including any Tax Return (a "Straddle Return") for a Straddle Period, shall be prepared and filed by Buyer; subject to the rights to indemnification under subsection 10.1(a) and subsection 10.2(e), Buyer shall timely pay or cause to be paid all Taxes shown on such Tax Returns.

                  (c) BHP Hawaii and BHP Pacific agree to provide Buyer and Buyer agrees to provide BHP Hawaii and BHP Pacific with such cooperation and information as the other shall reasonably request in connection with the preparation or filing of any Tax Return required under this Agreement.

                  (d) With respect to any Straddle Period, to the extent permitted by applicable law, Subsidiary shall elect to treat the Closing Date as the last day of the taxable period. If applicable law, regulation or Governmental Order will not permit the Closing Date to be the last day of a period, the Tax attributable to the operations of Subsidiary for the portion of the period up to and including the Closing Date shall be (i) in the case of real or personal property taxes or a flat minimum dollar amount tax, the total amount of such Taxes multiplied by a fraction, the numerator of which is the number of days in the partial period through and including the Closing Date and the denominator of which is the total number of days in such Straddle Period, (ii) in the case of all Taxes based on or in respect of income, the Tax computed on the basis of the taxable income or loss of Subsidiary for such partial period as determined from its Books and Records, and (iii) in the case of all other Taxes, on the basis of the actual activities of Subsidiary for such partial period as determined from its Books and Records.

                  (e) With respect to any Post-Closing Return or Straddle Return, Buyer shall deliver, at least 30 days prior to the due date for filing such Tax Return (including any extension) to BHP Hawaii a statement setting forth the amount of Tax for which BHP Hawaii or BHP Pacific, as the case may be, owes pursuant to subsection 10.1(a), including the allocation of Taxes under subsection 10.2(d), and copies of such Tax Return. BHP Hawaii shall have the right to review such Tax Returns and the allocation of Tax Liability and to suggest to Buyer any reasonable changes to such Tax Returns no later than 15 days prior to the date for the filing of such Tax Returns. BHP Hawaii and BHP Pacific, as the case may be, and Buyer agree to consult and to attempt to resolve in good faith any issue arising as a result of the review of such Tax Returns and allocation of Tax Liability and mutually to consent to the filing as promptly as possible of such Tax Returns. Not later than 15 days before the due date for the payment of Taxes with respect to such Tax Returns, BHP Hawaii or BHP Pacific, as the case may be, shall pay to Buyer an amount equal to the Taxes as agreed to by Buyer and BHP Hawaii as being owed by BHP Hawaii or BHP Pacific, as the case may be, pursuant to subsection 10.1(a). In the event that Buyer and BHP Hawaii cannot agree on the amount of Taxes owed by BHP Hawaii or BHP Pacific, as the case may be, with respect to a Straddle Return or a Post-Closing Return, BHP Hawaii or BHP Pacific, as the case may be, shall pay to Buyer the amount of Taxes reasonably determined by Buyer to be owed by them pursuant to subsection 10.1(a). Within ten (10) days following such payment, BHP Hawaii and Buyer shall refer the matter to an independent "Big-Six" accounting firm agreed to by Buyer and BHP Hawaii to arbitrate the dispute. BHP Hawaii and Buyer shall equally share the fees and expenses of such accounting firm and its determination as to the amount owing by BHP Hawaii or BHP Pacific, as the case may be, pursuant to subsection 10.1(a) with respect to a Straddle Return or Post-Closing Return shall be binding on both parties. Within five (5) days of the determination by such accounting firm, if necessary, the appropriate party shall pay the other party any amount which is determined by such accounting firm to be owed. BHP Hawaii or BHP Pacific, as the case may be, shall be entitled to reduce its obligation to pay Taxes with respect to a Straddle Return or a Post-Closing Return by the amount of any estimated Taxes paid with respect to such Tax Liabilities by or on behalf of Subsidiary on or before the Closing Date.

                  (f) BHP Hawaii or BHP Pacific, as the case may be, shall have the right to all refunds of Taxes (including interest thereon), other than refunds which are reflected as an asset in the calculation of Net Working Capital, which relate to Taxes of Subsidiary for Pre-Closing Periods and, to the extent provided in the following sentence, for Straddle Periods. Buyer shall pay over to BHP Hawaii any such refunds within 10 days of receipt thereof, net of any Taxes imposed on Buyer or Subsidiary by reason of the receipt of such refund. To the extent any refund of Taxes, other than refunds which are reflected as an asset in the calculation of Net Working Capital, is made with respect to a Straddle Period, such refund shall be apportioned between Buyer and BHP Hawaii or BHP Pacific, as the case may be, based on the appropriate allocation method set forth in clauses (i), (ii) or (iii) of subsection 10.2(d).

                  (g) Buyer and BHP Hawaii agree to consult and resolve in good faith any issues arising in connection with the preparation or review of any Tax Return or the calculation of any Tax described in this Section 10.2.

                  (h) Both Hawaii Parent and Pacific Parent, on the one hand, and Buyer, on the other hand, will make a timely and effective election under
Section 338(h)(10) of the Code (and any comparable provision of foreign, state or local law) with respect to the purchase by Buyer of the Stock hereunder (collectively, together with the elections under Section 338(g) of the Code and any comparable provision of foreign, state or local law, the "Section 338(h)(10) Elections"). At the Closing, Hawaii Parent, Pacific Parent and Buyer shall execute IRS Form 8023, completed to the extent reasonably practicable. Within 120 days after the Closing Date, Buyer shall deliver to BHP Hawaii any additional information or required schedules thereto and any similar forms under applicable state or local law (the "Forms") with respect to Buyer's purchase of the Stock. Provided that the information on such Forms is, in the reasonable determination of BHP Hawaii, correct and complete in all material respects, BHP Hawaii will consent to the filing of such Forms. BHP Hawaii and Buyer shall cooperate fully with each other and make available to each other such Tax data and other information as may be reasonably required by BHP Hawaii or Buyer in order to prepare and timely file the Forms and any other required statements or schedules. In the event that Buyer and BHP Hawaii are unable to resolve any disagreements regarding the allocation of the "modified aggregate deemed sales price" (as defined under applicable Treasury Regulations) among the assets or other aspects of the Forms, Buyer (i) shall be entitled to file the Forms, but only if either the information not agreed upon is deleted or the Forms reflect that the information has not been agreed upon or (ii) within 30 days after notice of such disagreement, the matter in dispute shall be resolved as soon as practicable by a "Big Six" independent accounting firm or, if the disagreement involves valuation, to a nationally recognized appraisal firm mutually satisfactory to the parties (but in no event longer than 30 days), which resolution shall be binding and conclusive upon Buyer and BHP Hawaii without further appeal therefrom. Buyer and BHP Hawaii shall bear equally the fees and expenses of such firm. Buyer will timely file the Forms, and any required supplements thereto, in the manner prescribed by Treasury Regulation 1.338(h)(10)-1(d) or the corresponding provisions of applicable foreign, state or local law, and will provide written evidence to BHP Hawaii that it has done so. Buyer and BHP Hawaii agree that neither of them will take, or permit any of their Affiliates to take, any action to modify or revoke the elections contained in or the content of any Forms without the express written consent of the other.

                  (i) If, after the Closing Date, BHP Hawaii or any Affiliate receives or is credited with a refund of any Tax attributable to the utilization or carryback of any Tax attribute (e.g., net operating losses, Tax credits) of Subsidiary arising after the Closing Date, BHP Hawaii shall pay to Buyer an amount equal to the amount of such refund together with any interest received from or credited thereon by the applicable Taxing Authority, net of any Taxes imposed upon BHP Hawaii or any Affiliate by reason of the receipt of such refund or credit.

                  (j) At the Closing, HERI and BHP Pacific each shall deliver to Buyer certificates signed under penalties of perjury (i) stating that it is not a foreign corporation, foreign partnership, foreign trust or foreign estate,
(ii) providing its U.S. Employer Identification Number and (iii) providing its address, all pursuant to Section 1445 of the Code, each such certificate to be substantially in the form attached hereto as Exhibit 1.1(h).

                                   ARTICLE XI
                      EMPLOYEES AND EMPLOYEE BENEFIT PLANS

                  11.1 EMPLOYMENT. (a) As of the Closing Date, and subject to the normal employment policies of Buyer (except as provided otherwise herein), Buyer shall cause Subsidiary to employ at Closing all Business Employees (other than any Business Employees who are receiving long term disability benefits from BHP Hawaii's or BHP Pacific's, as the case may be, or Subsidiary's long-term disability plan as of the Closing Date) ("Current Employee") at a rate of compensation at least equal to the Current Employee's base rate of compensation as disclosed in Disclosure Schedule Section 4.10 (as updated pursuant to Section 4.10) on the Closing Date (the "Total Salary Rate"). The terms of such employment shall include, but shall not be limited to, the position, title and level of responsibility that each Current Employee possesses immediately prior to the Closing Date. Each Current Employee who continues as an employee of Subsidiary immediately after the Closing shall be referred to as a "Transferred Employee" except that the term "Transferred Employee" shall not include those persons listed as expatriates on Schedule 11.1(b). As of the Closing Date, Buyer agrees that, except as to medical benefits and retiree medical benefits, the compensation packages and benefit plans and programs for the Transferred Employees will be comparable to those provided by Buyer for its other employees, and for eligibility and vesting purposes only Buyer shall treat all service with BHP Hawaii, BHP Pacific or Subsidiary as service with Buyer. Buyer agrees that, as of the Closing Date, the medical benefits and retiree medical benefits it provides for Transferred Employees will be comparable to those provided by BHP Hawaii, BHP Pacific and Subsidiary prior to the Closing Date; provided that BHP transfers its contracts with its medical providers to Subsidiary prior to the Closing Date without any increase in rates. For purposes of all medical and retiree medical plans provided to Transferred Employees, Buyer shall treat all service with BHP Hawaii, BHP Pacific or Subsidiary as service with Buyer. Buyer shall cause Subsidiary to assume all accrued vacation for Transferred Employees, as disclosed in Disclosure Schedule Section 4.10. Effective as of the Closing Date, Buyer shall cause Subsidiary to assume the vacation policy of the Buyer for Transferred Employees. If BHP Hawaii or BHP Pacific determines to pay any amount to Transferred Employees in accordance with the Team Bonus and Management Bonus programs in effect at Subsidiary immediately prior to the Closing Date and with respect to the period in 1998 up to the Closing Date, then BHP Hawaii or BHP Pacific, as applicable, shall, on or prior to August 31, 1998, provide Buyer with a written notice specifying the amount of all such payments and the names of the individuals to whom such payments are to be made and Buyer agrees to make such payments on behalf of BHP Hawaii or BHP Pacific, as applicable. BHP Hawaii and BHP Pacific, as applicable, agree to reimburse Buyer for the amount of any such payments and the employer portion of any additional employment taxes attributable to such payments.

                  (b) The Employees of Subsidiary listed in Schedule 11.1(b) may be offered, and may accept, before the Closing, employment by any Affiliate of BHP.

                  11.2 EMPLOYEE BENEFIT PLANS. (a) Effective as of the Closing Date, Transferred Employees shall cease to accrue benefits under the BHP Pension Plan. Within the time limits allowed by ERISA, Buyer shall enroll Transferred Employees in Buyer's Pension Plan to provide benefits for the Transferred Employees from and after the Closing Date. Buyer shall amend Buyer's Pension Plan to recognize the service of a Transferred Employee, including service performed by such Transferred Employee before the Closing Date with BHP Hawaii, BHP Pacific or Subsidiary for purposes of participation, vesting and eligibility with Buyer or Subsidiary on and after the Closing Date under Buyer's Pension Plan. As of the Closing Date, the Transferred Employees shall not have any accrued benefit under any Pension Plan as defined in ERISA which is sponsored by the Buyer, other than any benefit any such Transferred Employee may have accrued without regard to this Agreement. In order to permit BHP Hawaii to administer distributions from the BHP Pension Plan, following the Closing Date, Buyer agrees to cooperate with BHP Hawaii by responding to inquires from BHP Hawaii, or its designee, as to whether any Transferred Employee has terminated employment with Buyer, and the date of any such termination.

                  (b) (i) As soon as practicable after the Closing Date (but no earlier than 90 days after the Closing Date), Buyer shall enroll Transferred Employees (who elect to participate or who roll over an account balance to Buyer's 401(k) Plan as provided herein) into Buyer's 401(k) Plan to provide benefits from and after the Closing Date to the Transferred Employees. All periods of employment with BHP Hawaii, BHP Pacific or Subsidiary shall be recognized as service with Buyer by Buyer's 401(k) Plan.

                      (ii) As soon as practicable following the Closing
Date, BHP Hawaii shall cause the BHP Retirement Savings Plan to permit a distribution to participants who are Transferred Employees in accordance with Code Section 401(k)(10) and the regulations thereunder. Buyer shall cause Buyer's 401(k) Plan to accept direct rollovers (including rollovers of participant loans) of amounts so distributable from the BHP Retirement Savings Plan on the 90th day after the Closing Date or, if such 90th day is not a business day, the next business day. Buyer shall not be obligated to service the loan balances of any Transferred Employees who maintain account balances under the BHP Retirement Savings Plan.


                  (c) Prior to the Closing Date, Buyer and BHP Hawaii shall provide each other with an IRS determination letter relating to the tax qualified status under Sections 401(a) and 501(a) of the Code of their respective tax-qualified plans (described above) and related trusts. In the absence of such determination letters, Buyer or BHP Hawaii (as the case may be) shall, within the applicable remedial amendment period, apply for a favorable determination letter regarding the plan's qualification under Section 401(a) of the Code and shall take all actions necessary in order to obtain such letter, including making all necessary or appropriate changes to the terms of the plan.

                  (d) Effective as of the Closing Date, Buyer shall, with respect to Transferred Employees, establish one or more plans to provide preretirement medical, dental, vision and prescription drug benefits (the "Buyer's Hawaii Medical Plan") to Transferred Employees and their eligible dependents. On the Closing Date, Buyer shall allow all Transferred Employees and their eligible dependents covered under Subsidiary's preretirement medical, dental, vision or prescription drug benefit plan ("Subsidiary Plan") to enroll, without any waiting period, in Buyer's Hawaii Medical Plan. All other Transferred Employees may enter the Buyer's Hawaii Medical Plan as of the next open enrollment date or as of such earlier date as the Subsidiary Plan would permit. As of the Closing Date, Buyer's Hawaii Medical Plan shall offer Transferred Employees health and welfare benefit plans that are comparable to those provided by BHP Hawaii, BHP Pacific and Subsidiary prior to the Closing Date; provided that BHP transfers its contracts with its medical providers to Subsidiary prior to the Closing Date without any increase in rates. For Transferred Employees who elect to enroll in Buyer's Hawaii Medical Plan, Buyer and Buyer's Hawaii Medical Plan shall be responsible for all the preretirement medical, dental, and prescription drug expenses incurred by Transferred Employees and their eligible dependents on and after the Closing Date. With respect to Transferred Employees, Buyer's Hawaii Medical Plan providing medical and prescription drug benefits shall waive any restrictions and limitations for pre-existing conditions to the extent required by law. Transferred Employees' service shall be recognized by Buyer's Hawaii Medical Plans as service with the Buyer. BHP Hawaii, BHP Pacific and the BHP Medical Plan shall only be responsible for medical, dental, and prescription drug expenses of Transferred Employees and their dependents to the extent such expenses are covered under the terms of the BHP Medical Plan and are incurred prior to the Closing Date. BHP Medical Plan expenses for the current year incurred before the Closing Date, shall be taken into account for purposes of determining deductibles and out-of-pocket limits under Buyer's Hawaii Medical Plan for the remainder of the plan year under Buyer's Hawaii Medical Plan, only if BHP Hawaii provides Buyer with a list showing the amount of such expenses within 30 days after the Closing Date.

                  (e) Effective as of the Closing Date, Buyer shall allow Transferred Employees to enroll in its plans providing long term and short term disability benefits; provided such Transferred Employees are currently enrolled in the long term disability and short term disability plans or programs sponsored by BHP Hawaii. Service of Transferred Employees shall be recognized by Buyer's long term and short term disability benefit plans as if such service had been with Buyer. Buyer and its plans shall assume all responsibility for accident and sickness, worker's compensation, short term and long term disability claims incurred by any Transferred Employee on and after the Closing Date, but only to the extent such plans cover the accident or injury or such coverage is otherwise required by law. BHP Hawaii and BHP Pacific shall be responsible for workers compensation, and short term and long term disability claims incurred by any Transferred Employee prior to the Closing Date (including any short term disability claim incurred prior to the Closing Date that changes status to a long term disability on or after the Closing Date), but only to the extent such plans cover the accident or injury or such coverage is otherwise required by law.

                  (f) Effective as of the Closing Date, Buyer shall allow Transferred Employees to enroll in its plans providing life insurance, accidental death and dismemberment, and travel accident coverage; provided such Transferred Employees are currently enrolled in a life insurance, accidental death and dismemberment and travel accident coverage plan sponsored by BHP Hawaii. Service of Transferred Employees shall be recognized by Buyer under its plans as if such service had been with Buyer.

                  (g) Each of BHP Hawaii and BHP Pacific shall retain its Liability and that of Subsidiary to the Transferred Employees under the BHP Supplemental Plan, and shall indemnify Buyer from any Buyer Losses relating to such plan as provided in subsection 9.2(b).

                  (h) Service of Transferred Employees recognized by BHP Hawaii, BHP Pacific or Subsidiary shall be recognized by Buyer for the calculation of severance benefits upon termination of employment with Buyer, Subsidiary or an Affiliate thereof to the extent listed on Schedule 11.2(h). Buyer shall provide any Transferred Employee who is terminated by Buyer,

Subsidiary or an Affiliate thereof prior to the first anniversary of the Closing Date with severance benefits at least equal to the greater of those determined in accordance with the schedule set forth on Schedule 11.2(h) or those set forth in Buyer's severance plan. BHP Hawaii shall indemnify Buyer for one-half of the amount by which severance benefits paid to any Transferred Employee in accordance with the preceding sentence exceed the amount of severance benefits payable to such Transferred Employee under the terms of Buyer's severance plan described in Schedule 11.2(h); provided that the total amount payable by BHP Hawaii to Buyer in accordance with this sentence shall not exceed $1,500,000.

                  (i) BHP Hawaii shall retain all Liability under any retiree medical or retiree life plan maintained, or contributed to, by BHP Hawaii, BHP Pacific or Subsidiary with respect to any retiree, former employee or any other employee of Subsidiary who is not a Transferred Employee. Effective as of the Closing Date, Buyer shall adopt a retiree medical and life insurance plan for Transferred Employees that is comparable to the retiree medical plan maintained by Subsidiary immediately prior to the Closing Date.

                  11.3 PLANT CLOSING NOTICE. Each party to this Agreement shall give the other parties sufficient notice to permit such other party(ies) to comply with the U.S. Worker Adjustment and Retraining Notification Act (the "WARN Act") and Chapter 394B, Hawaii Revised Statutes, as amended ("Hawaii Plant Closing Act"). Buyer shall be responsible for all Liabilities arising under the WARN Act or the Hawaii Plant Closing Act as a result of the transactions contemplated by this Agreement.

                                 ARTICLE XII
                                 TERMINATION

                  12.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) by the mutual written consent of Buyer, BHP Hawaii and BHP Pacific; or

                  (b) by either Buyer, on the one hand, or BHP Hawaii and BHP Pacific, on the other hand, if the Closing shall not have occurred by May 31, 1998, unless a request under the HSR Act for additional information is received on or prior to May 31, 1998, in which case the May 31, 1998 date shall be extended to July 31, 1998; provided, however, that the right to terminate this Agreement pursuant to this subsection shall not be available to any party or parties whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date; or

                  (c) by Buyer, as a result of the breach in any material respect of any of the representations and warranties of BHP Hawaii contained in
Article IV or the failure by BHP Hawaii or BHP Pacific to perform and comply in any material respect with any of the agreements and obligations required by this Agreement to be performed or complied with by BHP Hawaii or BHP Pacific, provided that such breach or failure is not cured within 30 days of BHP Hawaii's receipt of a written notice from Buyer that such a breach or failure has occurred; or

                  (d) by BHP Hawaii and BHP Pacific, as a result of the breach in any material respect of any of the representations and warranties of Buyer contained in Article V or the failure by Buyer to perform and comply in any material respect with any of the agreements and obligations required by this Agreement to be performed or complied with by Buyer, provided that such breach or failure is not cured within 30 days of Buyer's receipt of a written notice from such parties' that such a breach or failure has occurred.

                  12.2 WRITTEN NOTICE. In order to terminate this Agreement pursuant to Section 12.1, the party so acting shall give written notice of such termination to the other parties, specifying the grounds thereof.

                  12.3 EFFECT OF TERMINATION. In the event of the termination of this Agreement in accordance with Section 12.1, this Agreement (other than Sections 6.8, Article XII and Section 13.1, which shall survive the termination hereof) shall become void and have no effect, with no liability on the part of any party or its Affiliates, directors, officers, employees, shareholders or agents in respect thereof; provided, however, that nothing in this Section 12.3 shall deprive BHP Hawaii or BHP Pacific, on the one hand, and Buyer, on the other, from bringing any Action for breach of the Agreement by the other.

                  12.4 WAIVER. At any time prior to the Closing, Buyer, on the one hand, and BHP Hawaii and BHP Pacific, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

                  13.1 EXPENSES, TAXES, ETC. Except as otherwise provided herein or in any Ancillary Agreement, each party will pay all fees and expenses incurred by it in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby; provided, however, that the $45,000 filing fee under the HSR Act and all sales, use, documentary, stamp and excise Taxes and all transfer, filing, recordation and similar Taxes and fees (including all real estate transfer Taxes and conveyance and recording fees, if any) incurred by any party or Subsidiary in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby will be borne equally by Buyer, on the one hand, and BHP Hawaii and BHP Pacific, on the other hand.

                  13.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by recognized overnight delivery service or mailed by registered or certified mail (postage prepaid, return receipt requested), or sent by facsimile transmission (confirmation received) to the parties at the following addresses and facsimile transmission numbers (or at such other address or number for a party as shall be specified by like notice), except that notices after the giving of which there is a designated period within which to perform an act and notices of changes of address or number shall be effective only upon receipt:

(a) if to BHP Hawaii and BHP Pacific:

                  BHP Hawaii Inc.
                  733 Bishop Street
                  P. O. Box 3379
                  Honolulu, Hawaii 96842
                  U.S.A.
                  Attention:  President
                  Telecopy No.:   (808) 547-3091
                  Telephone No.:  (808) 547-3111

         with copies to:

                  BHP Petroleum Pty Ltd
                  GPO Box 1911R
                  Melbourne Victoria 3001
                  Australia
                  Attention: Group General Manager, Finance and Administration Telecopy No.: 613-9652-6528
                  Telephone No.: 613-9652-6820

                                 and

                  Orrick, Herrington & Sutcliffe LLP
                  Old Federal Reserve Bank Building
                  400 Sansome Street
                  San Francisco, California 94111
                  U.S.A.
                  Attention:  Richard V. Smith, Esq.
                  Telecopy No.:   (415) 773-5759
                  Telephone No.:  (415) 392-1122

(b) if to Buyer:

                  Tesoro Petroleum Corporation
                  8700 Tesoro Drive
                  San Antonio, Texas 78217
                  U.S.A.
                  Attention:  Corporate Secretary
                  Telecopy No.:   (210) 283-2400
                  Telephone No.:  (210) 283-2248
         with a copy to:

                  Fulbright & Jaworski L.L.P.
                  1301 McKinney, 49th Floor
                  Houston, Texas 77010-3095
                  U.S.A.
                  Attention:  Michael W. Conlon, Esq.
                  Telecopy No.:   (713) 651-5246
                  Telephone No.:  (713) 651-5427


Copies of all notices provided by Buyer with respect to Tax matters pursuant to
Article X also shall be provided to "Group General Tax Counsel, BHP Group Taxation USA, 550 California Street, Seventh Floor, San Francisco, California 94104" in accordance with this Section 13.2.

                  13.3 DISCLOSURE SCHEDULE. The Disclosure Schedule shall be divided into sections corresponding to the sections and subsections of this Agreement. Disclosure of any matter in the Disclosure Schedule shall not be deemed to imply that such matter is or is not material. Disclosure of any matter in the Disclosure Schedule shall not constitute an admission or raise any inference that such matter constitutes a violation of law or an admission of Liability or facts supporting Liability.

                  13.4 INTERPRETATION. (a) When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words "herein" and "hereby" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. Except as otherwise expressly provided herein, all monetary amounts referenced in this Agreement shall mean U.S. dollars. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

                  (b) Any references in this Agreement to the "knowledge" of BHP Hawaii or BHP Pacific, or to matters "known" to BHP Hawaii or BHP Pacific, shall mean the actual knowledge without inquiry or investigation of only the Persons listed on Schedule 13.4(a). Any references in this Agreement to the "best knowledge" or "knowledge" of Buyer shall mean the actual knowledge without inquiry or investigation of only the Persons listed on Schedule 13.4(b). Anything herein to the contrary notwithstanding, no Person listed on any of such schedules shall have any personal Liability with respect to any of the matters set forth in this Agreement or any representation or warranty herein being or becoming untrue, inaccurate or incomplete

                  (c) The parties hereby agree and acknowledge that no provision of this Agreement, other than subsection 6.1(b) and the Environmental Agreement when the same is executed and delivered by the parties hereto, shall be construed or interpreted as establishing, directly or indirectly, any rights, obligations, representations, warranties, covenants and indemnities of the parties hereto regarding any matters arising under or relating to Environmental Laws, Environmental Permits, Hazardous Material or Releases of Hazardous Material

                  13.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

                  13.6 ASSIGNMENT. This Agreement may not be assigned by operation of law or otherwise; provided, however, that (a) either BHP Hawaii or BHP Pacific may assign this Agreement to any Affiliate of BHP without Buyer's consent so long as such assignment does not release such assignor from any of its obligations hereunder and (b) Buyer may assign the Agreement to any Affiliate of Buyer without the consent of BHP Hawaii or BHP Pacific so long as notice of any such assignment is promptly given to BHP Hawaii and BHP Pacific and provided further that such assignment does not release Buyer from its obligations hereunder or under any Ancillary Agreement.

                  13.7 NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights or remedies hereunder.

                  13.8 AMENDMENT. This Agreement may not be amended or modified except by an instrument in writing signed by BHP Hawaii, BHP Pacific and Buyer.

                  13.9 NO OTHER REMEDIES. Except as provided in Sections 6.6, 6.9, 12.3 and 13.13, any and all remedies herein expressly conferred upon a party hereby are deemed exclusive of any other remedy conferred hereby or by law or equity on such party. In particular, except as provided in Sections 6.6 and
6.9 and Article X, the remedies provided by Article IX for Losses shall be exclusive of any other rights or remedies available to a party against the other party, either at law or in equity, in relation to any breach, default or nonperformance of any representation, warranty, covenant, agreement or undertaking made or entered into by such other party pursuant to this Agreement or the transactions contemplated hereby. Notwithstanding any provision hereof, neither party shall be liable hereunder to any Buyer Indemnified Party or Seller Indemnified Party for any incidental or consequential damages, damages for loss of profits or opportunities or exemplary or punitive damages, regardless of the circumstances from which such damages arose.

                  13.10 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

                  13.11 MUTUAL DRAFTING. This Agreement is the joint product of Buyer, BHP Hawaii and BHP Pacific and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Buyer, BHP Hawaii and BHP Pacific and shall not be construed for or against any party hereto.

                  13.12 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State (without giving effect to such State's choice of law principles).

                  13.13 DISPUTE RESOLUTION. Except as otherwise provided in Sections 6.6, 6.9 and 12.3 and subsections 2.2(c) and 10.2(i), any dispute, controversy or claim between the parties relating to, arising out of or in connection with this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance or breach or as to indemnification or damages, including claims in tort, whether arising before or after the termination of this Agreement (any such dispute, controversy or claim being herein referred to as a "Dispute"), shall be settled without litigation and only by use of the following alternative dispute resolution procedure:

                  (a) At the written request of a party, each party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any Dispute. The discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the parties' representatives for purposes of these negotiations shall be treated as confidential information developed for the purposes of settlement, exempt from discovery and production, and without the concurrence of both parties shall not be admissible in the arbitration described below or in any lawsuit. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in the arbitration.

                  (b) If negotiations between the representatives of the parties do not resolve the Dispute within 60 days of the initial written request, the Dispute shall be submitted to binding arbitration by a panel of three arbitrators (each of which shall have at least ten years of experience in the industry in which the Business operates or some material aspect thereof relating to the matter subject to arbitration) pursuant to the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the "Rules"). Any party may demand such arbitration in accordance with the procedures set out in the Rules. BHP Hawaii and Buyer shall each select one arbitrator, and the two arbitrators so selected shall select the third arbitrator. The arbitration shall take place in New York, New York. The arbitration hearing shall be commenced within 60 days of such party's demand for arbitration. The arbitrators shall control the scheduling (so as to process the matter expeditiously) and any discovery. The parties may submit written briefs. At the arbitration hearing, each party may make written and oral presentations to the arbitrators, present testimony and written evidence and examine witnesses. No party shall be eligible to receive, and the arbitrators shall not have the authority to award, incidental or consequential damages, damages for loss of profits or opportunities or exemplary or punitive damages. The arbitrators shall rule on the Dispute by issuing a written opinion within 30 days after the close of hearings. The arbitrators' decision shall be binding and final. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

                  (c) Each party will bear its own costs and expenses in submitting and presenting its position with respect to any Dispute to the arbitrators. Buyer, on the one hand, and BHP Hawaii and BHP Pacific, on the other hand, shall pay one-half of the fees and expenses of the arbitrators and the American Arbitration Association.

                  (d) Notwithstanding any other provision of this Agreement, any party may commence an Action to compel compliance with this Section 13.13.

                  13.14 CONSENT TO JURISDICTION; WAIVERS. Subject to Section 13.13, each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any Action arising out of this Agreement, any Ancillary Agreement or any transaction contemplated hereby or thereby. Each of the parties hereto agrees to commence any Action relating hereto either in the United States District Court for the Southern District of New York or if such Action may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 13.2 shall be effective service of process for any Action in New York with respect to any matters to which it has submitted to jurisdiction in this Section 13.14. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement, any Ancillary Agreement or any transaction contemplated hereby or thereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

                  13.15 WAIVER OF JURY TRIAL. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any Action relating to this Agreement, the Ancillary Agreements or any transaction contemplated hereby or thereby, and for any counterclaim with respect thereto.

                  13.16 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                  13.17 ENTIRE AGREEMENT. This Agreement, together with all Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties delivered pursuant hereto, including the Ancillary Agreements, constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, other than the Confidentiality Agreement, among BHP Hawaii, BHP Pacific and Buyer with respect to the subject matter hereof.

                  IN WITNESS WHEREOF, BHP Hawaii, BHP Pacific and Buyer have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       BHP HAWAII INC.,
                                           a Hawaii corporation



                                       By: /s/ Henry G. Neal
                                          -------------------------------------
                                           Henry G. Neal
                                           President



                                       BHP PETROLEUM PACIFIC ISLANDS INC.,
                                           a Hawaii corporation

                                       By: /s/ Henry G. Neal
                                          -------------------------------------
                                           Henry G. Neal
                                           President



                                       TESORO PETROLEUM CORPORATION,
                                           a Delaware corporation


                                       By: /s/ Bruce A. Smith
                                          -------------------------------------
                                           Bruce A. Smith
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer

                                    EXHIBITS

                                 EXHIBIT 1.1(a)



                   THE BROKEN HILL PROPRIETARY COMPANY LIMITED
                            BHP Tower - Bourke Place
                                   48th Floor
                                600 Bourke Street
                            Melbourne, Victoria 3000


                                    Australia


                            ________________ __, 1998




Tesoro Petroleum Corporation
8700 Tesoro Drive
San Antonio, Texas 78217
U.S.A.


         RE: STOCK SALE AGREEMENT ("STOCK SALE AGREEMENT") AND ENVIRONMENTAL AGREEMENT (TOGETHER WITH THE STOCK SALE AGREEMENT, THE "TRANSACTION AGREEMENTS"), EACH DATED AS OF MARCH 18, 1998,
               BY AND AMONG BHP HAWAII INC., A HAWAII CORPORATION ("BHP HAWAII"), BHP PETROLEUM PACIFIC ISLANDS INC., A HAWAII CORPORATION ("BHP PACIFIC"), AND TESORO PETROLEUM
               CORPORATION, A DELAWARE CORPORATION ("BUYER")

Gentlemen:

                  1. The Broken Hill Proprietary Company Limited, A.C.N. 004 028 077, an Australian corporation ("BHP"), which, directly or indirectly, is the sole beneficial owner of all the issued and outstanding capital stock of BHP Hawaii and BHP Pacific, guarantees to Buyer, subject to the provisions of the next two paragraphs, (i) the due and punctual payment of each and all amounts which BHP Hawaii or BHP Pacific shall become obligated to pay under the Transaction Agreements, as and when the same shall become due and payable thereunder, and (ii) the due and punctual performance and observance by BHP Hawaii and BHP Pacific of each term, provision and condition either of them is required to perform or observe under the Transaction Agreements, as and when the same shall be required to be performed or observed thereunder. The foregoing obligations in clauses (i) and (ii) are referred to hereinafter, collectively, as the "Guaranteed Obligations." Subject to the provisions of the next two paragraphs, in the case of the failure of BHP Hawaii or BHP Pacific to duly and punctually pay or perform the Guaranteed Obligations when due, payable or required by the Transaction Agreements, BHP does hereby agree immediately to make such payments, or to perform or cause to be performed, such Guaranteed Obligations and in addition thereto, to pay such further amounts as shall be sufficient to cover the reasonable costs and expenses of enforcing the Guaranteed Obligations together with interest on

Tesoro Petroleum Corporation
__________ ____, 1998
Page 2


any payment required to be made from the date when owing to the date of payment at a rate per annum equal to the London Interbank Offered Rate as published from time to time in the Wall Street Journal plus 5%. The foregoing shall constitute a guaranty of payment and not of collection and, subject to the next paragraph, BHP waives any right to require that any action be brought against BHP Hawaii or BHP Pacific or to require that resort be made to any security. BHP agrees that it shall not be required to consent to, or receive any notice of, any amendment or modification of, or waiver, consent or extension with respect to, the Transaction Agreements to which BHP Hawaii or BHP Pacific are parties that may be made or given as expressly provided therein. BHP agrees that its obligations hereunder, subject to the next two paragraphs, shall be unconditional, irrespective of any such amendment, modification, waiver, consent, extension or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  2. Notwithstanding such Paragraph 1, BHP shall have no obligation to pay or perform any of the Guaranteed Obligations unless and until
(i) BHP Hawaii or BHP Pacific, as the case may be, defaults in the payment or performance of such Guaranteed Obligations (as determined by a final and binding decision of the arbitrators rendered pursuant to Section 13.13 of the Stock Sale Agreement) and such default continues for a period of 10 days after the date such decision is rendered and communicated to Buyer, BHP Hawaii and BHP Pacific; or (ii) either (A) a filing against BHP Hawaii or BHP Pacific, as the case may be, of an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law is made and remains unstayed for a period of 60 days, or (B) a filing by BHP Hawaii or BHP Pacific, as the case may be, of a voluntary case or proceeding seeking liquidation reorganization, arrangement, adjustment, receivership or composition of or in respect of BHP Hawaii or BHP Pacific, as the case may be, is made under any applicable law.

                  3. BHP shall be entitled to exercise all rights, and assert all defenses, of BHP Hawaii and BHP Pacific under the Transaction Agreements; provided BHP may not raise or claim any rights or defenses waived by BHP Hawaii or BHP Pacific or already contested by BHP Hawaii or BHP Pacific and resolved by arbitration as provided in the Transaction Agreements. BHP and Buyer each shall have rights of set off against the other as to amounts owed and unpaid so long as such amounts have been determined by arbitration as provided in the Transaction Agreements.

                  4. Each party will pay all fees and expenses incurred by it in connection with this letter agreement and the transactions contemplated hereby.

                  5. BHP acknowledges that Buyer would not enter into the Transaction Agreements unless BHP agreed to enter into and be bound by this letter agreement and that Buyer is relying on this letter agreement being binding on and enforceable against BHP.

                  6. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by recognized overnight delivery service or mailed by

Tesoro Petroleum Corporation
__________ ____, 1998
Page 3


registered or certified mail (postage prepaid, return receipt requested), or sent by facsimile transmission (confirmation received) to the parties at the following addresses and facsimile transmission numbers (or at such other address or number for a party as shall be specified by like notice), except that notices after the giving of which there is a designated period within which to perform an act and notices of changes of address or number shall be effective only upon receipt:

             (a)        if to BHP:

                                 The Broken Hill Proprietary Company Limited
                                 BHP Tower - Bourke Place, 45th Floor
                                 600 Bourke Street
                                 Melbourne, Victoria 3000
                                 Australia
                                 Attention:  Group Treasurer
                                 Telecopy No.:  613-9609-3572
                                 Telephone No.: 613-9609-3834

                        with a copy to:

                                 Orrick, Herrington & Sutcliffe LLP
                                 Old Federal Reserve Bank Building
                                 400 Sansome Street
                                 San Francisco, California 94111
                                 U.S.A.
                                 Attention:  Richard V. Smith, Esq.
                                 Telecopy No.:  (415) 773-5759
                                 Telephone No.: (415) 392-1122

             (b)        if to Buyer:


                                 Tesoro Petroleum Corporation
                                 8700 Tesoro Drive
                                 San Antonio, Texas 78217
                                 U.S.A.
                                 Attention:  Corporate Secretary
                                 Telecopy No.:  (210) 283-2400
                                 Telephone No.: (210) 283-2248

Tesoro Petroleum Corporation
____________ ___, 1998
Page 4



                        with a copy to:

                                 Fulbright & Jaworski L.L.P.
                                 1301 McKinney, 49th Floor
                                 Houston, Texas 77010-3095
                                 U.S.A.
                                 Attention:  Michael W. Conlon, Esq.
                                 Telecopy No.:  (713) 651-5246
                                 Telephone No.: (713) 651-5427


                   7. This letter agreement may not be assigned by operation of law or otherwise; provided, however, that either party may assign this letter agreement in connection with any merger, consolidation or similar transaction in which it is the surviving entity of such transaction.

                   8. Any dispute, controversy or claim among the parties relating to, arising out of or in connection with the Transaction Agreements (or any subsequent agreements or amendments thereto), including as to their existence, enforceability, validity, interpretation, performance or breach or as to indemnification or damages, including claims in tort, shall be settled in accordance with Section 13.13 of the Stock Sale Agreement.

                   9. This letter agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

                   10. This letter agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State (without giving effect to such State's choice of law principles).

                   11. Subject to Paragraph 8 above, each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any Action arising out of this letter agreement or any transaction contemplated hereby. Each of the parties hereto agrees to commence any Action relating hereto either in the United States District Court for the Southern District of New York or if such Action may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Paragraph 6 above shall be effective service of process for any Action in New York with respect to any matters to which it has submitted to jurisdiction in this Paragraph 11. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any

Tesoro Petroleum Corporation
____________ ___, 1998
Page 5


Action arising out of this letter agreement or any transaction contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or
(ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

                   12. This letter agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

                   13. Terms used herein and not otherwise defined shall have the meanings assigned to them in the Stock Sale Agreement.

                   14. This letter agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.

                   Please indicate your agreement with this letter agreement by signing this letter agreement in the space provided below.

                                                   THE BROKEN HILL PROPRIETARY
                                                   COMPANY LIMITED




                                                   By
                                                     ---------------------------
                                                     Name:
                                                     Title:


ACCEPTED AND AGREED TO THIS ___
DAY OF ________, 1998.

TESORO PETROLEUM CORPORATION


By
  ----------------------
  Name:
  Title:

                                 EXHIBIT 1.1(b)




                             ENVIRONMENTAL AGREEMENT



                                  BY AND AMONG



                                BHP HAWAII INC.,
                              A HAWAII CORPORATION,



                       BHP PETROLEUM PACIFIC ISLANDS INC.,
                              A HAWAII CORPORATION,

                                       AND


                          TESORO PETROLEUM CORPORATION,
                             A DELAWARE CORPORATION



                         DATED AS OF __________ __, 1998

                               TABLE OF CONTENTS


                                                                                                         Page
                                                                                                         ----

RECITALS...................................................................................................1

DEFINITIONS................................................................................................1

         Certain Defined Terms.............................................................................1
         Other Defined Terms...............................................................................4

REPRESENTATIONS AND WARRANTIES OF BHP HAWAII...............................................................4

         Notices...........................................................................................4
         Actions...........................................................................................5
         Permits...........................................................................................5
         No Upgrades.......................................................................................5
         Compliance With Laws and Permits..................................................................5

CERTAIN COVENANTS..........................................................................................6

         Acknowledgements by Buyer.........................................................................6

INDEMNITIES................................................................................................6

         Survival of Representations and Warranties........................................................6
         Indemnification by BHP Hawaii.....................................................................6
         Indemnification By Buyer..........................................................................8
         Limitations on Indemnification...................................................................10
         General Indemnification Provisions...............................................................11
         Defense and Implementation of Indemnity Obligations..............................................13
         Waiver and Release...............................................................................14

GENERAL PROVISIONS........................................................................................14

         Notices..........................................................................................14
         Disclosure.......................................................................................16
         Interpretation...................................................................................16
         Severability.....................................................................................16
         Assignment.......................................................................................17
         No Third-Party Beneficiaries.....................................................................17
         Amendment........................................................................................17
         No Other Remedies................................................................................17
         Further Assurances...............................................................................17
         Mutual Drafting..................................................................................18
         Governing Law....................................................................................18

                                TABLE OF CONTENTS

                                  (continued)



                                                                                                         Page
                                                                                                         ----
         Dispute Resolution...............................................................................18
         Consent to Jurisdiction; Waivers.................................................................18
         Waiver of Jury Trial.............................................................................18
         Counterparts.....................................................................................18
         Entire Agreement.................................................................................19

                             ENVIRONMENTAL AGREEMENT

                  ENVIRONMENTAL AGREEMENT, dated as of __________ __, 1998, by and among BHP Hawaii Inc., a Hawaii corporation ("BHP Hawaii"), BHP Petroleum Pacific Islands Inc., a Hawaii corporation ("BHP Pacific"), and Tesoro Petroleum Corporation, a Delaware corporation ("Buyer").

                                    RECITALS

                  A. The parties have entered into a Stock Sale Agreement, dated as of March 18, 1998 ("Stock Sale Agreement"), pursuant to which Buyer has agreed to purchase and BHP Hawaii and BHP Pacific have agreed to sell, all the outstanding shares of capital stock of BHP Petroleum Americas Refining Inc., a Hawaii corporation ("BHP Refining"), and BHP Petroleum South Pacific Inc., a California corporation ("BHP South Pacific").

                  B. The Stock Sale Agreement provides that the parties will enter into this Agreement at the Closing and that this Agreement shall set forth the sole and exclusive rights, obligations, representations, warranties, covenants and indemnities of the parties hereto regarding any matters arising under or relating to Environmental Laws, Environmental Permits, Hazardous Material or Releases of Hazardous Material.

                  In consideration of the premises and the respective representations, warranties and agreements herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

                  1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

                  "Action" means any actual or threatened claim, action, suit or arbitration, or any other proceeding, in each instance by or before any Governmental Authority or any non-governmental arbitration, mediation or non-judicial dispute resolution body.

                  "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations under the Securities Exchange Act of 1934, as amended.

                  "Agreement" means this Environmental Agreement, including all schedules hereto, as it may be further amended from time to time as herein provided.

                  "Agreement Date" means __________ ___, 1998.

                  "BHP" means The Broken Hill Proprietary Company Limited, A.C.N. 004 028 077, an Australian corporation.

                  "BHP Hawaii" means BHP Hawaii Inc., a Hawaii corporation.

                  "BHP Pacific" means BHP Petroleum Pacific Islands Inc., a Hawaii corporation.

                  "BHP Refining" means BHP Petroleum Americas Refining Inc., a Hawaii corporation.

                  "BHP South Pacific" means BHP Petroleum South Pacific Inc., a California corporation.

                  "Books and Records" means all of the following which pertain to environmental matters arising from or associated with the conduct of the
Business: books, records, manuals and other materials, accounting books and records, continuing property records for property, plant and equipment, files, computer tapes, discs, other storage media, and records, correspondence, lists of customers and suppliers, distribution lists, photographs, production data, purchasing materials and records, manufacturing and quality control records and procedures, blueprints, research and development files, data and laboratory books, media materials and plates, litigation files, deeds, easements and other instruments relating to the Real Property, Environmental Permits and all documents relating to Environmental Claims.

                  "Business" means, collectively, (a) BHP Refining's business of manufacturing, refining, marketing, selling and distributing petroleum products within the State of Hawaii, (b) BHP Refining's business of marketing and selling petroleum products outside of the State of Hawaii, and (c) BHP South Pacific's business of selling and distributing petroleum products in the American Samoa territory.

                  "Buyer Indemnified Parties" has the meaning specified in
Section 4.2.

                  "Buyer Loss" has the meaning specified in Section 4.2.

                  "Campbell Industrial Park" means the Campbell Industrial Park located on Barbers Point, Oahu, Hawaii.

                  "Closing" shall have the meaning given in the Stock Sale Agreement.

                  "Closing Date" shall have the meaning given in the Stock Sale Agreement.

                  "Costs" means any damages, losses, fines, penalties, awards, assessments, charges, fees and expenses related thereto (including related costs of defense and reasonable attorneys' fees and experts' fees and disbursements).

                  "Data Room" means those documents identified and collected in a "data room" established by BHP Hawaii and made available for Buyer's inspection and copying at BHP's Hawaii's offices in Honolulu prior to the Agreement Date.

                  "Environmental Claims" means any and all Actions, claims, demands, demand letters, information requests, liens, investigations, proceedings or Governmental Orders arising out of any violation or alleged violation of any Environmental Law or Environmental Permit, including (i) any and all Environmental Claims by Governmental Authorities for enforcement, cleanup, removal, responses, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Laws" means all laws, regulations, ordinances, codes, policies, Governmental Orders and consent decrees, and any judicial and administrative interpretations thereof, of Governmental Authorities, or any common law doctrines, in effect from time to time relating to pollution or protection of the environment and natural resources, including those relating to emissions, discharges, Releases or threatened Releases of Hazardous Material into the environment (including ambient air, surface water, groundwater or land), or otherwise relating to the manufacture, processing, distribution, use, possession, treatment, storage, disposal, transport or handling of Hazardous Material.

                  "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

                  "EPA" means the U.S. Environmental Protection Agency.

                  "Governmental Authority" means any international, national, Federal, state, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body.

                  "Governmental Order" means any order, writ, rule, judgment, injunction, decree, stipulation, determination, award, citation or notice of violation entered by or with any Governmental Authority.

                  "Hawaii State Superfund Law" means the Hawaii Environmental Response Law, also known as the Hawaii State Superfund Law at Chapter 128D of the Hawaii Revised Statutes.

                  "Hazardous Material" means any substance, pollutant, material or waste which is regulated or shall become regulated under any Environmental Law, including any such materials regulated as hazardous or toxic substances or material, and asbestos, petroleum and any fraction or product of crude oil or petroleum.

                  "Honolulu Harbor State Superfund Proceeding" means any Action or Environmental Claim arising from the Iwilei Unit of the Honolulu Harbor State Superfund Site, including pending, threatened and actual claims of the Hawaii Department of Health ("HDOH") under the Hawaii State Superfund Law for Response Actions as part of HDOH's current regulatory efforts to address regional groundwater contamination and such claims of EPA under the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.

Section 9601 et seq., as amended, at such location and any third party claims arising from conditions at such location.

                  "Material Adverse Effect" means any event(s) with respect to, change(s) in, or effect(s) on, Subsidiary or the Business which, individually or in the aggregate, is reasonably likely to be adverse to the Business, operations, results of operations, assets or properties, liabilities or financial condition of Subsidiary, in a manner that is material to Subsidiary taken as a whole.

                  "Person" shall have the meaning given in the Stock Sale Agreement.

                  "Real Property" shall have the meaning given in the Stock Sale Agreement.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material).

                  "Response Actions" shall mean any investigation, monitoring, abatement, removal, decontamination, detoxification, remediation, cleanup or disposal of Hazardous Materials.

                  "Seller Indemnified Parties" has the meaning specified in
Section 4.3.

                  "Seller Loss"  has the meaning specified in Section 4.3.

                  "Stock Sale Agreement" means the Stock Sale Agreement, dated as of March 18, 1998, by and among BHP Hawaii, BHP Pacific and Buyer, including all schedules and exhibits thereto, as it may be further amended from time to time as therein provided.

                  "Subsidiary" means, collectively and taken as a whole, BHP Refining, BHP South Pacific and Smiley's Super Service Inc., a Hawaii corporation.

                  1.2 OTHER DEFINED TERMS. In addition to the terms defined in
Section 1.1, certain other terms are defined elsewhere in this Agreement and, whenever such terms are used in this Agreement, they shall have their respective defined meanings.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                                  OF BHP HAWAII

                  Except as set forth in Schedule I, BHP Hawaii represents and warrants to Buyer as follows:

                  2.1  NOTICES.

                  (a) Subsidiary has not received any written notice from any Person that Subsidiary is in violation of any Environmental Law or any of its Environmental Permits arising out of Subsidiary's ownership, use or operation of, or the condition of, its assets or properties or Subsidiary's operation of the Business, except for any such violation not reasonably likely to result in a Buyer Loss in excess of $1,000,000 in the aggregate with Buyer Losses under subsection 2.1(a) and Sections 2.2, 2.3 and 2.5.

                  (b) Subsidiary has not received any written notice from any Person that Subsidiary has been named as a "Potentially Responsible Party" with respect to any designated "Superfund" site under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., as amended, the Hawaii State Superfund Law, or any similar state "Superfund" statute.

                  2.2 ACTIONS. There are no pending or, to the knowledge of BHP Hawaii, threatened Environmental Claims with respect to Subsidiary's compliance with Environmental Laws or its Environmental Permits arising out of Subsidiary's ownership, use or operation of, or the condition of, its assets or properties or Subsidiary's operation of the Business, that, in each case, is reasonably likely to result in a Buyer's Loss in excess of $1,000,000 in the aggregate with Buyer Losses under subsection 2.1(a) and Sections 2.2, 2.3 and 2.5.

                  2.3 PERMITS. Since January 1, 1994, Subsidiary has not received any written notice from any Person that Subsidiary does not have, or is not in compliance with, all Environmental Permits required by Environmental Laws for the ownership, use or operation by Subsidiary of its assets or properties or the operation of the Business by Subsidiary (other than any Environmental Permit the absence of which is not reasonably likely to result in a Buyer Loss in excess of $1,000,000 in the aggregate with Buyer Losses under subsection 2.1(a) and Sections 2.2, 2.3 and 2.5, or any written notice the subject of which has since been resolved, satisfied or complied with).

                  2.4 NO UPGRADES. To the knowledge of BHP Hawaii, no representations or promises have been made to any Governmental Authority by or on behalf of BHP Hawaii or Subsidiary to install pollution control equipment or to take Response Actions at its refinery as part of the negotiations or potential litigation with EPA over the June 24, 1997 Notice of Violation (Docket No. EPCRA ss.304-97-001 and CERCLA Section 103-97-001), the June 24, 1997 Notice of Violation (Docket No. OPA-97-001) or August 5, 1996 Finding of Violation (Docket No. 9-96-10) under Section 113(a)(3) of the Clean Air Act, 42 U.S.C. Sections 7410 et seq.

                  2.5 COMPLIANCE WITH LAWS AND PERMITS. To the knowledge of BHP Hawaii, and except as specifically disclosed in documents contained in the Data Room or as disclosed in three environmental audits discussed with Buyer's outside environmental counsel on February 13, 1998 and February 25, 1998 (ENSR's May 1996 "Comprehensive Air Quality Compliance Audit"; Environmental Technologies International's January 1994 audit for BHP Pacific,American Samoa Operations; Dan Dagdagen's September 1997 hazardous and solid waste and hazardous materials audit of the BHP Refining refinery), neither BHP Hawaii nor Subsidiary has determined, after consultation with counsel, that Subsidiary as of the Agreement

Date is in violation of any Environmental Law or Environmental Permit, which violation is reasonably likely to result in a Buyer's Loss in excess of $1,000,000 in the aggregate with Buyer Losses under subsection 2.1(a) and Sections 2.2, 2.3 and 2.5.


                                   ARTICLE III
                                CERTAIN COVENANTS

                  3.1 ACKNOWLEDGEMENTS BY BUYER. In order to induce BHP Hawaii and BHP Pacific to enter into and perform this Agreement and the Stock Sale Agreement, Buyer acknowledges and agrees with BHP Hawaii and BHP Pacific as follows:

                  (a) To the knowledge of Buyer, on the Agreement Date, BHP Hawaii's representations and warranties made in Article II are true and correct.

                  (b) Buyer has concluded those inspections relating to the Business, and the Real Property in particular, including a review of documents in the Data Room, and an analysis of any applicable records of any Governmental Authority having or asserting jurisdiction over BHP Hawaii, BHP Pacific, Subsidiary or any of their assets or properties, that Buyer deemed appropriate prior to Closing. Nothing in this subsection 3.1(b) shall limit Buyer's right to conduct additional investigations relating to the Business and the Real Property after Closing.

                  (c) THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE II OF THIS AGREEMENT CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF BHP HAWAII, BHP PACIFIC, SUBSIDIARY, OR ANY OF THEIR AFFILIATES, EMPLOYEES, REPRESENTATIVES OR AGENTS TO BUYER WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. THERE ARE NO REPRESENTATIONS, WARRANTIES, COVENANTS, UNDERSTANDINGS OR AGREEMENTS, ORAL OR WRITTEN, IN RELATION THERETO BETWEEN THE PARTIES OTHER THAN THOSE INCORPORATED HEREIN.


                                   ARTICLE IV
                                   INDEMNITIES

                  4.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of BHP Hawaii in Article II shall survive for a period of ten years from the Closing.

                  4.2 INDEMNIFICATION BY BHP HAWAII. Except as otherwise limited by this Article IV, BHP Hawaii shall indemnify, defend and hold harmless Buyer and its Affiliates, stockholders, officers, directors, employees, subsidiaries, successors and assigns (collectively, the "Buyer Indemnified Parties") from and against, and pay or reimburse the Buyer Indemnified Parties for, any and all losses, damages, claims, costs and expenses (other than any compensation paid or payable to any employee of Buyer for work performed in satisfaction of or in connection with Buyer's obligations under this Agreement), interest, awards, judgments, fines and penalties

(including reasonable legal costs and expenses and environmental response costs) suffered or incurred by them (hereinafter a "Buyer Loss") arising out of or resulting from the following (collectively, "Environmental Agreement Claims"):

                  (a) the inaccuracy of any representation or warranty of BHP Hawaii set forth in Article II;

                  (b) any other breach or violation of this Agreement by BHP Hawaii or BHP Pacific;

                  (c) except for Buyer Losses arising out of the Honolulu Harbor State Superfund Proceeding, any Environmental Claim as it relates to or arises from (x) Subsidiary's pre-Closing operations on, and/or Subsidiary's pre-Closing use, operation, ownership, lease, possession, control, occupancy or maintenance of, any real property, (y) the condition, before the Closing, of any such real property or the structures or fixtures thereon; or (z) Subsidiary's operation of the Business before the Closing (collectively, "Pre-Closing Environmental Losses"); which Pre-Closing Environmental Losses shall include Buyer Losses arising out of or resulting from:

                  (i) the presence of any Hazardous Material or other substances or matter in the fixtures, structures, soils, groundwater, surface water or air on, under or about or migrating from the assets and properties currently or formerly used, operated, owned, leased, controlled, possessed, occupied or maintained by Subsidiary and any such Hazardous Material or other substances migrating to adjoining or other properties;

                  (ii) the use, generation, production, manufacture, treatment, storage, disposal, Release, threatened Release, discharge, spillage, loss, seepage or filtration of Hazardous Materials or other substances or matter, by Subsidiary or its employees, successors, agents, assigns, or contractors from, on, under or about such assets or properties or the presence therein or thereunder of any underground or above-ground tanks for the storage of fuel oil, gasoline and/or other petroleum products or by-products or other Hazardous Material;

                  (iii) the violation or noncompliance or alleged violation or noncompliance by Subsidiary or its employees, successors, agents, assigns or contractors of any Environmental Law or Environmental Permit arising from or related to the operation of the Business or the use, operation, ownership, lease, possession, control, occupancy, maintenance or condition of any of such assets or properties;

                  (iv) the failure by Subsidiary or its employees, successors, agents, assigns or contractors to have obtained or maintained in effect any Environmental Permit required by any Environmental Law as a result of the operation of the Business or the use, operation, ownership, lease, control, possession, occupancy, maintenance or condition of such assets or properties;

                  (v) any and all claims arising out of any of the matters described in this subsection 4.2(c);

                  (vi) any and all claims by Governmental Authorities for enforcement, cleanup, removal, treatment, response, natural resources, remedial or other actions or damages arising out of any of the matters described in this subsection 4.2(c);

                  (vii) any and all claims by any third Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising from any of the matters described in this subsection 4.2(c); and

                  (viii) any and all remedial work and other corrective action (including investigation or monitoring of site conditions, or any clean-up, containment, restoration or removal) taken by, or the costs of which are imposed upon, any Buyer Indemnified Party arising from the matters described in this subsection 4.2(c);

                  (d) any Environmental Claim as it relates to or arises from
(i) the operations of Gasco, Inc., a Hawaii corporation ("Gasco"); (ii) Gasco's use, operation, ownership, lease, possession, control, occupancy or maintenance of any real property or (iii) the condition of any such real property;

                  (e) any Environmental Claim as it relates to or arises from
(i) the operation of PRI Northwest, Inc. or PRI Northwest, Inc.'s use, operation, lease, possession, control, or occupancy or maintenance of any real property or (ii) the condition of any such real property, including any liability from the Port of Tacoma/Commencement Bay Federal Superfund Site; and

                  (f) any Environmental Claim as it arises out of the Honolulu Harbor State Superfund Proceeding.

Notwithstanding the foregoing, in no event shall the indemnity obligations of BHP Hawaii under this Agreement extend to any (i) Buyer Loss caused by the discharge of any Hazardous Materials or other substances, or by any acts or omissions, by Buyer after the Closing Date, or (ii) Buyer Loss associated with the installation of or upgrade to pollution control equipment, process equipment, above ground or underground tanks, or other equipment, except to the extent that a that such installations or upgrades must be undertaken to achieve compliance with the requirements of any Environmental Law or Environmental Permit in effect and enforceable against BHP Hawaii prior to Closing. The immediately preceding sentence does not limit Buyer's rights under Article II or subsection 4.2(a) or 4.2(b).

                  4.3 INDEMNIFICATION BY BUYER. Except as otherwise limited by this Article IV, Buyer shall indemnify, defend and hold harmless BHP Hawaii, BHP Pacific and their Affiliates, shareholders, officers, directors, employees, subsidiaries, successors and assigns (collectively, the "Seller Indemnified Parties") from and against, and pay or reimburse the Seller Indemnified Parties for, any and all losses, damages, claims, costs and expenses (other than any compensation paid or payable to any employee of BHP Hawaii for work performed in satisfaction of or in connection with BHP Hawaii's obligations under this Agreement), interest, awards, judgments, fines and penalties (including reasonable legal costs and expenses and environmental response costs) actually suffered or incurred by them (hereinafter a "Seller Loss") arising out of or resulting from:

                  (a) the inaccuracy of any representation or warranty of Buyer set forth in this Agreement;

                  (b)  any breach or violation of this Agreement by Buyer; and

                  (c) except for BHP Hawaii's indemnification obligations in
Section 4.2 (which indemnification obligations expire as provided in subsection 4.4(a) and are limited in amount as further provided in subsections 4.4(b) and
(c)), any Environmental Claim as it relates to or arises from (x) Subsidiary's former or current operations on, and/or Subsidiary's former or current use, operation, ownership, lease, possession, control, occupancy or maintenance of, any real property, whether before or after the Closing; (y) the condition, whether before or after the Closing, of any such real property or the structures or fixtures thereon; or (z) Subsidiary's or Buyer's operation of the Business, whether before or after the Closing (collectively, "Covered Environmental Losses"); which Covered Environmental Losses shall include Seller Losses arising out of or resulting from:

                  (i) the presence of any Hazardous Material or other substances or matter in the fixtures, structures, soils, groundwater, surface water or air on, under or about or migrating from the assets and properties currently or formerly used, operated, owned, leased, controlled, possessed, occupied or maintained by Subsidiary or Buyer, and any such Hazardous Material or other substances migrating to adjoining or other properties;

                  (ii) the use, generation, production, manufacture, treatment, storage, disposal, Release, threatened Release, discharge, spillage, loss, seepage or filtration of Hazardous Materials or other substances or matter, by Subsidiary or Buyer or their employees, successors, agents, assigns, or contractors from, on, under or about such assets or properties or the presence therein or thereunder of any underground or above-ground tanks for the storage of fuel oil, gasoline and/or other petroleum products or by-products or other Hazardous Material;

                  (iii) the violation or noncompliance or alleged violation or noncompliance by Subsidiary or Buyer or their employees, successors, agents, assigns or contractors of any Environmental Law or Environmental Permit arising from or related to the operation of the Business or the use, operation, ownership, lease, possession, control, occupancy, maintenance or condition of any of such assets or properties;

                  (iv) the failure by Subsidiary or Buyer or their employees, successors, agents, assigns or contractors to have obtained or maintained in effect any Environmental Permit required by any Environmental Law as a result of the operation of the Business or the use, operation, ownership, lease, control, possession, occupancy, maintenance or condition of such assets or properties;

                  (v) any and all claims arising out of any of the matters described in this subsection 4.3(c); and

                  (vi) any and all claims by Governmental Authorities for enforcement, cleanup, removal, treatment, response, natural resources, remedial or other actions or damages arising out of any of the matters described in this subsection 4.3(c);

                  (vii) any and all claims by any third Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising from any of the matters described in this subsection 4.3(c); and

                  (viii) any and all remedial work and other corrective action (including investigation or monitoring of site conditions, or any clean-up, containment, restoration or removal) taken by, or the costs of which are imposed upon, any Seller Indemnified Party arising from the matters described in this subsection 4.3(c).

This subsection 4.3(c) shall not limit Buyer's rights with respect to Section
4.18 of the Stock Sale Agreement.

                  4.4  LIMITATIONS ON INDEMNIFICATION.

                  (a) Time Limits. With respect to BHP Hawaii's indemnification obligations under Section 4.2, Buyer must give BHP Hawaii written notice of Environmental Agreement Claims (describing the basis for each such claim) on or before ten years from the Closing Date. BHP Hawaii shall have no obligation to indemnify, defend or hold harmless Buyer Indemnified Parties for such Environmental Agreement Claims unless and until such written notice is provided by Buyer to BHP Hawaii. BHP Hawaii's indemnification obligations under Section
4.2 shall terminate ten years after the Closing Date, except for claims so asserted prior to that date. An Environmental Agreement Claim shall be deemed to be asserted when notice of such claim (describing the basis for such claim) is given to BHP Hawaii pursuant to Section 5.1. Notwithstanding anything to the contrary in this subsection, BHP Hawaii's obligations under subsections 4.2(d),
(e) and (f) shall not be subject to this ten year limit.

                  (b) Maximum Liability. BHP Hawaii's obligations to Buyer Indemnified Parties under this Agreement shall be subject to the following additional limitations:

                  (i) in no event shall BHP Hawaii's obligations to Buyer Indemnified Parties under subsection 4.2(a) exceed a total of $ 5,000,000;

                  (ii) in no event shall BHP Hawaii's obligations under 4.2(c) exceed a total of $9,500,000, after allocation to BHP and Buyer as specified in subsection 4.4(c).

Notwithstanding anything to the contrary in this subsection 4.4(b), BHP Hawaii's obligations under subsections 4.2(d), 4.2(e), and 4.2(f) shall not be subject to this maximum liability.

                  (c) Cost Sharing. Subject to subsections 4.4(a) and 4.4(b)(ii), necessary and reasonable Costs to satisfy Environmental Agreement Claims under Section 4.2(c) shall be allocated between and paid by BHP Hawaii and Buyer as follows:

                  (i) BHP Hawaii shall be responsible for 100% of the first $5,000,000 of such Costs, and

                  (ii) BHP Hawaii shall be responsible for 75% and Buyer responsible for 25% of the next $6,000,000 of such Costs.

Notwithstanding anything to the contrary in this subsection 4.4(c), BHP Hawaii's obligations under subsections 4.2(d), 4.2(e), and 4.2(f) shall not be subject to this cost sharing.

                  (d) No Admission or Assumption of Liability. The undertaking and performance of indemnification obligations respecting Buyer Losses and Seller Losses shall not constitute and shall not be used as evidence of any admission or assumption of any liability to any third party (including any Governmental Authority) by either Buyer or BHP Hawaii.

                  (e) Insurance. The liability of any Indemnitor with respect to any Losses shall be determined on a basis that is net of the amount of any proceeds recovered by Indemnitee from its insurers after deducting the costs of processing the insurance claim and deducting the Losses not covered by the indemnity obligations. This subsection 4.4(e) shall not require Indemnitee to pursue indemnity or defense obligations from any insurer.

                  4.5      GENERAL INDEMNIFICATION PROVISIONS.

                  (a) For the purposes of this Section 4.5, the term "Indemnitee" shall refer to the Person or Persons indemnified, or entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of Sections 4.2 and 4.3, as the case may be; the term "Indemnitor" shall refer to the Person having the obligation to indemnify pursuant to such provisions; and "Losses" shall refer to Seller Losses or Buyer Losses, as the case may be.

                  (b) Within 30 days following the determination thereof, an Indemnitee shall give Indemnitor written notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement (regardless of whether a claim for indemnification otherwise would be prohibited by this Agreement), stating the nature of the matter that is subject to the indemnity, the costs incurred, or an estimate of the costs that may be incurred, and the method for their computation, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

                  (c) Indemnitor shall have four months from receipt of the claim to determine whether it falls within its indemnity obligations under this Agreement and to notify Indemnitee in writing of its acceptance or rejection of the indemnity request. During that four month period, Indemnitor shall have all rights of access to documents and information and rights of consultation and approval as described in subsections 4.5(f), 4.6(b) and 4.6(c) herein. During such period, Indemnitee shall also cooperate to the fullest extent reasonable (subject to protection of applicable privileges) in providing additional information, including interviews with Indemnitee's employees, to enable Indemnitor to reasonably determine whether the claim falls within the Indemnitor's indemnity obligations under this Agreement. If Indemnitor rejects the indemnity request or fails to accept or reject it within such four month time period, Indemnitee may seek relief through arbitration in accordance with Section 13.13 of the Stock Sale Agreement; provided, however, that Indemnitor may not challenge actions taken and expenses incurred in good faith by Indemnitee during or pending Indemnitor's acceptance or rejection of an indemnity obligation during this four month period, or during the resolution of any dispute with regard to an indemnity obligation, so long as Indemnitee has made good faith efforts to provide Indemnitor during that time period with its rights as described in subsections 4.5(f), 4.6(b) and 4.6(c).

                  (d) If Indemnitor accepts the indemnity claim in writing, then Indemnitee shall bill Indemnitor quarterly for the costs of indemnified obligations. Each bill shall include copies of all relevant invoices, bills, a description of the work done and any other documents supporting the invoice. Indemnitee shall respond promptly to Indemnitor's reasonable requests, made within 14 days of receiving the initial invoice submittal, for additional information regarding the reasons for and scope of the work and of the costs incurred. Indemnitor shall tender payment to Indemnitee within forty-five (45) days of receipt of a complete, adequately supported invoice package with the response to Indemnitor's information request. If Indemnitor fails to tender payment within such forty-five (45) day period, the amount billed will become overdue and shall bear interest at the rate set forth in subsection 4.5(e).

                  (e) In any arbitration proceeding under Section 13.13 of the Stock Sale Agreement, the arbitrators shall have the right in their sole discretion to award to Indemnitee the payment of interest as appropriate under the circumstances for any claims which fall under Indemnitor's indemnity obligations and for which Indemnitor has refused to pay. In no circumstance may any interest so awarded exceed five points over the London Interbank Offered Rate as published in The Wall Street Journal as of the date of the arbitrators' award.

                  (f) From the Closing Date through the later to occur of (i) the date which is ten years from the Closing Date and (ii) two years after which all Environmental Agreement Claims have been completely resolved or settled, but subject to any rights of third Persons, upon reasonable notice and solely for the purpose of responding to Environmental Claims or Response Actions, Indemnitee or Indemnitor, as applicable, shall, subject to applicable privileges
(i) afford the officers, employees and authorized agents and representatives of Indemnitor or Indemnitee, as applicable, reasonable access during normal business hours to the offices, properties and Books and Records of Subsidiary and (ii) furnish to the officers, employees and authorized agents and representatives of Indemnitor or Indemnitee, as applicable, such additional financial and operating data and other information regarding Environmental Claims (or legible copies thereof) as Indemnitor or Indemnitee, as applicable, may from time to time reasonably request; provided, however, that such investigation shall not unreasonably interfere with any of the businesses or operations of Indemnitee or Indemnitor, as applicable.

                  (g) Buyer shall cooperate with BHP Hawaii to allow BHP Hawaii to satisfy its indemnity obligations under subsections 4.2(d), 4.2(e), and 4.2(f), including making available relevant documents and other information described in subsection 4.5(f); allowing access to real property, structures or fixtures thereon; allowing reasonable access for environmental investigations; and allowing reasonable access to employees of the Business for the purpose of providing information, giving interviews, participating in discussions, and similar purposes necessary for BHP Hawaii to discharge its indemnity obligations under subsections 4.2(d), 4.2(e), and 4.2(f).


                  4.6  DEFENSE AND IMPLEMENTATION OF INDEMNITY OBLIGATIONS.

                  (a) Unless otherwise set forth in and subject to the other conditions of this Section 4.6, with respect to all environmental matters for which there is a right of indemnification under this Agreement (except for claims arising out of the Honolulu Harbor State Superfund Proceeding, the operations of Gasco, Inc. or PRI Northwest, Inc., as provided in subsections 4.2(d), 4.2(e) and 4.2(f)), Buyer shall be responsible for performing the actions required to defend, satisfy or settle the matter giving rise to the indemnity obligation.

                  (b) Where an indemnification claim has been accepted pursuant to this Agreement or where Indemnitor is still determining whether the claim falls within its indemnity obligations during the first four months after presentation of the indemnity request, Indemnitor and Indemnitee shall cooperate fully with each other in the defense, development and/or implementation of the actions that arise from such obligation. No matter may be settled by Indemnitor or Indemnitee without the written consent of the other. The consent of Indemnitee or Indemnitor, as applicable, shall not be unreasonably withheld.

                  (c) Where Indemnitor has accepted the indemnity claim pursuant to this Agreement, or where Indemnitor is still determining in the four-month period after presentation of the claim whether it falls within its indemnity obligations, Indemnitee shall also (i) provide reasonable advance notice to, an opportunity for review and consultation with, and a right of approval by Indemnitor of any anticipated Response Actions to comply with Environmental Permits or Environmental Laws, or of any offer to settle any Environmental Claims; (ii) concurrently provide Indemnitor with copies of all correspondence and other documents (including without limitation inspection reports, citations and notices of violation) exchanged with any Governmental Authority or other third person regarding Environmental Claims; and (iii) provide Indemnitor an opportunity to observe and participate in negotiations with any Governmental Authority over Response Actions or other satisfaction of Environmental Claims. Indemnitor's approval of Indemnitee's actions shall not be unreasonably withheld. BHP Hawaii shall have the sole responsibility for undertaking all Response Actions arising out of the Honolulu Harbor State Superfund Proceeding, and for responding to any Environmental Claim relating to the subject of subsection 4.2(d) or 4.2(e).

                  (d) In the event that Indemnitor accepts in writing its obligation to indemnify Indemnitee, then Indemnitor shall be entitled, at its option and subject to subsection 4.6(b) above, to assume and control the defense of such matter, at its expense and through counsel of its reasonable choice if it gives written notice to Indemnitee within 60 calendar days of the receipt of notice of such matter from Indemnitee of its intention to do so. In such event, Indemnitee shall cooperate with Indemnitor in such defense and make materials and information in its possession or under its control relating thereto as is reasonably required by Indemnitor. Similarly, in the event Indemnitee is conducting the defense against any such matter, Indemnitor shall cooperate with Indemnitee in such defense and make available to it all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by Indemnitee. In the event that a potential indemnification liability may exceed the maximum liability cap under subsection 4.4(b), Buyer and BHP Hawaii will meet and confer to determine which party is the most appropriate to assume the defense of the matter, given the potential exposure and funds available under the cap.

                  (e) BHP Hawaii's rights under subsections 4.6(b), (c) and (d) to access, approval of settlement, opportunity for consultation and review, rights to copies of documents, and right to control the defense, shall terminate once the maximum liability cap applicable to its indemnity obligations under subsection 4.4(b) has been exceeded.

                  (f) Other than Indemnitor's and Indemnitee's obligation to generally cooperate with each other in the defense of indemnity claims, Buyer shall have no other rights (including no right to select counsel, approve settlement, consult with BHP Hawaii or receive and review documents) in BHP Hawaii's defense of indemnity claims arising from its obligation under subsection 4.2(d), 4.2(e), and 4.2(f), which defense shall be conducted by BHP Hawaii in its sole discretion.

                  4.7 WAIVER AND RELEASE. Except as provided in this Agreement, Buyer, on behalf of itself and any Buyer Indemnified Party, and Seller, on behalf of itself and any Seller Indemnified Party, hereby forever waives, relieves, releases and discharges the other and their successors and assigns from any and all rights, Liabilities, Actions (including future Actions) and Buyer Losses and Seller Losses, as applicable, whether known or unknown at the Closing Date, which each has or incurs, or may in the future have or incur, arising out of or related to the Environmental Claims, Environmental Laws and Environmental Permits. Without limiting the foregoing, Buyer and Seller hereby forever waives, relieves, releases and discharges the other and the other's Indemnified Parties, and their successors and assigns from any and all claims for cost recovery or contribution under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA") and any state counterparts thereto, as they may be amended from time to time, and under common law doctrines, including without limitation, nuisance, waste, trespass and strict liability arising out of or relating to Environmental Claims, Environmental Law and Environmental Permits. Buyer, on behalf of itself and all Buyer Indemnified Parties, and Seller, on behalf of itself and all Seller Indemnified Parties, recognize that there is a risk arising out of the uncertainty of determining the nature and scope of any pre-Closing Releases of Hazardous Materials. Buyer and Seller acknowledge that this release is a material part of the consideration for entering into the transactions described in the Stock Sale Agreement.



                                    ARTICLE V
                               GENERAL PROVISIONS

                  5.1 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), or sent by facsimile transmission, (confirmation received) to the parties at the following addresses and facsimile transmission numbers (or at such other address or number for a party as shall be specified by like notice), except that notices after the giving of which there is a designated period within which to perform an act and notices of changes of address or number shall be effective only upon receipt:

                  (a)  if to BHP Hawaii and BHP Pacific:

                           BHP Hawaii Inc.
                           733 Bishop Street
                           P.O. Box 3379
                           Honolulu, Hawaii  96842
                           U.S.A.
                           Attention:  President
                           Telecopy No.:   (808) 547-3091
                           Telephone No.:  (808) 547-3111

                  with copies to:


                           BHP Petroleum Pty Ltd.
                           GPO Box 1911 R
                           Melbourne, Victoria 3001
                           Australia
                           Attn:  Group General Manager,
                           Finance and Administration
                           Telecopy No.:   613-9652-6528
                           Telephone No.:  613-9652-6820


                           Orrick, Herrington & Sutcliffe LLP
                           Old Federal Reserve Bank Building
                           400 Sansome Street
                           San Francisco, California 94111
                           U.S.A.
                           Attention:  Richard V. Smith, Esq.
                           Telecopy No.:   (415) 773-5759
                           Telephone No.:  (415) 392-1122

                  (b) If to Buyer:

                           Tesoro Petroleum Corporation
                           8700 Tesoro Drive
                           San Antonio, Texas 78217
                           U.S.A.
                           Attention:  Corporate Secretary
                           Telecopy No.:   (210) 283-2400
                           Telephone No.:  (210) 283-2248
                  with a copy to:

                           McCutchen, Doyle, Brown & Enersen, LLP
                           355 South Grand Avenue, Suite 4400
                           Los Angeles, California  90071-1560
                           U.S.A.
                           Attention:  James J. Dragna, Esq.
                           Telecopy No.:  (213) 680-6499
                           Telephone No.: (213) 680-6436


                  5.2 DISCLOSURE. Disclosure of any fact or item in any section of Schedule 1 shall, should the existence of the fact or item or its contents be relevant to any other section of such Schedule, be deemed to be disclosed with respect to that other section or subsection of Schedule 1 whether or not any explicit cross-reference appears therein. Disclosure of any matter in Schedule 1 shall not be deemed to imply that such matter is or is not material. Disclosure of any matter in Schedule 1 shall not constitute an admission or raise any inference that such matter constitutes a violation of law or an admission of Liability or facts supporting Liability.

                  5.3  INTERPRETATION.

                  (a) When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words "herein" and "hereby" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. Except as otherwise expressly provided herein, all monetary amounts referenced in this Agreement shall mean U.S. dollars.

                  (b) Any references in this Agreement to the "best knowledge" or "knowledge" of BHP Hawaii or to matters "known" to BHP Hawaii, shall mean the actual knowledge without inquiry or investigation of only the Persons listed on
Schedule 13.4(a) of the Stock Sale Agreement and Frank Giles, Environmental Supervisor for the BHP Refining refinery. Any references in this Agreement to the "best knowledge" or "knowledge" of Buyer shall mean the actual knowledge without inquiry or investigation of only the Persons listed on Schedule 13.4(b) of the Stock Sale Agreement. Anything herein to the contrary notwithstanding, no Person listed on any of such schedules shall have any personal Liability with respect to any of the matters set forth in this Agreement or any representation or warranty herein being or becoming untrue, inaccurate or incomplete.

                  5.4 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

                  5.5 ASSIGNMENT. None of the parties hereto shall assign this Agreement by operation of law or otherwise without the prior written consent of the other parties hereto. Any attempted assignment in violation of this Section shall be deemed null and void. Notwithstanding the foregoing provisions, either BHP Hawaii or BHP Pacific may assign its rights and obligations under this Agreement to an Affiliate thereof without the prior written consent of Buyer so long as such assignment shall not release either BHP Hawaii or BHP Pacific from any of its obligations hereunder.

                  5.6 NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

                  5.7 AMENDMENT. This Agreement may not be amended or modified except by an instrument in writing signed by BHP Hawaii, BHP Pacific and Buyer.

                  5.8 NO OTHER REMEDIES. (a) Any and all remedies herein expressly conferred upon a party hereby are deemed exclusive of any other remedy conferred hereby or by law or equity on such party. In particular, the remedies provided for Seller Losses or Buyer Losses shall be exclusive of any other rights or remedies available to a party against the other party, either at law or in equity, in relation to any breach, default or nonperformance of any representation, warranty, covenant, agreement or undertaking made or entered into by such other party pursuant to this Agreement, any agreement executed pursuant to this Agreement or the transactions contemplated hereby. Notwithstanding any provision hereof, neither party shall be liable hereunder to any Buyer Indemnified Party or Seller Indemnified Party for any incidental or consequential damages, damages for loss of profits or opportunities or exemplary or punitive damages, regardless of the circumstances from which such damages arose.

                  (b) No Action for termination or rescission, or claiming repudiation, of this Agreement or any agreement executed pursuant to this Agreement may be brought or maintained by either party against the other following the Closing Date no matter how severe, grave or fundamental any such breach, default or nonperformance may be by one party. Accordingly, the parties hereby expressly waive and forego any and all rights they may possess to bring any such Action.

                  5.9 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.


                  5.10 MUTUAL DRAFTING. This Agreement is the joint product of Buyer, BHP Hawaii and BHP Pacific and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Buyer, BHP Hawaii and BHP Pacific and shall not be construed for or against any party hereto.

                  5.11 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State (without giving effect to such State's choice of law principles).

                  5.12 DISPUTE RESOLUTION. Any dispute, controversy or claim between the parties relating to, arising out of or in connection with this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance or breach or as to indemnification or damages, including claims in tort, whether arising before or after the termination of this Agreement (any such dispute, controversy or claim being herein referred to as a "Dispute"), shall be settled in accordance with Section 13.13 of the Stock Sale Agreement.

                  5.13 CONSENT TO JURISDICTION; WAIVERS. Subject to Section 5.12, each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York, for the purposes of any Action arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto agrees to commence any Action relating hereto either in the United States District Court for the Southern District of New York or, if such Action may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 5.1 shall be effective service of process for any Action in New York with respect to any matters to which it has submitted to jurisdiction in this Section 5.13. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

                  5.14 WAIVER OF JURY TRIAL. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any Action relating to this Agreement or any transaction contemplated hereby and for any counterclaim with respect thereto.

                  5.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

                  5.16 ENTIRE AGREEMENT. This Agreement and the Stock Sale Agreement, together with all Schedules and Exhibits hereto and thereto, constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, among BHP Hawaii, BHP Pacific and Buyer with respect to the subject matter hereof.

                  IN WITNESS WHEREOF, BHP Hawaii, BHP Pacific and Buyer have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       BHP HAWAII INC.,
                                         a Hawaii corporation


                                       By:
                                          ------------------------------------
                                          Name:  Henry G. Neal
                                          Title:  President



                                      BHP PETROLEUM PACIFIC ISLANDS INC.,
                                        a Hawaii corporation


                                      By:
                                         ------------------------------------
                                         Name:  Henry G. Neal
                                         Title:  President


                                      TESORO PETROLEUM CORPORATION,
                                      a Delaware corporation


                                      By:
                                         ------------------------------------
                                         Name:   Bruce A. Smith
                                         Title:  Chairman of the Board,
                                                 President and Chief Executive
                                                 Officer

                                 EXHIBIT 1.1(c)


                                ESCROW AGREEMENT

                  ESCROW AGREEMENT (this "Agreement"), dated as of March 18, 1998, by and among BHP Hawaii Inc., a Hawaii corporation ("BHP Hawaii"), BHP Petroleum Pacific Islands Inc., a Hawaii corporation ("BHP Pacific"), Tesoro Petroleum Corporation, a Delaware corporation ("Buyer"), and Citibank N.A., a national banking association, as escrow agent ("Escrow Agent").

                                    RECITALS

                  A. Buyer, BHP Hawaii, and BHP Pacific, have entered into a Stock Sale Agreement, dated as of March 18, 1998 ("Stock Sale Agreement"), pursuant to which Buyer has agreed to purchase, and BHP Hawaii and BHP Pacific have agreed to sell, all the outstanding shares of capital stock of BHP Petroleum Americas Refining Inc., a Hawaii corporation, and BHP Petroleum South Pacific Inc., a California corporation.

                  B. The Stock Sale Agreement provides that the parties will enter into this Agreement on the Agreement Date (as defined in the Stock Sale Agreement) with respect to the Deposit (as defined in the Stock Sale Agreement).

                  In consideration of the premises and the respective agreements herein contained, the parties hereto hereby agree as follows:

                  1. ESCROW AGENT. BHP Hawaii, BHP Pacific and Buyer hereby jointly appoint the Escrow Agent as their agent to hold, administer and dispose of the funds deposited hereunder, subject to the terms and conditions of this Agreement, and the Escrow Agent hereby accepts such appointment.

                  2. ESCROW DEPOSIT. (a) On the Agreement Date, Buyer shall deliver to the Escrow Agent, by wire transfer of immediately available funds to the account identified in Exhibit A hereto, an amount in U.S. dollars equal to the Deposit for deposit into an escrow account (the "Escrow Account") maintained by the Escrow Agent. The Escrow Agent shall hold, administer and dispose of such funds (the "Escrow Deposit"), together with all interest received thereon (the "Escrow Interest," together with the Escrow Deposit, the "Escrow Property"), in accordance with the terms and conditions of this Agreement. The Escrow Agent shall have no duty to solicit the Escrow Deposit nor determine the sufficiency of the amount received.

                  (b) BHP Hawaii, BHP Pacific and Buyer agree that the Escrow Property shall not be subject to any lien or attachment of any creditor of any party hereto and shall be used solely for the purposes and subject to the conditions set forth in this Agreement. The Escrow Agent hereby is authorized and directed to invest the Escrow Property in obligations of the United States as instructed in writing from time to time by

Buyer, provided that such obligations are backed by the full faith and credit of the United States. All such obligations shall have maturities not exceeding 30 days.

                  3. DISBURSEMENT. The Escrow Agent shall disburse the Escrow Property in the following manner:

                  (a) To BHP Hawaii, on behalf of itself and BHP Pacific, within two business days after receipt by the Escrow Agent of a sworn affidavit signed under penalty of perjury by one of the authorized officers of BHP Hawaii as indicated on the most recent incumbency certificate for BHP Hawaii delivered to the Escrow Agent ("BHP Hawaii's Incumbency Certificate"), confirming that the Stock Sale Agreement has been terminated (i) by BHP Hawaii or BHP Pacific pursuant to subsection 12.1(d) thereof or (ii) by Buyer pursuant to subsection 12.1(b) thereof and on or prior to October 31, 1998.

                  (b) To Buyer, within two business days after the receipt by the Escrow Agent of a sworn affidavit signed under penalty of perjury by one of the authorized officers of Buyer as indicated on the most recent incumbency certificate for Buyer delivered to the Escrow Agent, confirming that the Stock Sale Agreement has been terminated (i) by BHP Hawaii or BHP Pacific pursuant to subsection 12.1(b), (ii) by Buyer pursuant to 12.1(b) after October 31, 1998 or
(iii) by Buyer pursuant to subsection 12.1(c) thereof.

                  (c) To BHP Hawaii, on behalf of itself and BHP Pacific, promptly after receipt by the Escrow Agent of a certificate signed by one of the authorized officers of BHP Hawaii as indicated on BHP Hawaii's Incumbency Certificate confirming that the Closing (as defined in the Stock Sale Agreement) has occurred.

                  4. ESCROW INTEREST. All Escrow Interest received by the Escrow Agent in respect of the Escrow Deposit shall be paid as provided in Section 3 above.

                  5. FEES. For its services hereunder, the Escrow Agent shall receive compensation (as payment in full) for the services to be rendered by the Escrow Agent hereunder in the amount of $6,000 at the time of execution of this Escrow Agreement and $6,000 annually thereafter and agrees to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Buyer and BHP Hawaii shall each be responsible for one-half of such compensation and reimbursement amounts. Any fees or expenses of the Escrow Agent or its counsel which are not paid as provided for herein may be taken from any property held by the Escrow Agent hereunder. It is understood that the Escrow Agent's fees may be adjusted from time to time to conform to its then current guidelines.

                  6. RESPONSIBILITIES OF ESCROW AGENT. The Escrow Agent's acceptance of its duties under this Agreement is subject to the following terms and conditions, which the parties hereto hereby agree shall govern and control with respect to its rights, duties, liabilities and immunities.

                  (a) Except as to the due execution and delivery by the Escrow Agent's officers duly authorized, it makes no representation and has no responsibility as to the validity of this Agreement or of any other instrument referred to herein, or as to the correctness of any statement contained herein, and it shall not be required to inquire as to the performance of any obligation under the Stock Sale Agreement.

                  (b) The Escrow Agent shall not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives to its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

                  (c) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

                  (d) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Property, or any loss of interest incident to any such delays.

                  (e) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity of the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                  (f) The Escrow Agent may act pursuant to the advice of competent and responsible counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in good faith in accordance with such advice.

                  (g) The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. BHP Hawaii and Buyer shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from the escrow account established hereunder shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D. number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrow Property and is not responsible for any other reporting. This paragraph and paragraph (d) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

                  (h) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

                  (i) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

                  (j) The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

                  (k) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Property until the Escrow Agent shall have received (i) a final non-appealable order of a Court of competent jurisdiction directing delivery of the Escrow Property or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Property, in which event the Escrow Agent shall disburse the Escrow Property in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinions without further question.

                  (l) No printed or other matter in any language (including without limitation prospectuses, notices, reports and promotional material) which mentions the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto.

                  (m) The other parties hereto authorize the Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it deems appropriate, including, but not limited to, the Depository Trust Company and the Federal Reserve Book Entry System.

                  7. RESIGNATION OF ESCROW AGENT; APPOINTMENT OF SUCCESSOR. The Escrow Agent (and any successor Escrow Agent) may at any time resign as Escrow Agent by delivering the Escrow Property to any successor Escrow Agent with a combined capital and surplus of at least $100 million and jointly designated by BHP Hawaii and Buyer in writing or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor Escrow Agent (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Agent's sole responsibility after that time shall be to safekeep the Escrow Property until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

                  8. AMENDMENT AND TERMINATION. This Agreement may only be amended or terminated by the written agreement of all the parties hereto and no waiver hereunder shall be effective unless in a writing signed by the party to be charged.

                  9. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), or sent by facsimile transmission (confirmation received), to the parties at the following addresses and facsimile transmission numbers (or at such other address or number for a party as shall be specified by like notice), except that the following notices shall be effective only upon receipt of: (i) notices to the Escrow Agent, (ii) notices after the giving of which there is a designated period within which to perform an act and (iii) notices of changes of address or number:

                  (a) If to BHP Hawaii and BHP Pacific:

                      BHP Hawaii Inc.
                      733 Bishop Street
                      P.O. Box 3379
                      Honolulu, Hawaii  96842
                      U.S.A.
                      Attention:  President
                      Telecopy No.:  (808) 547-3091
                      Telephone No.: (808) 547-3111
                  with copies to:

                      BHP Petroleum Pty Ltd.
                      GPO Box 1911 R
                      Melbourne, Victoria  3001
                      Australia
                      Attn:  Group General Manager,
                      Finance and Administration
                      Telecopy No.:  613-9652-6528
                      Telephone No.: 613-9652-6820

                      Orrick, Herrington & Sutcliffe LLP
                      Old Federal Reserve Bank Building
                      400 Sansome Street
                      San Francisco, California  94111
                      U.S.A.
                      Attention:  Richard V. Smith, Esq.
                      Telecopy No.:  (415) 773-5759
                      Telephone No.: (415) 392-1122

                  (b) If to Buyer:

                      Tesoro Petroleum Corporation
                      8700 Tesoro Drive
                      San Antonio, Texas 78217
                      U.S.A.
                      Attention:  Corporate Secretary
                      Telecopy No.:  (210) 283-2400
                      Telephone No.: (210) 283-2248

                      with a copy to:

                      Fulbright & Jaworski L.L.P.
                      1301 McKinney, 49th Floor
                      Houston, Texas 77010-3095
                      U.S.A.
                      Attention:  Michael W. Conlon, Esq.
                      Telecopy No.:  (713) 651-5246
                      Telephone No.: (713) 651-5427

                  (c) If to the Escrow Agent

                      Citibank N.A.
                      Corporate Agency & Trust
                      11 Wall Street, 5th Floor, Zone 2
                      New York, NY  10043
                      Telecopy: (212) 657-3866
                      Telephone:(212) 657-5923


                  10. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by the rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

                  11. ASSIGNMENT. None of the parties hereto shall assign this Agreement by operation of law or otherwise without the prior written consent of the other parties hereto.

                  12. NO THIRD-PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third party except as provided in Section 7 with respect to a resignation by the Escrow Agent.

                  13. MUTUAL DRAFTING. This Agreement is the joint product of Buyer, BHP Hawaii, BHP Pacific and the Escrow Agent and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Buyer, BHP Hawaii, BHP Pacific and the Escrow Agent and shall not be construed for or against any party hereto.

                  14. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State (without giving effect to such State's choice of law principles).

                  15. DISPUTE RESOLUTION. Any dispute, controversy or claim between the parties (other than a dispute or controversy with or claim by or against the Escrow Agent) relating to, arising out of or in connection with this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance or breach or as to indemnification or damages, including claims in tort, whether arising before or after the termination of this Agreement (any such dispute, controversy or claim being herein referred to as a "Dispute"), shall be settled in accordance with Section 13.13 of the Stock Sale Agreement.

                  16. CONSENT TO JURISDICTION; WAIVERS. Subject to Section 15, each of the parties hereto irrevocably submits to the exclusive jurisdiction of
(a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York, for the purposes of any Action (as defined in the Stock Sale Agreement) arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto agrees to commence any Action relating hereto either in the United States District Court for the Southern District of New York or, if such Action may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 9 shall be effective service of process for any Action in New York with respect to any matters to which it has submitted to jurisdiction in this Section 16. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

                  17. WAIVER OF JURY TRIAL. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any Action relating to this Agreement or any transaction contemplated hereby and for any counterclaim with respect thereto.

                  18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

                  19. ENTIRE AGREEMENT. This Agreement, together with all Exhibits hereto, constitutes the entire agreement and supersede all prior agreements and undertakings, both written and oral, among BHP Hawaii, BHP Pacific, Buyer and the Escrow Agent with respect to the subject matter hereof.

                  20. CERTAIN DEFINED TERMS. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Stock Sale Agreement.

                  21. JOINT WRITTEN INSTRUCTIONS. Notwithstanding any other provision of this Agreement, the Escrow Agent shall be entitled, at any time, to act upon and in accordance with the joint written instructions of Buyer, BHP Hawaii and BHP Pacific.

                  22. CAPTIONS. The captions contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  IN WITNESS WHEREOF, BHP Hawaii, BHP Pacific, Buyer and the Escrow Agent have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        BHP HAWAII INC.,
                                        a Hawaii corporation


                                        By:
                                           -------------------------------------
                                           Henry G. Neal
                                           President


                                        BHP PETROLEUM PACIFIC ISLANDS INC., a
                                        Hawaii corporation


                                        By:
                                           -------------------------------------
                                           Henry G. Neal
                                           President


                                        TESORO PETROLEUM CORPORATION,
                                         a Delaware corporation


                                        By:
                                           -------------------------------------
                                           Bruce A. Smith
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer


                                        CITIBANK N.A.,
                                         a National Banking Association


                                        By:
                                           -------------------------------------
                                           Name:  Debbie DeMarco
                                           Title: Senior Trust Officer

                                 EXHIBIT 1.1(d)


THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT UNLESS SUCH REGISTRATION IS NOT REQUIRED.


                                 PROMISSORY NOTE


$ 50,000,000.00                                          __________ ______, 1998
                                            _______________ ,___________________



         FOR VALUE RECEIVED, Tesoro Petroleum Corporation, a Delaware corporation ("Company"), promises to pay to BHP Hawaii Inc., a Hawaii corporation ("Holder"), or its registered assigns, the principal sum of Fifty Million Dollars ($50,000,000.00) as provided in Section 2 below. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable under this Promissory Note ("Note"), shall be due and payable on the earlier of (i) the dates specified in Section 2 and, if applicable, Section 3, or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof. This Note is issued pursuant to the Stock Sale Agreement, dated as of March 18, 1998 (as amended, modified or supplemented, the "Stock Sale Agreement"), by and among Company, Holder and BHP Petroleum Pacific Islands Inc., a Hawaii corporation.

         The following is a statement of the rights of Holder, the obligations of Company, and the conditions to which this Note is subject, and to which Company and Holder, by the delivery and acceptance of this Note, agree:

         1. DEFINITIONS. As used in this Note, the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

            "Acceleration Event" has the meaning given in Section 3.

            "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations under the Securities Exchange Act of 1934, as amended. The term "Affiliate," when used herein without reference to any Person, shall mean an Affiliate of Company.

            "Annual EBITDA Report" has the meaning given in Schedule A.

            "Business" means, collectively, (a) Refining's business of manufacturing, marketing, selling and distributing petroleum products within the State of Hawaii, (b) Refining's business of marketing and selling petroleum products outside of the State of Hawaii, and (c)

South Pacific's business of selling and distributing petroleum products in the American Samoa Territory, in each case as such businesses exist on the Closing Date.

            "Closing Date" shall have the meaning given in the Stock Sale Agreement. "Company" includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of Company under and in accordance with this Note.

            "EBITDA" has the meaning given in Schedule A.

            "Event of Default" has the meaning given in Section 6.

            "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America from time to time.

            "Holder" shall mean the Person specified in the introductory paragraph of this Note or any person who shall at the time be the registered holder of this Note.

            "Holder's Representative" shall have the meaning given to it in paragraph 9 of Schedule A.

            "Indebtedness" shall mean and include the aggregate amount of, without duplication, (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations to pay the deferred purchase price of property of services (other than accounts payable incurred in the ordinary course of business determined in accordance with GAAP), (iv) all obligations with respect to capital leases, (v) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all reimbursement and other payment of obligations, contingent or otherwise, in respect of letters of credit, and (vii) all guaranty obligations with respect to the types of Indebtedness listed in clauses (i) through (vi) above.

            "Material Adverse Effect" shall mean a material adverse effect on
(a) the business, assets, operations, prospects or financial or other condition of Company and its subsidiaries taken as a whole; (b) the ability of Company to pay or perform the Obligations in accordance with the terms of this Note and to avoid an Event of Default or (c) the rights and remedies of Holder under this Note or any related document, instrument or agreement.

            "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, including all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Company hereunder, in each case whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C.
Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

            "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

            "Refining" shall mean BHP Petroleum Americas Refining Inc., a Hawaii corporation.

            "Stock Sale Agreement" means the Stock Sale Agreement, dated as of March 18, 1998, by and among Company, Holder and BHP Petroleum Pacific Islands Inc., a Hawaii corporation.

            "South Pacific" shall mean BHP Petroleum South Pacific Inc., a California corporation.

          2. PAYMENTS. The principal amount of this Note shall be due and payable in five equal installments of Ten Million Dollars ($10,000,000.00) each on ____________, 2009, ____________, 2010, ___________ 2011, _____________2012
and ___________ 2013; provided, however, that the payment of such principal amounts, subject to adjustment, shall be accelerated upon the occurrence of an Event of Default as provided in Section 6 and upon the occurrence of each Acceleration Event as provided in Section 3. Except as provided in Section 11, no interest shall be due or payable on this Note with respect to any principal amount outstanding at any time.

          3. ACCELERATION EVENT.

             (a) If EBITDA as reported in any Annual EBITDA Report delivered to Holder for any calendar year within the Reporting Period as determined pursuant to Schedules A and B exceeds $50 million (an "Acceleration Event"), then an amount equal to fifty percent (50%) of such excess (the "Allocated Excess Amount") shall be paid by Company to Holder not later than ten (10) days after the first to occur of (i) the acceptance by Holder's Representative of Company's calculation of EBITDA or (ii) the determination of EBITDA pursuant to the procedures set forth in paragraph 4 of Schedule A. Each payment of an Allocated Excess Amount shall be applied by Holder to reduce, dollar for dollar, the principal amount outstanding under this Note. All payments by Company representing an Allocated Excess Amount shall be applied against the unpaid installments provided for in Section 2 on a pro rated basis. Notwithstanding the foregoing, the $50 million EBITDA trigger amount for calendar year 1998 shall be reduced to an amount equal to (x) $50 million multiplied by (y) a quotient equal to the number of days of 1998 from and after the Closing (as defined in the Stock Sale Agreement) divided by 365.

             (b) Company agrees to negotiate with Holder promptly and in good faith to reduce the $50 million EBITDA trigger amount provided in subsection 3(a) in the event that

Company changes the operations or assets of the Business in a manner that results in a material reduction in EBITDA. All proposed reductions in the $50 million EBITDA trigger amount pursuant to this subsection 3(b) shall be considered on an occurrence by occurrence basis (and shall take into account the cumulative effect of all occurrences since the date of this Note).

                  (c) Holder agrees to negotiate with Company promptly and in good faith to increase the $50 million EBITDA trigger amount provided in subsection 3(a) in the event that Company establishes to the satisfaction of Holder that Company has invested a material amount of capital (exclusive of any capital invested in the ordinary course of business to maintain the quality or performance of equipment or other assets) in the Business and that such capital investment has directly resulted in a material increase in EBITDA. All proposed increases in the $50 million EBITDA trigger amount pursuant to this subsection 3(c) shall be considered on a project by project basis and shall be evaluated according to a mutually agreeable procedure, mutually agreeable assumptions and the general principle that any increase in the $50 million EBITDA trigger amount should have the effect of benefiting both Company and Holder on an equal sharing basis.

          4. PREPAYMENT. Company may prepay this Note at any time in whole or in part; provided that any such prepayment will be applied to scheduled payments of principal of this Note on a pro rated basis.

         5.       CERTAIN COVENANTS. While any amount is outstanding under this
Note:

                  (a) Mergers, Acquisitions, Etc. Without the prior written consent of Holder, which consent shall not be unreasonably withheld, none of Company, Refining or South Pacific shall consolidate with or merge into any other Person or permit any other Person to merge into it, or acquire all or substantially all of the assets or capital stock of any other Person; provided, however, that the foregoing shall not apply to any merger or consolidation where the surviving entity succeeds to all of the assets of Company, Refining or South Pacific and immediately thereafter has no material liabilities other than those of Company, Refining or South Pacific immediately prior to such merger or consolidation; provided, however, that, with respect to Company only, the foregoing shall only apply if such transaction results in a Change of Control (as defined in subsection 6(i)), and provided, further, that with respect to South Pacific, the foregoing shall not apply to a merger or consolidation of South Pacific which would be a Transfer permitted by subsection 5(b).

                  (b) Asset Dispositions. Without the prior written consent of Holder, which consent shall not be unreasonably withheld, neither Refining nor South Pacific shall sell, lease, transfer or otherwise dispose of (collectively, a "Transfer") in one transaction or in a series of related transactions, with or without consideration, the stock of either Refining or South Pacific or any of the assets or property used in the Business, whether now owned or hereafter acquired, except (i) Transfers of assets or property in the ordinary course of Company's, Refining's or South Pacific's business consistent with past practice,
(ii) Transfers to one or more independent third parties of the assets or properties used in the Business, or a Transfer to a single independent third party of all the capital stock of South Pacific in a single transaction, in any case for an aggregate consideration of less than $5.0 million in any fiscal year or (iii) pledges to lenders for the purpose of securing Indebtedness owed by Company, Refining or South Pacific (including any transactions resulting from the foreclosure by any such lenders with respect to such pledges).

                  (c) Change in Business. Without the prior written consent of Holder, which consent shall not be unreasonably withheld, Company shall not make any material change to the Business.

                  (d) Notices. Company shall provide Holder, promptly upon the occurrence thereof, written notice of the occurrence of (i) any Event of Default hereunder, (ii) any event of default by Company or any subsidiary thereof which would, or is reasonably likely to, with the passage of time or otherwise, result in an Event of Default.

                  (e) Affiliated Transactions. All Transfers and transactions involving the purchase or sale of crudes, refinery feedstocks, products (whether partial or finished), or other materials, stores, consummables or other assets between Refining, South Pacific or their subsidiaries, on the one hand, and Company and its other subsidiaries, on the other, shall be on an arms-length basis and at fair market value.

                  (f) Allocations of Costs. Although Company shall be permitted to allocate to the Business actual accounting, insurance, legal, human resources, employee benefits, tax, credit and similar operating costs from Company cost centers located outside of the State of Hawaii, Company covenants and agrees that (i) it will use a reasonable allocation method to distribute such costs amongst its various business, (ii) it will disclose such allocation method to Holder promptly upon request and (iii) in no event will such allocation result in overhead costs for the Business which exceed the historical overhead costs of the Business, which historical overhead costs shall be equal to the overhead costs incurred by the Business during the fiscal year ending May 31, 1998, as adjusted annually for inflation by the GNP Price Deflator Index.

          6. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

                  (a) Failure to Pay. Company shall fail to pay when due any principal payment on the due date hereunder and such failure shall continue for two (2) business days after notice from Holder; or

                  (b) Breaches of Certain Covenants. Company shall fail to observe or perform any covenant or agreement set forth in this Note and such failure shall continue for a period of thirty (30) days after notice from Holder; or

                  (c) Representations and Warranties. Any representation, warranty, certificate or other statement (financial or otherwise) made or furnished by or on behalf of Company to Holder in writing in connection with this Note, or as an inducement to Holder to enter into this Note, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

                  (d) Other Payment Obligations.   Company or any subsidiary
thereof shall (i) fail to make any payment when due under the terms of any bond, debenture, note or other evidence of Indebtedness to be paid by such Person (excluding this Note and the other Ancillary Agreements, but including any other evidence of Indebtedness of Company to Holder) and such failure shall continue beyond any period of grace provided with respect thereto, or (ii) default in the observance or performance of other agreement, term or condition contained in any such bond, debenture, note or other evidence of Indebtedness, and the effect of such failure or default is to cause, or permit the holder or holder thereof to cause, Indebtedness in an aggregate amount of _____________________* Dollars ($_______________)* or more to become due prior to its stated date of maturity; or

                  (e) Voluntary Bankruptcy or Insolvency Proceedings. Company, Refining or South Pacific shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property or assets (including, without limitation, any Person conducting the Business or owning the property or assets thereof), (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable law), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

                  (f) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company, Refining or South Pacific or of all or a substantial part of the property thereof, or an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to Company, Refining or South Pacific or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

                  (g) Judgments. A final judgment or order for the payment of money in excess of _________________ Dollars* ($_________________)* exclusive of amounts covered by insurance issued by an insurer not an Affiliate of Company) shall be rendered against Company, or any subsidiary thereof and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of Company or any subsidiary thereof and such judgment, writ or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or


--------
* Insert amount used in Company's financing documents for the acquisition of Refining and South Pacific.

                  (h) Material Adverse Effect. One or more conditions exist or events have occurred which could reasonably indicate, or reasonably result in, a Material Adverse Effect on the Company and its subsidiaries taken as a whole; or

                  (i) Change of Control. There shall be a Change in Control of Company. A "Change in Control" shall be deemed to have occurred at such time after the original issuance of the Note as:

                           (i) any Person, other than Company, any subsidiary of Company or any entity Controlled (as defined below) by the foregoing, or any employee benefit plan of Company or any such subsidiary, is or becomes the beneficial owner, directly or indirectly, through a purchase or other acquisition transaction or series of transactions (other than a merger or consolidation involving Company), of shares of capital stock of entitling such Person to exercise in excess of 50% of the total voting power of all shares of capital stock of Company entitled to vote generally in the election of directors;

                           (ii) there occurs any consolidation of Company with, or merger of Company into, any other Person, any merger of another Person into Company, or any sale or transfer of the assets of Company as, or substantially as, an entirety to another Person (other than (1) any such transaction pursuant to which the holders of the Common Stock of Company immediately prior to such transaction have, directly or indirectly, shares of capital stock of the continuing or surviving corporation immediately after such transaction which entitle such holders to exercise in excess of 50% of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in the election of directors and (2) any merger (a) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Company's Common Stock or (b) which is effected solely to change the jurisdiction of incorporation of Company and results in a reclassification, conversion or exchange of outstanding shares of Company's Common Stock solely into shares of common stock carrying substantially the same relative rights as Company's Common Stock); or

                           (iii) a change in the Board of Directors of Company in which the individuals who constituted the Board of Directors of Company at the beginning of the two-year period immediately preceding such change (together with any other director whose election by the Board of Directors of Company or whose nomination for election by the stockholders of Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

               The term "Controlled" shall mean ownership or control of more than 50% of the voting power of such entity.

          7. RIGHTS OF HOLDER UPON DEFAULT. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in subsections 6(e) and 6(f)) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to Company, declare all outstanding Obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in subsections 6(e) and 6(f), immediately and without notice, all outstanding Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it by law, either by suit in equity or by action at law, or both. Notwithstanding the foregoing, in the event all outstanding Obligations payable by Company hereunder are declared to be due and payable, the amount of such Obligations shall be reduced to their then present value using a discount rate of 9.0% per annum and discounted based on the stated maturity of such Obligations in years 11 through 15.

          8. ASSIGNMENT BY COMPANY. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Holder. This Note may be assigned by Holder without Company's consent.

          9. NOTICES. All notices, requests or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the Stock Sale Agreement or on the register maintained by Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

          10. PAYMENT. Payment shall be made in lawful tender of the United States by wire transfer of immediately available funds to an account designated by Holder.

          11. DEFAULT RATE; USURY. During any period in which an amount is due and payable under this Note and has not been paid at the time it is required to be paid, Company shall pay interest on the amount so unpaid at a rate per annum equal to the six month London interbank offered rate as published from time to time in The Wall Street Journal plus 5.0%. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

          12. ISSUE PRICE. For income tax purposes, it is hereby agreed that (a) the principal amount of this Note (which establishes the issue price under Section 1274 of the U.S. Internal Revenue Code of 1986) is $16,430,307, (b) the aggregate amounts due under this Note in excess of such amount constitute interest, (c) such interest shall accrue yearly at a rate of 9.0% based on a constant yield method, compounded annually, (d) any prepayments received on this Note shall be treated as a payment in retirement of a pro rata portion of this Note and (e) any amounts paid in excess of the principal and accrued interest attributable to such retired portion of this Note shall be deemed an additional payment attributable to such portion. Holder and Company agree to report the accrual of interest and payments on this Note for income tax purposes in a manner consistent with this Section 12.

          13. DISPUTE RESOLUTION. Any dispute, controversy or claim between the parties relating to, arising out of or in connection with this Note (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance or breach or as to damages, including claims in tort, shall be settled in accordance with Schedule A (if such dispute, controversy or claim relates to the calculation of EBITDA or related matters) or Section 13.13 of the Stock Sale Agreement.

          14. EXPENSES; WAIVERS. If action is instituted to collect this Note, Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

          15. GOVERNING LAW. This Note and all actions arising out of or in connection with this Note shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State (without giving effect to such State's choice of law principles).

          16. ENTIRE AGREEMENT. This Note, together with the Schedules hereto, constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, between Holder and Company with respect to the subject matter hereof and are not intended to confer upon any other Person any rights or remedies hereunder, except as otherwise expressly provided herein.

          IN WITNESS WHEREOF, Company has caused this to be issued as of the date first written above.

                                                   TESORO PETROLEUM CORPORATION,
                                                   a Delaware corporation

                                                   By
                                                     ---------------------------
                                                     Name:
                                                     Title:


ACCEPTED AND AGREED
as of this ______ day of
 ______________, 1998

BHP HAWAII, INC.,
a Hawaii corporation

By:
   -----------------------------
   Name:
   Title:

                               EXHIBIT 1.1(e)


================================================================================



                           CRUDE OIL SUPPLY AGREEMENT



                                 BY AND BETWEEN




                  BHP PETROLEUM TRADING AND MARKETING PTY LTD.
                               A.C.N. 003 401 661,
                           AN AUSTRALIAN CORPORATION,


                                       AND


                  TESORO REFINING, MARKETING & SUPPLY COMPANY,

                             A DELAWARE CORPORATION



                         DATED AS OF __________ __, 1998




================================================================================

                               TABLE OF CONTENTS



SECTION:                                                                     PAGE
ARTICLE I  DEFINITIONS.........................................................1

         1.1   Certain Defined Terms ..........................................1
         1.2   Other Defined Terms ............................................3

ARTICLE II  STAFFING  .........................................................3

         2.1    BHP Petroleum's Representative ................................3
         2.2    Buyer's Representative ........................................3
         2.3    Removal of Representatives ....................................3

ARTICLE III  CRUDE OIL SUPPLY..................................................4

         3.1    Commitment to Supply Crude Oil ................................4
         3.2    Supply Request ................................................4
         3.3    Supply Proposal ...............................................4
         3.4    Purchase Instructions .........................................4
         3.5    Modification of Crude Oil Purchases ...........................4

ARTICLE IV  PAYMENT TERMS FOR CRUDE OIL PURCHASES..............................5

         4.1    Payment Terms for Purchases of BHP Equity Crude Oil. ..........5
         4.2    Payment Terms for Purchases of Non-BHP Equity Crude Oils ......6
         4.3    BHP Petroleum Fee. ............................................6

ARTICLE V  SHIPPING SERVICES...................................................6

         5.1    Provision of Shipping Services ................................6
         5.2    Selection of Vessel ...........................................6
         5.3    Subsequent Changes ............................................7
         5.4    Payment of Shipping Fees and Costs ............................7
         5.5    BHP Petroleum Fee. ............................................7

ARTICLE VI  TERMINATION........................................................7

         6.1    Grounds for Termination .......................................7
         6.2    Notice of Termination ........................................10

ARTICLE VII  GENERAL PROVISIONS...............................................10

         7.1    Compliance with Law ..........................................10
         7.2    Taxes and Costs ..............................................11
         7.3    Default Rate .................................................11
         7.4    Liability and Indemnity ......................................11
         7.5    Insurance ....................................................12
         7.6    Force Majeure ................................................13
         7.7    Governing Law ................................................14
         7.8    Dispute Resolution ...........................................14

         7.9    Consent to Jurisdiction; Waivers .............................14
         7.10   Waiver of Jury Trial .........................................15
         7.11   Confidentiality ..............................................15
         7.12   Notices ......................................................15
         7.13   Interpretation ...............................................16
         7.14   Severability .................................................16
         7.15   Assignment ...................................................16
         7.16   No Third-Party Beneficiaries .................................17
         7.17   Amendment ....................................................17
         7.18   Further Assurances ...........................................17
         7.19   Mutual Drafting ..............................................17
         7.20   Counterparts .................................................17
         7.21   Entire Agreement .............................................17

EXHIBIT A       GENERAL PROVISIONS - SPOT FOB CRUDE OIL OR
                CONDENSATE SALES

EXHIBIT B       SCHEDULE OF SHIPPING CHARGES

                         CRUDE OIL SUPPLY AGREEMENT


                  CRUDE OIL SUPPLY AGREEMENT, dated as of __________ __, 1998, by and between BHP Petroleum Trading and Marketing Proprietary Limited, A.C.N. 003 401 661, an Australian corporation ("BHP Petroleum"), and Tesoro Refining, Marketing & Supply Company, a Delaware corporation ("Buyer").


                                  RECITALS

                   A. Buyer, BHP Hawaii Inc., a Hawaii corporation ("BHP Hawaii"), and BHP Petroleum Pacific Islands Inc., a Hawaii corporation ("BHP Pacific"), have entered into a Stock Sale Agreement, dated as of March 18, 1998 ("Stock Sale Agreement"), pursuant to which Buyer has agreed to purchase and BHP Hawaii and BHP Pacific have agreed to sell, all the outstanding shares of capital stock of BHP Petroleum Americas Refining Inc., a Hawaii corporation, and BHP Petroleum South Pacific Inc., a California corporation.

                   B. The Stock Sale Agreement provides that the parties will enter into this Agreement at the Closing (as defined in the Stock Sale Agreement) so that BHP Petroleum may supply crude oil and provide certain other services to Buyer on the terms and subject to the conditions set forth in this Agreement.

                  In consideration of the premises and the respective representations, warranties and agreements herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                   1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

                   "Action" means any claim, action, suit or arbitration, or any proceeding, in each instance by or before any Governmental Authority.

                   "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations under the Securities Exchange Act of 1934, as amended.

                   "Agreement" means this Crude Oil Supply Agreement, including all exhibits hereto, as it may be further amended from time to time as herein provided.

                   "Barbers Point Refinery" means that certain refinery located at Barbers Point Harbor, Honolulu, District of Ewa, City and County of Honolulu, Hawaii, which is owned and operated by Refining.

                   "BHP" means The Broken Hill Proprietary Company Limited, A.C.N. 004 028 077, an Australian corporation.

                   "BHP Hawaii" means BHP Hawaii Inc., a Hawaii corporation.

                   "BHP Pacific" means BHP Petroleum Pacific Islands Inc., a Hawaii corporation.

                   "Civil Liability Convention" means the Civil Liability Convention for Oil Pollution enacted November 29, 1969.

                   "Crude Oil" means all grades of crude oil with the exception of North American grades of crude oil.

                   "Effective Date" has the meaning set forth in Section 3.1 of the Stock Sale Agreement.

                   "FOB" has the meaning prescribed in the July 1, 1990 edition of international rules for the interpretation of trade terms prepared by the International Chamber of Commerce except to the extent of any inconsistency with the terms of this Agreement.

                  "Governmental Authority" means any Federal, state, municipal or local government, government authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body.

                   "Oil Pollution Act of 1990" means the Oil Pollution Act of 1990 codified as 33 U.S.C.A Section 2701 et. seq.

                   "Parent" means Tesoro Petroleum Corporation, a Delaware corporation.

                   "Person" shall have the meaning given in the Stock Sale Agreement.

                   "Refining" means BHP Petroleum Americas Refining Inc., a Hawaii corporation.

                   "South Pacific" means BHP Petroleum South Pacific Inc., a California corporation.

                   "Stock Sale Agreement" means the Stock Sale Agreement, dated as of March 18, 1998, by and among BHP Hawaii, BHP Pacific and Buyer, including all schedules and exhibits thereto, as it may be further amended from time to time as therein provided.

                   "Term" means the period beginning on the Effective Date and ending on the Termination Date.

                   "Termination Date" means the earlier of (i) two years from the Effective Date and (ii) the effective date of any termination of this Agreement pursuant to the provisions of Section 6.2.

                  "Vessel" means the vessel selected by Buyer to accept delivery of the Crude Oil at the load port pursuant to Section 5.2.

                   1.2 OTHER DEFINED TERMS. In addition to the terms defined in
Section 1.1, certain other terms are defined elsewhere in this Agreement and, whenever such terms are used in this Agreement, they shall have their respective defined meanings.


                                   ARTICLE II

                                    STAFFING

                   2.1 BHP PETROLEUM'S REPRESENTATIVE. During the Term, BHP Petroleum shall cause one or more of its employees to be assigned to Buyer's offices in Honolulu, Hawaii, and/or an alternate U.S. location, at Buyer's option ("BHP Petroleum's Representative") and each of such employees shall be assigned for a minimum of twelve consecutive months. BHP Petroleum's Representative shall be responsible for coordinating the supply and shipping of Crude Oil to the Barbers Point Refinery pursuant to the terms of this Agreement. Buyer shall provide BHP Petroleum's Representative with suitable office space and normal office equipment and support. BHP Petroleum shall bear all risks and liabilities associated with BHP Petroleum's Representative and shall be responsible for all salary, accommodation, benefits, living and travel costs, insurance and expenses for BHP Petroleum's Representative.

                   2.2 BUYER'S REPRESENTATIVE. During the Term, Buyer shall have the option to assign one of its employees to BHP Petroleum's offices in Melbourne or Singapore ("Buyer's Representative"). If Buyer exercises the aforesaid option, Buyer's Representative shall be assigned for a minimum of twelve consecutive months. Buyer's Representative shall act on Buyer's behalf with respect to the supply and shipping of Crude Oil to the Barbers Point Refinery pursuant to the terms of this Agreement. BHP Petroleum shall provide Buyer's Representative with suitable office space and normal office equipment and support. Buyer shall bear all risks and liabilities associated with Buyer's Representative and shall be responsible for all salary, accommodation, benefits, living and travel costs, insurance and expenses for Buyer's Representative.

                   2.3 REMOVAL OF REPRESENTATIVES. Each party hereto shall ensure that the representatives they have selected pursuant to this Article II abide by all of the safety regulations, rules and procedures applicable in the other parties' offices as well as all standards of behavior normally expected of an employee of the other party. If either parties' selected representative fail to comply with such rules and procedures or fails to fulfill any other material obligation imposed by the terms of this Agreement, the other party may require the removal of such representative and the replacement of such representative at the expense of the other party.

                                   ARTICLE III

                                CRUDE OIL SUPPLY

                   3.1 COMMITMENT TO SUPPLY CRUDE OIL. During the Term, BHP Petroleum agrees to supply, or arrange for third parties to supply, to Buyer, and Buyer agrees to purchase and receive from BHP Petroleum or such third-party suppliers all of the Crude Oil used in the operation of the Barbers Point Refinery. BHP Petroleum will use commercially reasonable efforts to procure a cost effective supply of Crude Oil for the Barbers Point Refinery pursuant to the procedures set forth in this Article III.

                   3.2 SUPPLY REQUEST. Commencing the second month of the Term, Buyer shall deliver to BHP Petroleum a written supply request (a "Supply Request") on or before the 50th day preceding the first day of each month, which Supply Request shall set forth (i) the total volume of Crude Oil required for the operation of the Barbers Point Refinery in the month for which such Supply Request relates, (ii) the volumes of the specific grades of Crude Oil required,
(iii) the number of shipments, and (iv) the preferred three-day delivery period for each of such shipments. BHP Petroleum and Buyer shall make available to each party's representative all marketing information, refinery economics, including linear program data, or other information relied on to prepare each Supply Request.

                   3.3 SUPPLY PROPOSAL. Within five days of receipt of the Supply Request, BHP Petroleum shall advise Buyer's Representative by facsimile or orally and confirmed in writing of available Crude Oil cargoes that comply with the terms of the Supply Request (the "Supply Alternatives") and the anticipated costs associated with each of said Supply Alternatives.

                   3.4 PURCHASE INSTRUCTIONS. No later than forty-eight hours after BHP Petroleum has advised Buyer's Representative of the available Supply Alternatives, Buyer's Representative shall irrevocably select a Supply Alternative and provide a price range within which BHP Petroleum shall have the authority to purchase the Crude Oil specified in the Supply Request on behalf of Buyer. Thereafter, BHP Petroleum shall use commercially reasonable efforts to obtain purchases which fall within or below the price range specified by Buyer and that otherwise comply with the requirements set forth in the Supply Request; provided, however, that Buyer acknowledges that BHP Petroleum may be unable to secure purchases conforming with the aforesaid requirements and, other than in the event of gross negligence, BHP Petroleum shall incur no liability for such failure to secure a conforming purchase.

                  3.5 MODIFICATION OF CRUDE OIL PURCHASES. In the event that the requirements of the Barbers Point Refinery change due to operational or economic factors arising after Buyer has committed to purchase a shipment of Crude Oil (the "Original Crude Oil Shipment"), Buyer shall inform BHP Petroleum immediately of such change and BHP Petroleum and Buyer shall work together in good faith to secure a sale of the Original Crude Oil Shipment, seek alternative purchases, reschedule the delivery date of the Original Crude Oil Shipment or take any other actions the parties mutually agree will provide the most cost effective means of meeting the changed supply requirements of the Barbers Point Refinery (each, a "Modified Crude Oil Shipment"). The parties agree that any economic benefit derived from a Modified Crude Oil

Shipment shall be shared equally between Buyer and BHP Petroleum and Buyer shall pay to BHP Petroleum one half of the aggregate amount of said economic benefit accrued during each calendar quarter on or before the 15th day of the month following the end of the calendar quarter. The measurement of the economic benefit associated with a Modified Crude Oil Shipment shall be calculated based on the difference between the optimal values specified in the linear program simulation generated by Buyer in connection with the Original Crude Oil Shipment and the linear program simulation generated by Buyer in connection with the Modified Crude Oil Shipment adjusted to account for any net profits or net losses realized as a result of a sale of any Original Crude Oil Shipment. BHP Petroleum shall not have any liability for any losses incurred by Buyer as a result of any actions taken by the parties pursuant to this Section 3.5 or the parties failure to secure a cost effective modification of the Original Crude Oil Shipment.

                                   ARTICLE IV

                      PAYMENT TERMS FOR CRUDE OIL PURCHASES

                   4.1 PAYMENT TERMS FOR PURCHASES OF BHP EQUITY CRUDE OIL.

                       (a) Unless otherwise agreed by the parties hereto or stipulated by this Agreement, the terms and conditions of each purchase by Buyer hereunder of BHP Petroleum's entitlement to equity production ("BHP Equity Crude Oil") shall be on an FOB basis and subject to the terms and conditions set forth in the "General Provisions - Spot FOB Crude Oil or Condensate Sales" attached hereto as Exhibit A and as amended and supplemented after the Effective Date.

                       (b) Buyer shall not be required to provide any security, other than as provided in Section 4.1(c) or 4.1(d), for purchases of a single shipment of BHP Equity Crude Oil. Notwithstanding the foregoing, if Buyer has previously incurred an obligation to pay for a shipment of BHP Equity Crude Oil and seeks to purchase an additional shipment of BHP Equity Crude Oil prior to the receipt by BHP Petroleum of the payment due for the previous shipment of BHP Equity Crude Oil, Buyer shall secure the payment in respect of such additional shipment with a letter of credit in a form, and issued by a bank, acceptable to BHP Petroleum, if BHP Petroleum determines in its absolute discretion that such letter of credit is necessary.

                       (c) On the Effective Date, Parent shall provide BHP Petroleum with a letter of guarantee, in a form satisfactory to BHP Petroleum and valid for the Term, pursuant to which Parent shall guarantee Buyer's obligation to pay for any and all purchases of BHP Equity Crude in accordance with this Agreement.

                       (d) BHP Petroleum shall have the right to require Buyer to establish a letter of credit, in a form and issued by a bank acceptable to BHP Petroleum, to cover all sales of BHP Equity Crude Oil to Buyer in the event that (i) Parent's net worth is less than or equal to three hundred million dollars ($300,000,000), (ii) the ratio of Parent's current assets to current liabilities is less than 1.3 to 1, (iii) the ratio of Parent's total outstanding indebtedness to its net worth is greater than or equal to 2 to 1 or (iv) Parent incurs a net loss in any fiscal year.

                       (e) In the event that Buyer fails to pay the purchase price of any shipment of BHP Equity Crude on the date such payment is due and payable, BHP Petroleum shall have the option to suspend any further deliveries of BHP Equity Crude to Buyer until such payment has been made and Buyer has agreed to new credit terms satisfactory to BHP Petroleum. The rights of BHP Petroleum pursuant to this Section 4.1(e) shall be cumulative and not exclusive of any other rights or remedies of BHP Petroleum provided hereunder or by law, including BHP Petroleum's right to terminate this Agreement as set forth in
Article VI.

                       (f) Charges for chartering brokerage, commercial operations, scheduling, postfixtures services for voyage charters and other shipping services for shipments of BHP Equity Crude Oil provided pursuant to the terms of Article V hereof shall be included in the fixed annual fee described in
Section 4.3. Notwithstanding the foregoing, the services specified in Part II of the Schedule of Shipping Charges attached hereto as Exhibit B shall not be included in the fixed annual fee and shall be invoiced and paid by Buyer separately in accordance with Section 5.5.

                   4.2 PAYMENT TERMS FOR PURCHASES OF NON-BHP EQUITY CRUDE OILS. For purchases by Buyer of Non-BHP Equity Crude Oil from third-party suppliers pursuant to the terms of this Agreement, BHP Petroleum will act solely in the capacity of purchasing agent for Buyer. All spot or other supply contracts with third-party suppliers shall be entered into in the name of Buyer and Buyer shall be directly responsible to such third-party supplier for ensuring compliance with the payment terms and all other terms and conditions applicable to each of such supply contracts.

                   4.3 BHP PETROLEUM FEE. In consideration for BHP Petroleum's services in procuring purchases of Non-BHP Equity Crude Oil, procuring shipping services for all purchases of Crude Oil hereunder pursuant to the terms of
Article V, and for the exclusion of North American grades of Crude Oil from the scope of this Agreement, Buyer shall pay to BHP Petroleum an annual basic fee of $1,400,000 to be paid in equal monthly installments within fifteen days of receipt of an invoice from BHP Petroleum.

                                    ARTICLE V

                                SHIPPING SERVICES

                   5.1 PROVISION OF SHIPPING SERVICES. During the Term, BHP Petroleum shall subcontract the services of its affiliate BHP Transport Pty. Limited or another subcontractor reasonably acceptable to Buyer ("Subcontractor"), and Buyer hereby appoints Subcontractor as its agent and authorizes Subcontractor to arrange for, negotiate, schedule and coordinate on behalf of Buyer spot voyage, affreightment or time chartered transportation of all Crude Oil supplied to Buyer hereunder (the " Shipping Services"). All charterparties shall be entered by Buyer in its own name.

                   5.2 SELECTION OF VESSEL. No later than the fourteenth day preceding the first day of the loading range for each shipment of Crude Oil purchased pursuant to this Agreement, Subcontractor shall provide Buyer with a list of available vessels capable of complying with the terms of the Supply Request, and shall provide Buyer with information regarding the name, size, draft and dimensions of each such vessel, the scheduled arrival date, the shipping fees and costs and any other information which Buyer's Representative may reasonably request. Neither BHP Petroleum nor Subcontractor shall make any representation, warranty or guarantee, express or implied, to Buyer respecting the merchantability or fitness of the vessels specified on the aforesaid list or the qualifications or expertise of the masters, mates, and crews for such vessels and Buyer expressly agrees and acknowledges that it is Buyer's responsibility to make an independent determination as to such matters prior to selecting a vessel to transport Crude Oil hereunder. Within forty-eight hours of receipt of the list of available vessels, Buyer's Representative shall notify Subcontractor of the vessel it has selected to transport the shipment of Crude Oil.

                   5.3 SUBSEQUENT CHANGES. When Buyer has requested a modification of a Crude Oil purchase pursuant to the terms of Section 3.5, Subcontractor shall notify Buyer of any alternative vessels, delivery dates or routings, if any, available to accommodate such change. Within twenty-four hours after receiving such notification, Buyer's representative shall confirm which shipping alternatives it wishes to avail itself of.

                   5.4 PAYMENT OF SHIPPING FEES AND COSTS. All spot shipping contracts or charters negotiated and arranged by Subcontractor shall be in the name of Buyer and Buyer shall be solely responsible for paying all fees, rates, taxes, charges and duties under such contracts and cargo and all freight charges (including demurrage costs) incurred within the territory of the country where the ports of loading and discharge are located, including customs overtime and port charges. All address commissions shall be for Buyer's account.

                   5.5 BHP PETROLEUM FEE. The annual fee paid to BHP Petroleum pursuant to Section 4.3 shall include the charges for the Shipping Services listed in Part I of the Schedule of Shipping Charges attached hereto as Exhibit B (the "Schedule of Shipping Charges") and incorporated herein by this reference. In the event Buyer shall require and request BHP Petroleum or Subcontractor to perform any of the additional shipping services specified in
Part II of the Schedule of Shipping Charges, Buyer shall pay BHP Petroleum a fee in addition to the annual fee specified in Section 4.3. Buyer and Subcontractor will confer in good faith with regard to Subcontractor providing the additional shipping services specified in Part II of the Schedule of Shipping Charges. Such additional fee shall be determined in accordance with the Part II of the Schedule of Shipping Charges and shall be paid by Buyer to BHP Petroleum within 15 days of receipt of an invoice from BHP Petroleum.


                                   ARTICLE VI

                                   TERMINATION

                   6.1 GROUNDS FOR TERMINATION.

                       (a) BHP Petroleum may terminate this Agreement upon the occurrence of one or more of the following events:

                                    (i)     Buyer shall default, in any material
respect, in the due performance or observance by it of any term, covenant or agreement on its part contained in this Agreement (other than as set forth in Section 6(a)(ii)) and (A) such default shall not have been cured within thirty days following receipt by Buyer from BHP Petroleum of notice of such default or, if the default is such that it will take more than thirty days to cure, within an extended period of time which shall be no longer than what is necessary to effect performance or compliance or (B) Buyer has failed to diligently pursue the curing of the default within any such extended time period;

                                    (ii)    Buyer shall fail to pay any amount
owed hereunder to BHP Petroleum on the date for such payment, except for any amounts being disputed in good faith, and such amount shall remain unpaid for fifteen days following receipt by Buyer from BHP Petroleum of notice of such failure to pay; and

                                    (iii)   Buyer becomes insolvent, becomes
subject to any bankruptcy or reorganization proceedings, whether voluntary or involuntary, or is placed in a receivership.

                                    (iv)    There shall be a Change in Control
of Buyer. A "Change in Control" shall be deemed to have occurred at such time after the Effective Date as:

                                            (A)      any Person, other than
                   Buyer, any Affiliate of Buyer or any entity Controlled (as defined below) by the foregoing, or any employee benefit plan of Buyer or any such Affiliate, is or becomes the beneficial owner, directly or indirectly, through a purchase or other acquisition transaction or series of transactions (other than a merger or consolidation involving Buyer), of shares of capital stock of Buyer entitling such Person to exercise in excess of 50% of the total voting power of all shares of capital stock of Buyer entitled to vote generally in the election of directors;

                                            (B)      there occurs any
                   consolidation of Buyer with, or merger of Buyer into, any other Person, any merger of another Person into Buyer, or any sale or transfer of the assets of Buyer as, or substantially as, an entirety to another Person (other than (1) any such transaction pursuant to which the holders of the Common Stock of Buyer immediately prior to such transaction have, directly or indirectly, shares of capital stock of the continuing or surviving corporation immediately after such transaction which entitle such holders to exercise in excess of 50% of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in the election of directors and (2) any merger (a) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Buyer's Common Stock or (b) which is effected solely to change the jurisdiction of incorporation of Buyer and results in a reclassification, conversion or exchange of outstanding shares of Buyer's Common Stock solely into shares of common stock carrying substantially the same relative rights as Buyer's Common Stock); or

                                            (C)      a change in the Board of
                   Directors of Buyer in which the individuals who constituted the Board of Directors of Buyer at the beginning of the two-year period immediately preceding such change (together with any other director whose election by the Board of Directors of Buyer or whose nomination for election by the stockholders of Buyer was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

                  The term "Controlled" shall mean ownership or control of more than 50% of the voting power of such entity.

                           (b) Buyer may terminate this Agreement upon the
occurrence of one or more of the following events:

                                    (i)     if BHP Petroleum shall default, in
any material respect, in the due performance or observance by it of any term, covenant or agreement on its part contained in this Agreement and (A) such default shall not have been cured within thirty days following receipt by BHP Petroleum from Buyer of notice of such default or, if the default is such that it will take more than thirty days to cure, within an extended period of time which shall be no longer than what is necessary to effect performance or compliance or (B) BHP Petroleum has failed to diligently pursue the curing of the default within any such extended time period; and

                                    (ii)    BHP Petroleum becomes insolvent,
becomes subject to any bankruptcy or reorganization proceedings, whether voluntary or involuntary, or is placed in a receivership.

                                    (iii)   There shall be a Change in Control
of BHP Petroleum. A "Change in Control" shall be deemed to have occurred at such time after the Effective Date as:

                                            (A)      any Person, other than BHP
                   Petroleum, any Affiliate of BHP Petroleum or any entity Controlled (as defined below) by the foregoing, or any employee benefit plan of BHP Petroleum or any such Affiliate, is or becomes the beneficial owner, directly or indirectly, through a purchase or other acquisition transaction or series of transactions (other than a merger or consolidation involving BHP Petroleum), of shares of capital stock of BHP Petroleum entitling such Person to exercise in excess of 50% of the total voting power of all shares of capital stock of BHP Petroleum entitled to vote generally in the election of directors;

                                            (B)      there occurs any
                   consolidation of BHP Petroleum with, or merger of BHP Petroleum into, any other Person, any merger of another Person into BHP Petroleum, or any sale or transfer of the assets of BHP Petroleum as, or substantially as, an entirety to another Person (other than (1) any such transaction pursuant to which the holders of the Common Stock of BHP Petroleum immediately prior to such transaction have, directly or indirectly, shares of capital stock of the continuing or surviving corporation immediately after such transaction which entitle such holders to exercise in excess of 50% of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in the election of directors and (2) any merger (a) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of BHP Petroleum's Common Stock or (b) which is effected solely to change the jurisdiction of incorporation of BHP Petroleum and results in a reclassification, conversion or exchange of outstanding shares of BHP Petroleum's Common Stock solely into shares of common stock carrying substantially the same relative rights as BHP Petroleum's Common Stock); or

                                            (C)      a change in the Board of
                   Directors of BHP Petroleum in which the individuals who constituted the Board of Directors of BHP Petroleum at the beginning of the two-year period immediately preceding such change (together with any other director whose election by the Board of Directors of BHP Petroleum or whose nomination for election by the stockholders of BHP Petroleum was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

                   The term "Controlled" shall mean ownership or control of more than 50% of the voting power of such entity.

                   6.2 NOTICE OF TERMINATION. For either party to exercise its termination rights pursuant to this Agreement, the party desiring the termination must provide notice of its intent to terminate the Agreement. If the party so notified fails to cure such ground for termination in the time period set forth in Section 6.1 then this Agreement shall terminate. Termination pursuant to Section 6.1(a)(iii) or Section 6.1(b)(ii) shall be effective upon receipt of the notice of termination.

                                  ARTICLE VII

                               GENERAL PROVISIONS

                   7.1 COMPLIANCE WITH LAW. The parties shall conduct all operations hereunder in compliance with all applicable laws, ordinances, and regulations of governmental authorities. Each of Buyer and BHP Petroleum in the performance of this Agreement is engaged in an independent business from the other party, and nothing herein contained shall be construed as reserving to either party any right to control the other party with respect to its physical conduct in the performance of this Agreement. It is further understood and agreed that neither BHP Petroleum nor Buyer reserves any right to exercise control over any of the other party's employees and that all employees of Buyer shall be entirely under the control and direction of Buyer and the employees of BHP Petroleum shall be entirely under the control and direction of BHP Petroleum, each of which shall be responsible for their own employees' actions and omissions.

                   7.2 TAXES AND COSTS. Any entrance and clearance fees, whether measured by volume of cargo or not, towing and tug charges, pilotage, harbor dues, taxes, assessments, port charges and other charges applicable at the load or delivery ports or terminals, levied on, or in respect of or by reference to the Vessel or any Crude Oil purchased hereunder shall be payable by Buyer.

                   7.3 DEFAULT RATE. In the event Buyer shall fail to make any payments due hereunder on the date such payment is due, Buyer shall pay BHP Petroleum interest on the amount of the payment at a rate per annum equal to the London interbank offered rate as published from time to time in The Wall Street Journal plus 5.0%.

                   7.4 LIABILITY AND INDEMNITY.

                       (a) Buyer shall indemnify, defend and hold harmless BHP Petroleum and Subcontractor, and their respective Affiliates, shareholders, officers, directors, employees, subsidiaries, successors and assigns (collectively, the "Indemnified Parties") from and against, and pay or reimburse the Indemnified Parties for, any and all losses, damages, claims, costs and expenses, interest, awards, judgments, fines and penalties (including reasonable legal costs and expenses) incurred, sustained or suffered by the Indemnified Parties arising out of or resulting from all (i) loss and damage caused by any vessel, its owners, charters or operations while it is at the loading or discharging ports, in transport or otherwise, and regardless of whether such vessel is under pilotage or not, including (A) loss or damage to any property of the Indemnified Parties or any other person having an interest in the storage or other facilities from which the Crude Oil is loaded into or discharged from the vessel or (B) death, injury or illness to any person, or
(ii) Buyer's failure to observe or perform any of its obligations under this Agreement. Notwithstanding the foregoing but subject to Section 7.4(b), Buyer shall not have any indemnification obligations under this Section 7.4(a) for any indirect, consequential, special or incidental damages of any kind whether based in contract, tort (including simple or gross negligence or strict liability), warranty or otherwise.

                       (b) Without limiting the generality of Section 7.4(a), Buyer hereby releases and agrees to indemnify, defend and hold the Indemnified Parties from and against, and pay or reimburse the Indemnified Parties for, any and all losses, damages, claims, costs and expenses, interest, awards, judgments, fines and penalties (including reasonable legal costs and expenses) incurred, sustained or suffered by the Indemnified Parties arising out of or attributable to the release, threatened release, discharge, disposal or presence of Crude Oil or other hazardous materials related to this Agreement when in the custody of Buyer, including (i) all foreseeable and unforeseeable consequential damages, (ii) the costs of any required or necessary repair, cleanup or detoxification of an area of Crude Oil or hazardous material and the preparation and implementation of any closure, remedial or otherwise required plans, (iii) the costs of investigation and handling of any environmental claim by the Indemnified Parties, whether or not any suit or other formal legal proceeding shall have been commenced with respect to the environmental claims and (iv) the costs of the Indemnified Parties' enforcement of Buyer's obligations under this Section 7.4(b), whether or not suit is brought. Notwithstanding that certain legal authorities may have questioned the concept of one party agreeing to release and/or indemnify another party for its sole or concurrent simple or gross negligence, Buyer and the Indemnified Parties fully understand and recognize that the nature of this Agreement and the parties hereto make it appropriate and equitable for Buyer's release and indemnity pursuant to this Section 7.4(b) to apply regardless of who may be at fault or otherwise responsible under any statute, rule or theory of law, and even if the subject loss or claim is wholly or partially attributable to the active, passive, concurrent or sole negligence of the Indemnified Parties and regardless if the negligence is simple or gross.

                  Without limiting the generality of the foregoing release and indemnity, Buyer's duty to release, protect, defend, indemnify, make whole and hold harmless the Indemnified Parties under this Section 7.4(b) shall include any loss or claim (including any loss or claim provided under Section 128D of Hawaii Revised Statutes or the Oil Pollution Act of 1990 as such statutes may be amended or revised from time to time) concerning environmental damage to, or loss of, natural resources, wildlife, or public and private property or its use asserted, imposed or assessed by any party (private, governmental or otherwise) against the Indemnified Parties.

                  7.5 INSURANCE.

                      (a) Without in any way limiting Buyer's liability pursuant to this Agreement, Buyer shall maintain or ensure that any carrier or subsequent buyer of Crude Oil purchased hereunder maintain the following insurance and all insurance that may be required under the applicable laws, ordinances, and regulations of any Governmental Authority:

                                    (i)     Workers' Compensation and Employers'
Liability Insurance as prescribed by applicable law, including insurance covering liability under the Longshoremen's and Harbor Workers' Act, the Jones Act and the Outer Continental Shelf Land Act, if applicable.

                                    (ii)    Commercial General Liability
Insurance including Bodily Injury, Property Damage, Charterers and Pollution Liability Insurance with a limit not less than $1,000,000 combined single limit per occurrence.

                                    (iii)   Automobile Bodily Injury and
Property Damage Liability Insurance on all owned, non-owned and hired vehicles used in receiving Crude Oil from BHP Petroleum's facilities with a limit not less than $1,000,000 combined single limit per occurrence for bodily injury and property damage.

                                    (iv)    Hull and Machinery Insurance
including collision liability and tower's liability on vessels engaged in towage with a limit at least equal to the actual value of each vessel and barge.

                                    (v)     Marine Insurance under one of the
two following options:

                                    Option One  Protection and Indemnity
Insurance including coverage for injuries to or death of masters, mates and crew and excess collision liabilities. The limits of such insurance shall not be less than $500,000,000 per occurrence. Vessel pollution liability insurance including coverage for liabilities imposed by the Oil Pollution Act of 1990 and federal and state laws in an amount not less than $700,000,000.

                                    Option Two Protection and Indemnity
Insurance on a full entry basis with an International Group P&I Club. Such insurance shall include, but not be limited to, coverage for injuries to or death of masters, mates and crew; excess collision liabilities and pollution liabilities imposed by federal and state laws as well as the Oil Pollution Act of 1990 and Civil Liability Convention. Such insurance shall be unlimited as per International Group, P&I Club rules except for pollution liabilities which shall be limited to $700,000,000.

                                    (vi)    Excess Liability Insurance for all
Bodily Injury, Property Damage and Pollution Liability Insurance required above in an amount not less than $200,000,000 combined single limit per occurrence.

                           (b)      Each of the insurance policies specified in
this Section 7.5 shall include a requirement that the insurer provide BHP Petroleum with 30 days' written notice prior to the effective date of any cancellation or material change of the insurance. The insurance policies specified in Sections 7.5(a)(ii) through 7.5(a)(vi) shall contain a waiver of subrogation against BHP Petroleum and an assignment of statutory lien, if applicable. The insurance specified in Sections 7.5(a)(ii), 7.5(a)(iii), 7.5(a)(iv) and 7.5(a)(vi) shall name BHP Petroleum as an additional insured and the insurance specified in Section 7.5(a)(v), Option One or Two (as applicable), shall name BHP Petroleum as a co-insured.

                           (c)      Before performance of this Agreement, Buyer
shall provide BHP Petroleum with certificates or other documentary evidence satisfactory to BHP Petroleum of the insurance coverages and endorsements.

                           (d)      Without in any way limiting Buyer's
liability, Buyer shall obtain from any carrier or subsequent buyer of Crude Oil purchased hereunder the insurance coverages and endorsements set forth in this
Section 7.5 excepting that both BHP Petroleum and Buyer be named as additional insureds.

                           (e)      Buyer acknowledges that BHP Petroleum does
not carry insurance covering loss of Crude Oil purchased hereunder while it is in the custody of BHP Petroleum. It is expressly understood and agreed that such insurance, if any is desired by Buyer, shall be carried by Buyer at its own expense.

                   7.6 FORCE MAJEURE.

                       (a) If either party is rendered unable wholly or in part by Force Majeure to observe or perform any of its obligations under this Agreement, other than the obligation to pay money, upon such party giving notice and reasonably full particulars of the Force Majeure to the other party within a reasonable time after the occurrence of the Force Majeure, the obligations of the party giving the said notice, so far as they are affected by the Force Majeure, shall be suspended, and any time limits or requirements imposed on the party, so far as they are affected by the Force Majeure, shall be extended, for but no longer than the continuance of the Force Majeure and such further period thereafter as shall be reasonable in the circumstances provided always that the cause of the Force Majeure as far as possible shall be remedied with all reasonable dispatch by the party whose performance hereunder is adversely affected.

                           (b)      The term "Force Majeure" as used herein
shall mean act of God, act of the public enemy, war, perils of the sea, sabotage, blockade, riot, civil commotion, pirates or assailing thieves, arrest or restraint of or by princes, rulers or peoples, lightning, fire, storm, flood, earthquake, tidal wave, tsunami, explosion, governmental restraint, seizure of the Vessel or cargo under legal process provided a bond is promptly furnished to release the Vessel or cargo, shortage, breakdown or unavailability of equipment or supplies, temporary or permanent interruption to production, processing, storage or transportation or supply of crude oil or condensate intended to be delivered as Crude Oil to Buyer under this Agreement, revocation of or material variation to governmental export approvals, exercise by any authority, agency body or person of a right to take oil by way of royalty in kind, any action or direction pursuant to this Agreement on International Energy Program, strike, lock-out, ban or limitation of work or other industrial disturbance and any other cause, whether of a kind herein enumerated or otherwise, not reasonably within the control of the party claiming suspension of its obligations.

                           (c)      The requirement that any Force Majeure shall
be remedied with all reasonable dispatch shall not require settlement of a strike, lock-out, ban and limitation of work or other industrial disturbance by either party involved therein on terms not acceptable to it.

                           (d)      Notwithstanding the provisions of this
Section 7.6, Buyer shall not be relieved of its obligations under this Agreement due to failure by any person to discharge contractual or other obligations in favor of Buyer with respect to Buyer's products or the Crude Oil purchased hereunder.

                   7.7 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State (without giving effect to such State's choice of law principles).

                  7.8 DISPUTE RESOLUTION. Any dispute, controversy or claim between the parties relating to, arising out of or in connection with this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance or breach or as to indemnification or damages, including claims in tort, whether arising before or after the termination of this Agreement (any such dispute, controversy or claim being herein referred to as a "Dispute"), shall be settled in accordance with Section 13.13 of the Stock Sale Agreement.

                  7.9 CONSENT TO JURISDICTION; WAIVERS. Subject to Section 7.8, each of the parties hereto irrevocably submits to the exclusive jurisdiction of
(a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York, for the purposes of any Action arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto agrees to commence any Action relating hereto either in the United States District Court for the Southern District of New York or, if such Action may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 7. shall be effective service of process for any Action in New York with respect to any matters to which it has submitted to jurisdiction in this Section 7.12. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

                   7.10 WAIVER OF JURY TRIAL. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any Action relating to this Agreement or any transaction contemplated hereby and for any counterclaim with respect thereto.

                   7.11 CONFIDENTIALITY. The parties agree to keep confidential any and all information and data received or generated pursuant to this Agreement except for information and data which is generally available to the public from sources other than government and regulatory agencies. Notwithstanding the foregoing, the parties may make such disclosures which are required by law or other governmental authority.

                  7.12 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), or sent by facsimile transmission, (confirmation received) to the parties at the following addresses and facsimile transmission numbers (or at such other address or number for a party as shall be specified by like notice), except that notices after the giving of which there is a designated period within which to perform an act and notices of changes of address or number shall be effective only upon receipt:

                           (a)      if to BHP Petroleum

                                    BHP Petroleum Proprietary Limited.
                                    GPO Box 1911 R
                                    Melbourne, Victoria 3001
                                    Australia
                                    Attn: Vice President Crude Oil
                                    Marketing and Supply
                                    Telecopy No.:  613-9652-6693
                                    Telephone No.: 613-9652-6469

                           (b)      if to Buyer:

                                    Tesoro Refining, Marketing & Supply Company
                                    8700 Tesoro Drive
                                    San Antonio, Texas 78217
                                    U.S.A.
                                    Attention:  Corporate Secretary
                                    Telecopy No.:  (210) 283-2400
                                    Telephone No.: (210) 283-2248

                                    with a copy to:

                                    Fulbright & Jaworski L.L.P.
                                    1301 McKinney, 49th Floor
                                    Houston, Texas 77010-3095
                                    U.S.A.
                                    Attention:  Michael W. Conlon, Esq.
                                    Telecopy No.:  (713) 651-5246
                                    Telephone No.: (713) 651-5427

                   7.13 INTERPRETATION. When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words "herein" and "hereby" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. Except as otherwise expressly provided herein, all monetary amounts referenced in this Agreement shall mean U.S. dollars.

                   7.14 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

                   7.15 ASSIGNMENT. None of the parties hereto shall assign this Agreement by operation of law or otherwise without the prior written consent of the other parties hereto. Without limiting the generality of the foregoing, the sale of more than 50% of the stock or ownership interest in a party hereto shall constitute an assignment of this Agreement for purposes of this Section. Any attempted assignment in violation of this Section shall be deemed null and void. Notwithstanding the foregoing provisions, BHP Petroleum and Buyer may assign their respective rights and obligations under this Agreement to an Affiliate without the prior written consent of the other party so long as such assignment shall not release the assigning party from any of its obligations hereunder.

                   7.16 NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

                   7.17 AMENDMENT. This Agreement may not be amended or modified except by an instrument in writing signed by BHP Petroleum and Buyer.

                   7.18 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

                   7.19 MUTUAL DRAFTING. This Agreement is the joint product of BHP Petroleum and Buyer and each provision hereof has been subject to the mutual consultation, negotiation and agreement of BHP Petroleum and Buyer and shall not be construed for or against any party hereto.

                   7.20 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

                   7.21 ENTIRE AGREEMENT. This Agreement, together with all Schedules and Exhibits hereto, constitutes the entire agreement and supersede all prior agreements and undertakings, both written and oral, between BHP Petroleum and Buyer with respect to the subject matter hereof and are not intended to confer upon any other Person any rights or remedies hereunder, except as otherwise expressly provided herein.

                   IN WITNESS WHEREOF, BHP Hawaii, BHP Pacific and Buyer have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                   BHP PETROLEUM TRADING AND
                                   MARKETING PROPRIETARY LIMITED
                                   A.C.N. 003 401 6611,
                                   an Australian corporation


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:




                                   TESORO REFINING, MARKETING & SUPPLY COMPANY, a Delaware corporation


                                   By:
                                      ------------------------------------------
                                      Bruce A. Smith
                                      Chairman and Board of Directors,
                                      President and Chief Executive Officer

                                 EXHIBIT 1.1(f)

                  OPINION OF ORRICK, HERRINGTON & SUTCLIFFE LLP

                  The required opinions may contain customary assumptions, qualifications and limitations. As to factual matters, counsel may rely on such certificates of officers of BHP Hawaii and BHP Pacific and their Affiliates and governmental officials as such counsel shall deem necessary or appropriate. As to Hawaii law corporate matters, counsel may rely on the opinion of the General Counsel of BHP Hawaii. Such opinions shall be expressed only with respect to the laws of the States of California and New York and the United States. Such opinions may contain such qualifications and explanations of the basis thereof as may be reasonably acceptable to Buyer.

                  1. Each of BHP Hawaii, BHP Pacific, BHP Refining and Smiley's is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Hawaii.

                  2. BHP South Pacific is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.

                  3. Each of BHP Hawaii and BHP Pacific has full corporate power and corporate authority to execute and deliver the Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery of the Agreement and such Ancillary Agreements and the consummation of the transactions contemplated thereby by each of BHP Hawaii and BHP Pacific have been duly authorized by all necessary corporate action on the part of BHP Hawaii and BHP Pacific. The Agreement and the Ancillary Agreements to which each of BHP Hawaii and BHP Pacific is a party have been duly executed and delivered by BHP Hawaii and BHP Pacific and, assuming the due execution and delivery thereof by the other parties thereto, each of the Agreement and such Ancillary Agreements is a legal, valid and binding obligation of BHP Hawaii and BHP Pacific, enforceable against BHP Hawaii and BHP Pacific in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  4. HERI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Hawaii. HERI has full corporate power and corporate authority to sell the Stock of BHP Refining. The consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of HERI.



                                      * * *

                        OPINION OF THE BHP GROUP COUNSEL

                  The required opinions may contain customary assumptions, qualifications and limitations. As to factual matters, counsel may rely on such certificates of officers of BHP Hawaii and BHP Pacific and their Affiliates and governmental officials as such counsel shall deem necessary or appropriate. Such opinions shall be expressed only with respect to the laws of Victoria, Australia. Such opinion may contain such qualifications and explanations of the basis thereof as may be reasonably acceptable to Buyer.


                  1. BHP has full corporate power and corporate authority to execute and deliver the BHP Guaranty and to consummate the transactions contemplated thereby. The execution and delivery of the BHP Guaranty and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of BHP. The BHP Guaranty has been duly executed and delivered by BHP and, assuming the due execution and delivery thereof by the other parties thereto, the BHP Guaranty is a legal, valid and binding obligation of BHP, enforceable against BHP in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).


                                      * * *

                                 EXHIBIT 1.1(g)

                     OPINION OF FULLBRIGHT & JAWORSKI L.L.P.

                  The required opinions may contain customary assumptions, qualifications and limitations. As to factual matters, counsel may rely on such certificates of officers of Buyer and governmental officials as such counsel shall deem necessary or appropriate. Such opinions shall be expressed only with respect to the laws of the States of Delaware and New York and the United States. Such opinions may contain such qualifications and explanations of the basis thereof as may be reasonably acceptable to Seller.

                  1. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                  2. Buyer has full corporate power and corporate authority to execute and deliver the Agreement and the Ancillary Agreements and to consummate the transactions contemplated thereby. The execution and delivery of the Agreement and the Ancillary Agreements and the consummation of the transactions contemplated thereby by Buyer have been duly authorized by all necessary corporate action on the part of Buyer. The Agreement and the Ancillary Agreements have been duly executed and delivered by Buyer and, assuming the due execution and delivery thereof by the other parties thereto, each of the Agreement and Ancillary Agreements is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).


                                      * * *

EXHIBIT 1.1(h)

                           CERTIFICATE OF STOCKHOLDERS
                 UNDER SECTION 1445 OF THE INTERNAL REVENUE CODE

         The undersigned stockholder of BHP Petroleum Americas Refining Inc, a Hawaii corporation ("BHP Refining"), is providing this certificate to inform Tesoro Petroleum Corporation, a Delaware corporation ("Buyer"), that no withholding is required under Section 1445 of the Internal Revenue Code of 1986 (the "Code") with respect to such stockholder's disposition of stock in BHP Refining, and hereby certifies the following:

         1. The undersigned is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code);

         2. The U.S. employer identification number of the undersigned is:
99-0145507 and

         3. The office address of the undersigned is:

                  733 Bishop Street
                  Honolulu, HI 96842

         The undersigned understands that this certification may be disclosed to the Internal Revenue Service and that any false statement in this certification could be punished by fine, imprisonment, or both.

         Under penalties of perjury the undersigned declares that it has examined this certification and to the best of my knowledge and belief it is true, correct, and complete.


Dated:        , 1998.
      --------

                                            Hawaii Energy Resources Inc., a
                                            Hawaii corporation


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Its:
                                                --------------------------------

EXHIBIT 1.1(h)

                           CERTIFICATE OF STOCKHOLDERS
                 UNDER SECTION 1445 OF THE INTERNAL REVENUE CODE

         The undersigned stockholder of BHP Petroleum South Pacific Inc., a California corporation ("BHP South Pacific"), is providing this certificate to inform Tesoro Petroleum Corporation, a Delaware corporation ("Buyer"), that no withholding is required under Section 1445 of the Internal Revenue Code of 1986 (the "Code") with respect to such stockholder's disposition of stock in BHP South Pacific, and hereby certifies the following:

         4. The undersigned is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code);

         5. The U.S. employer identification number of the undersigned is:
99-0216990; and

         6. The office address of the undersigned is:

                  733 Bishop Street
                  Honolulu, HI 96842


         The undersigned understands that this certification may be disclosed to the Internal Revenue Service and that any false statement in this certification could be punished by fine, imprisonment, or both.

         Under penalties of perjury the undersigned declares that it has examined this certification and to the best of my knowledge and belief it is true, correct, and complete.


Dated:         , 1998.
      ---------

                                             BHP Petroleum Pacific Islands Inc.,
                                             a Hawaii corporation


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Its:
                                                 -------------------------------

The Schedules and Disclosure Schedule listed in the Table of Contents to the Stock Sale Agreement together with exhibits and schedules to Exhibits have been omitted. The Registrant will furnish a copy of any omitted Schedules or Disclosure Schedule or exhibits or schedules to Exhibits to the Securities and Exchange Commission upon request.